Exhibit 10.1

EXECUTION VERSION

ASSET PURCHASE AGREEMENT

BY AND AMONG

GE CAPITAL DEBT ADVISORS LLC,

GENERAL ELECTRIC CAPITAL CORPORATION,

CIFC ASSET MANAGEMENT LLC,

AND

CIFC CORP.

Dated as of July 30, 2012

The Asset Purchase Agreement contains certain customary representations and warranties by each party.  The representations and warranties in the Asset Purchase Agreement are the product of negotiations among the parties thereto and were made for the purpose of the Asset Purchase Agreement for their sole benefit. Any inaccuracies in such representations and warranties are subject to waiver by the parties thereto in accordance with the Asset Purchase Agreement without notice or liability to any other person.  In some instances, the representations and warranties in the Asset Purchase Agreement may be qualified by disclosures made by the parties, may be made only as of a particular date or dates, may be subject to more recent developments which may not be reflected in the Asset Purchase Agreement or CIFC Corp’s other public disclosures and/or may represent an allocation among the parties thereto of risks associated with particular matters regardless of the knowledge of any of the parties thereto and may or may not have been accurate as of any specific date. CIFC Corp. does not purport such representations and warranties to be accurate as of the date of the filing of the Asset Purchase Agreement by CIFC Corp. with the Securities and Exchange Commission. Accordingly, such representations and warranties may not describe the actual facts or circumstances as of the date of the Asset Purchase Agreement or as of any other date and should not be relied upon.

i

Section 9.6	Waiver of Jury Trial; Waiver of Consequential Damages	49
Section 9.7	Binding Effect; Persons Benefiting; Assignment	49
Section 9.8	Counterparts	50
Section 9.9	Entire Agreement	50
Section 9.10	Severability	50
Section 9.11	Amendments and Waivers	50
Section 9.12	Mutual Drafting; Interpretation	50

EXHIBITS

EXHIBIT A — Form of Assignment and Assumption Agreement

EXHIBIT B — Form of Second Amended and Restated Registration Rights Agreement

EXHIBIT C — Form of Investment Agreement

EXHIBIT D — Form of Second Amended and Restated Stockholders Agreement

EXHIBIT E — Form of Warrant

CIFC Corp. will furnish supplementally a copy of any omitted or partially omitted schedule or exhibit to the Securities and Exchange Commission upon request: provided, however, that CIFC Corp. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT, dated as of July 30, 2012 (this “Agreement”), is by and among General Electric Capital Corporation, a Delaware corporation (“GECC”), GE Capital Debt Advisors LLC, a Delaware limited liability company and wholly-owned Subsidiary (as defined below) of GECC (“Seller”), CIFC Corp., a Delaware corporation (“Parent”), and CIFC Asset Management LLC, a Delaware limited liability company and wholly-owned Subsidiary of Parent (“Purchaser”, and together with Parent, GECC and Seller, the “Parties”).

RECITALS:

WHEREAS, Seller provides advisory and certain administrative services to the CLO Issuers (as defined below) pursuant to the CLO Management Agreements (as defined below);

WHEREAS, Seller desires to assign its rights as Collateral Manager (as defined below) under the CLO Management Agreements and the related CLO Issuer Operative Documents (as defined below) and its obligations as Collateral Manager under the CLO Management Agreements and the related CLO Collateral Administration Agreements (as defined below) to Purchaser, and Purchaser is willing to accept such assignment, upon the terms and subject to the conditions set forth herein (the “Asset Sale”);

WHEREAS, in consideration for the Assets and the actions to be taken by GECC and its Affiliates (as defined below) described herein: (a) Parent will, at the direction of GECC, issue to GE Capital Equity Investments, Inc., a Delaware corporation and wholly-owned Subsidiary of GECC (“GECEII”) one million shares of Parent Common Stock (as defined below) and the Warrant (as defined below) exercisable during the two year period following the Initial Closing Date (as defined below) at a per share exercise price of $6.375; and (b) Parent shall pay to Seller $4,880,000 in cash, less any Management Fees (as defined below) received by Seller that are attributable to the period on or after July 1, 2012 and on or before the close of business on the applicable Closing Date (as defined below), and subject to other adjustments set forth herein;

WHEREAS, GECEII and Parent will enter into an Investment Agreement in the form attached hereto as Exhibit C to set forth certain rights and obligations of GECEII as a stockholder of Parent;

WHEREAS, during the five year period following the consummation of the Asset Sale (subject to extension), BLG (as defined below) shall refer mandates for certain services to Purchaser (or an Affiliate of Purchaser) to the extent permitted by law and the referred counterparty and GECC will be entitled to receive certain payments in respect of such referred business pursuant to the Referral Agreement in substantially the form agreed to by Parent and GECC as of the date hereof;

WHEREAS, BLG will not, during the Referral Period (as defined below), provide Covered Investment Advisory Services (as defined below);

WHEREAS, GECC and Parent will establish a commercial council in accordance with the charter in substantially the form agreed to by Parent and GECC as of the date hereof;

WHEREAS, Parent, at the direction of GECC, has agreed to provide GECEII with certain registration rights in respect of the securities issuable hereunder and under the Warrant, and in furtherance thereof GECEII, Parent, DFR Holdings LLC and CIFC Parent Holdings LLC shall enter into the Second Amended and Restated Registration Rights Agreement attached hereto as Exhibit B; and

WHEREAS, Purchaser has agreed to provide certain valuation services to GE Business Financial Services, Inc. pursuant to the Valuation Services Agreement in substantially the form agreed to by Parent and GECC as of the date hereof.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, upon the terms and subject to the conditions of this Agreement, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.1                                   Defined Terms.

(a)                                 For all purposes of this Agreement, the following terms shall have the respective meanings set forth in this Section 1.1:

“Affiliate” means, with respect to any Person, any other Person, directly or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person.  The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise.

“Allocated Cash Value” means, with respect to the portion of the Assets that relate to each of Navigator CDO 2003, Ltd., Navigator CDO 2004, Ltd., Navigator CDO 2005, Ltd., and Navigator CDO 2006, Ltd., respectively, the portion of the Cash Amount allocated thereto under Schedule 1.1 hereto.

“Ancillary Documents” means the Investment Agreement, the Second Amended and Restated Registration Rights Agreement, the Assignment and Assumption Agreements, the Valuation Services Agreement, the Dilution Waiver, the Existing Stockholders Agreement Waiver, the Second Amended and Restated Stockholders Agreement, the Warrant, the Referral Agreement and the other agreements, certificates and instruments to be executed by any of the Parties in connection with or pursuant to the foregoing.

“Assets” means the CLO Management Agreements and any rights Seller has as Collateral Manager under the other CLO Issuer Operative Documents, but excluding the rights held by Seller prior to such Closing under any CLO Management Agreement or any other CLO Issuer

Operative Document to the extent such document (a) provides Seller or any of its Affiliates continuing indemnity and exculpation rights for occurrences prior to the applicable Closing for which Seller or any of its Affiliates remain liable after the applicable Closing or (b) provides for payment to Seller or any of its Affiliates for services rendered prior to the applicable Closing under such document.

“Assignment and Assumption Agreement” means, with respect to the Assets and Assumed Liabilities relating to each CLO Management Agreement, the Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit A hereto.

“Bank Loans” means participations and assignments in broadly syndicated non-revolving commercial and industrial loans where GECC (or an Affiliate of GECC) is not the originating financial institution or agent, provided that such term does not refer to any loans issued to finance a non-financial GECC product or service (such as leasing or vendor financing).

“BLG” means the business unit of GECC described in GECC’s management reporting system as “GE Capital Americas — Bank Loan Group”, which as of the date hereof is the business unit primarily responsible for managing GECC’s portfolio of Bank Loans and any successor business unit thereto that results from any re-designation or re-organization of “GE Capital Americas — Bank Loan Group” in such management reporting system; provided that such successor business unit is primarily responsible for managing GECC’s portfolio of Bank Loans and its employees are substantially the same employees as those in “GE Capital Americas — Bank Loan Group” immediately prior to such re-designation or re-organization.

“Books and Records” means all files, documents, instruments, papers, books and records relating to the business of a Person, including financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

“Business Day” means a day other than Saturday, Sunday or any other day on which banks located in New York, New York are authorized or obligated by Law to close.

“Cash Amount” means $4,880,000.

“Cash Consideration” means Initial Closing Cash Consideration plus Delayed Closing Cash Consideration.

“CFTC” means the Commodity Futures Trading Commission or any successor entity thereto.

“CLO Blocker” means any of Navigator 2004 Blocker I, LLC, Navigator 2005 Blocker I, LLC, and Navigator 2006 Blocker I, LLC.

“CLO Collateral Administration Agreements” means, with respect to each CLO Issuer, the collateral administration agreement among such CLO Issuer, Seller and the applicable CLO Collateral Administrator.

“CLO Collateral Administrator” means, with respect to each CLO Issuer, the collateral administrator under any collateral administration agreement with such CLO Issuer.

“CLO Co-Issuer” means any of Navigator CDO 2003, Corp. and Navigator CDO 2004, Corp.

“CLO Indenture” means, with respect to each CLO Issuer, the indenture entered into by such CLO Issuer in connection with its issuance of securities.

“CLO Investor” means, with respect to each CLO Issuer, an investor in any securities issued by such CLO Issuer or a Person entitled to exercise voting rights of such investor.

“CLO Issuer” means any of Navigator CDO 2003, Ltd., Navigator CDO 2004, Ltd., Navigator CDO 2005, Ltd. and Navigator CDO 2006, Ltd., in each case, together with the related CLO Co-Issuer, if any, and the related CLO Blocker, if any.

“CLO Issuer Documents” means, with respect to each CLO Issuer, the related CLO Issuer Operative Documents, together with each final or supplemental offering memorandum used in connection with an offering of securities by such CLO Issuer.

“CLO Issuer Operative Documents” means, with respect to each CLO Issuer, the “Transaction Documents” (as defined in the related CLO Indenture).

“CLO Management Agreement” means, with respect to each CLO Issuer, the management agreement between Seller and such CLO Issuer.

“CLO Trustee” means, with respect to each CLO Issuer, the trustee under the related CLO Indenture.

“Closing” means the Initial Closing or a Delayed Closing.

“Closing Date” means the Initial Closing Date or a Delayed Closing Date.

“Code” means the Internal Revenue Code of 1986.

“Collateral Manager” means, with respect to each CLO Issuer, the “Collateral Manager” (as defined in the related CLO Indenture).

“Commodity Exchange Act” means the Commodity Exchange Act of 1936, and the rules and regulations promulgated thereunder.

“Confidentiality Agreement” means the Letter Agreement, dated as of May 14, 2012, by and between Seller and Parent, amending and restating the earlier letter agreement between such parties dated as of June 20, 2011, together with the Nonreliance Letter.

“Consents” means all consents, notices, authorizations, novations, Orders, waivers, approvals, licenses, accreditations, certificates, declarations, filings or expiration of waiting periods, and non-objections or confirmations by a rating agency that an action or event will not result in the reduction or withdrawal of a rating.

“Constituent Documents” means, with respect to any Person that is a corporation, its articles or certificate of incorporation, corporate charter or memorandum and articles of association, as the case may be, and bylaws, with respect to any Person that is a partnership, its certificate of partnership and partnership agreement, with respect to any Person that is a limited liability company, its certificate of formation and limited liability company or operating agreement, with respect to any Person that is a trust or other entity, its declaration or agreement of trust or other constituent document, and with respect to any other Person, its comparable organizational documents, in each case, as amended or restated.

“Contract” means any written or oral contract, agreement, lease, license, indenture, note, bond, mortgage, loan, instrument, conditional sale contract, guarantee commitment or other arrangement, understanding, undertaking or obligation.

“Covered Investment Advisory Services” means the business of providing to third parties not Affiliated with the provider, for compensation, investment advice relating to a portfolio of assets consisting primarily of Bank Loans, the obligors of which are domiciled in the United States; provided, however, that in no event shall such term be deemed to apply to any Investment Management Services provided by the Seller or any Affiliate thereof with respect to any account that consists solely of assets of the GE Pension Trust to the extent permitted by Section 5.14.

“Delayed Closing Cash Consideration” means (a) the Allocated Cash Value of the applicable Delayed Closing Assets minus (b) the Estimated Interim Period Management Fees with respect to such Delayed Closing Assets.

“Delivered” means (i) actually delivered (including by e-mail) to Parent or its representatives or (ii) posted no later than two (2) Business Days immediately preceding the date of this Agreement (and not subsequently removed or modified) in any electronic data room established by Seller or its representatives in connection with the Transactions to which Purchaser, Parent and its representatives have had continuous access during the period beginning twenty (20) Business Days prior to the date of this Agreement and ending on the last Closing Date.

“Dilution Waiver” means the waiver by the holder of the Parent Convertible Notes of any adjustment to the Conversion Ratio (as defined in the Parent Convertible Notes) that may be triggered by the issuance hereunder of the Transaction Shares.

“Equity Interest” means any type of equity ownership in an entity, including partnership interests in a general partnership or limited partnership, membership interests in a limited liability company, stock or similar security (and any option, warrant, right or security, including debt securities, convertible, exchangeable or exercisable thereto or therefor) in a corporation or the comparable instruments for any other entity or any other interest entitling the holder thereof to participate in the profits of such entity, the proceeds or the disposition of such entity or any portion thereof or to vote for the governing body of such entity.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Exchange Act” means the Securities Exchange Act of 1934.

“Existing Business Activities” means any business conducted or investment held by GECC or its Affiliates, or contemplated by any existing contractual arrangements applicable to GECC or any of its Affiliates, on the date of this Agreement.  For the avoidance of doubt, “Existing Business Activities” shall not include the provision of Covered Investment Advisory Services by BLG, other than (i) with respect to any Retained Assets and (ii) with respect to any Asset as to which the requisite Seller Consents could not be obtained with the result that such Asset was eliminated from the Transactions pursuant to Section 5.6(d).

“Existing Stockholders Agreement” means the Amended and Restated Stockholders Agreement, dated as of April 13, 2011, by and among Parent, CIFC Parent Holdings LLC and DFR Holdings, LLC, as amended and in effect.

“Existing Stockholders Agreement Waiver” means the waiver by CIFC Parent Holdings LLC and DFR Holdings, LLC of any preemptive rights or negative covenants that may be triggered by the Transactions.

“FINRA” means the Financial Industry Regulatory Authority or any successor entity thereto.

“Form ADV” means SEC Form ADV under the Investment Advisers Act.

“Fundamental Representations” means the representations and warranties in Section 3.1 (Organization), Section 3.2 (Authorization; Enforceability), Section 3.7 (Regulatory Compliance), Section 3.9 (Assets), Section 3.13 (Brokers), Section 4.1 (Organization), Section 4.2 (Authorization; Enforceability), Section 4.3 (Capitalization), Section 4.8 (Regulatory Compliance) and Section 4.11 (Brokers).

“GAAP” means United States generally accepted accounting principles, as amended from time to time.

“GE Name and GE Marks” means the names or marks of GECC or any of its Affiliates (including General Electric Company) that comprise or include all or any of the following: “GE” (in block letters or otherwise), the GE monogram, “General Electric Company”, and “General Electric”, either alone or in combination with other words and all marks, trade dress, logos, monograms, domain names and other source identifiers confusingly similar to or embodying any of the foregoing either alone or in combination with other words. For the avoidance of doubt, “Navigator” shall not be considered a GE Name and GE Mark.

“Governmental Approvals” means all Consents of a Governmental Authority required in connection with the transactions contemplated hereby.

“Governmental Authority” means any foreign, federal, state or local governmental, judicial, legislative, regulatory or administrative agency, commission or authority, and any court, tribunal or arbitrator(s) of competent jurisdiction, including Self-Regulatory Organizations.

“Incentive Management Fees” has the meaning assigned to such term in each CLO Indenture, as applicable.

“Initial Closing” means the consummation of the sale and purchase of the Initial Assets and the assumption of the Initial Assumed Liabilities contemplated by this Agreement.

“Initial Closing Cash Consideration” means (a) the Cash Amount minus (b) the Allocated Cash Value of all Retained Assets minus (c) the Estimated Interim Period Management Fees with respect to the Assets (other than the Retained Assets).

“Interim Period Management Fees” means all Management Fees received by Seller in respect of the applicable Transferred Assets that are attributable to the period on or after July 1, 2012 and on or before the close of business on the applicable Closing Date (each, an “Interim Period”).  For the avoidance of doubt, (a) any Incentive Management Fees shall be attributable to the period in which such fees are paid, and (b) any Management Fees that are attributable to a period of time that does not start and end during the applicable Interim Period shall be allocated to such Interim Period by multiplying (i) such Management Fees by (ii) a fraction equal to the number of days during such period that are included in such Interim Period, divided by the total number of days in such period.

“Investment Advisers Act” means the Investment Advisers Act of 1940.

“Investment Agreement” means the Investment Agreement by and between GECEII and Parent, substantially in the form attached hereto as Exhibit C hereto.

“Investment Company Act” means the Investment Company Act of 1940.

“Investment Management Services” means any services (including sub-advisory services) that involve (i) the management of an investment account or fund (or portions thereof or a group of investment accounts or funds) of any third party for compensation, and performing activities related or incidental thereto, or (ii) the rendering of advice with respect to the investment and reinvestment of assets or funds (or any group of assets or funds) of any third party (including any “business development company” under the Investment Company Act, or any “real estate investment trust”) for compensation, and performing activities related or incidental thereto; provided, that with respect to a third party that is an entity, Investment Management Services shall not be deemed provided to any owner of the third party unless the services in (i) or (ii) above are provided to such owner separate and apart from such services provided to the third party.

“Knowledge” means (i) in the case of an individual, the actual knowledge (without due inquiry) of such individual, (ii) in the case of GECC and Seller, the actual knowledge (without due inquiry) of each of Amanda van Heyst, John Campos, Kathleen Brooks, Len Brous, Mark Duncan, Evan Gordon and Neeraj Mehta, (iii) in the case of Parent and Purchaser, the actual knowledge (without due inquiry) of each of Peter Gleysteen, Carl Colletti, Gary Neems, Stephen J. Vaccaro and Robert Milton, and (iv) in the case of any other Person that is not an individual, the actual knowledge of the chief executive officer and chief financial officer (or Persons serving in similar capacities) of such Person (without due inquiry).

“Law” means any statute, code, Order, law, ordinance, rule, regulation or other requirement of any Governmental Authority (including, for the sake of clarity, common law).

“Legal Proceeding” means any judicial, legislative, administrative or arbitral actions, suits, investigations, audits, claims or other proceedings by or before a Governmental Authority.

“Liabilities” means any and all debts, liabilities, commitments, penalties, expenses, reimbursements and obligations of any kind, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, asserted or not asserted, known or unknown, determined, determinable or otherwise, whenever or however arising (including, whether arising out of any contract or tort, based on negligence or strict liability) and whether or not the same would be required by GAAP to be reflected in financial statements or disclosed in the notes thereto.

“Lien” means any lien, pledge, encumbrance, mortgage, deed of trust, security interest, equity, claim, lease, license, charge, option, adverse right, right of first or last negotiation, offer or refusal, easement or transfer restriction of any kind or nature whatsoever, whether arising by agreement, operation of Law or otherwise.

“Loss” means any and all judgments, Liabilities, amounts paid in settlement, damages, fines, penalties, deficiencies, Taxes, diminution in value, losses and expenses (including interest, court costs, reasonable fees of attorneys, accountants and other experts or other reasonable expenses of litigation or other proceedings or of any claim, default or assessment), but only to the extent such losses are not covered by an actual payment from some third party or by insurance (provided, that the indemnified party shall not have an obligation to first seek payment from such third party); provided that in no event shall Losses include any lost profits, consequential, indirect, incidental, punitive, special or other similar damages, other than any such damages awarded to any third party against an Indemnified Party.

“Managed Accounts” means the accounts managed by the Seller that consist solely of the assets of the GE Pension Trust.

“Management Fees” means any management fees payable to Seller under the CLO Management Agreements.

“NASDAQ” means the NASDAQ Stock Market LLC.

“NFA” means the National Futures Association or any successor entity thereto.

“Non-BLG Business Activities” means any activity of any nature whatsoever, whether or not engaged in on the date hereof, so long as it is not provided through or by BLG.

“Nonreliance Letter” means the letter agreement entered into by Parent and GECC on May 30, 2012.

“Optional Redemption” has the meaning assigned to such term in each CLO Indenture, as applicable.

“Order” means any judgment, order, injunction, stipulation, decree, writ, doctrine, ruling, assessment or arbitration award or similar order of any Governmental Authority.

“Parent Advisers” means each of Purchaser and Deerfield Capital Management, LLC.

“Parent Common Stock” means the common stock, par value $0.001 per share, of Parent.

“Parent Convertible Notes” means the senior subordinated convertible notes of Parent issued to Bounty Investments, LLC.

“Parent Material Adverse Effect” means any effect, event, circumstance or change that (a) is or would be reasonably likely to be, individually or in the aggregate, materially adverse to the business, condition (financial or otherwise) or results of operations of Parent and its Subsidiaries, taken as a whole; provided, however, that none of the following effects, events or changes shall be deemed in themselves, either alone or in combination, to constitute, and none of them shall be taken into account in determining whether there has been or will be, a Parent Material Adverse Effect: (i) any change in general economic, political or financial market conditions (including conditions in the stock markets or other capital markets and changes in interest or exchange rates), (ii) any change in the market price or trading volume of the Parent Common Stock after the date hereof (it being understood that the underlying circumstances, events or reasons giving rise to any such change can be taken into account in determining whether a Parent Material Adverse Effect has occurred or would reasonably be expected to occur), (iii) any effect, event, circumstance or change resulting from a change in applicable Law or accounting regulation or principle after the date of this Agreement, (iv) any effect, event, circumstance or change resulting from failure by Parent to meet any projections, forecasts, revenues or earning predictions, estimates or budgets for any period prior to, on or after the date of this Agreement (it being understood that the underlying circumstances, events or reasons giving rise to any such change can be taken into account in determining whether a Parent Material Adverse Effect has occurred or would reasonably be expected to occur) or (v) an outbreak or escalation of war, armed hostilities, acts of terrorism, political instability, natural catastrophe or other national or international calamity, crisis or emergency, or any governmental or other response to any of the foregoing, in each case, whether occurring within or outside the United States; provided, that, in the case of clauses (i), (iii) and (v), such occurrence, condition, change, development, event or effect shall only be excluded to the extent it does not have a disproportionate adverse effect on the business, financial condition, or results of operations of Parent and its Subsidiaries, taken as a whole, as compared to other Persons engaged in the investment advisory or investment management business or (b) would reasonably be expected to prevent, or materially delay to after the End Date, the consummation of the applicable Closing.

“Permitted Liens” means (i) statutory Liens of mechanics, materialmen, workmen, repairmen, warehousemen, carriers incurred in the ordinary course of business for amounts which are not delinquent or which are being contested in good faith by appropriate proceedings, (ii) Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (iii) non-exclusive intellectual property licenses, (iv) Liens in connection with a deposit account bank’s right of set-off, (v) Liens on mortgage securities or United States Treasury securities incurred in connection with repurchase agreements in the ordinary course of business and (vi) minor defects or irregularities in title that do not in the aggregate, materially affect the value or current use of the underlying asset.

“Person” means any individual, corporation, partnership, limited liability company, limited liability partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or other entity.

“Referral Agreement” means the Referral Agreement between Purchaser and GECC, in substantially the form agreed to by Parent and GECC as of the date hereof.

“Referral Period” has the meaning assigned to such term in the Referral Agreement.

“SEC” means the United States Securities and Exchange Commission or any successor entity thereto.

“Second Amended and Restated Registration Rights Agreement” means the Amendment to the Registration Rights Agreement, substantially in the form attached hereto as Exhibit B hereto.

“Securities Act” means the Securities Act of 1933.

“Self-Regulatory Organization” shall have the meaning ascribed thereto in the Exchange Act.

“Seller Material Adverse Effect” means any event or circumstance that results in or would be reasonably likely to result in (x) a cancellation of, notice of cancellation of, termination of, or removal for cause of Seller as the collateral manager under any CLO Management Agreement or (y) the acceleration, liquidation or optional redemption of securities issued by a CLO Issuer, but, in the case of clause (y), only if such event has prevented, or would be reasonably likely to result in the prevention of, the assignment, on the Initial Closing Date, of Assets with an Allocated Cash Value that represents more than 66 2/3% of the Cash Amount.

“Subsidiary” means, with respect to any Person, a corporation or other Person of which more than fifty percent (50%) of the voting power of the outstanding voting Equity Interests or more than fifty percent (50%) of the outstanding economic Equity Interest is held, directly or indirectly, by such Person; provided, however, that no CLO Issuer shall be deemed to be a direct or indirect Subsidiary of GECC or Seller.

“Tax Returns” means any and all reports, returns, declarations, claims for refund, elections, disclosures, estimates, information reports or returns or statements supplied or required to be supplied to a taxing authority in connection with Taxes, including any schedule or attachment thereto or amendment thereof, and including, where permitted or required, combined, consolidated or unitary returns for any group of entities that includes the applicable Party or any of such Party’s Subsidiaries or Affiliates.

“Taxes” means (i) any and all federal, state, provincial, local, foreign and other taxes, and any and all charges, fees, imposts, duties, levies or other assessments, in each case that are in the nature of taxes, imposed by a Governmental Authority (including any interest, fines, assessments, penalties or additions to tax imposed in connection therewith or with respect thereto) including, without limitation (x) taxes imposed on, or measured by, income, franchise, profits or gross receipts, and (y) ad valorem, value added, capital gains, sales, goods and services, use, real or personal property, capital stock, license, branch, payroll, estimated, withholding, employment, social security (or similar), unemployment, compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, escheat, transfer and gains taxes, and customs duties, and (ii) any Liability in respect of any items described in clause (i) above as a transferee or successor, pursuant to Treasury Regulation § 1.1502-6 (or any similar provision of state, local or foreign Law), as an indemnitor, guarantor, surety or in a similar capacity under any contract, arrangement, agreement, understanding or commitment (whether oral or written) or as a result of successor Liability or otherwise.

“Third Party Consents” means all Consents or waivers or notices to any party (other than a Governmental Authority) to any Contract to which any of the Parties hereto is a party or by which any of their respective assets or properties are bound.

“Transaction Expenses” means the reasonable and documented out-of-pocket costs and expenses incurred by a Party in connection with negotiation, documentation and implementation of this Agreement, the Ancillary Documents and the Transactions.

“Transactions” means the Asset Sale and the other transactions contemplated by this Agreement and the Ancillary Documents.

“Valuation Services Agreement” means the Valuation Services Agreement by and between GE Business Financial Services, Inc. and Purchaser in substantially the form agreed to by Parent and Seller on the date hereof.

(b)                                 The following capitalized terms are defined in the Section set forth opposite such term:

Term	Section

Agreement	Preamble
Arbitration Firm	Section 2.5(c)
Asset Sale	Recitals
Assumed Liabilities	Section 2.2
BLG Employee	Section 5.13
Cap	Section 7.4(c)
Closing Date	Section 2.3
Delayed Closing	Section 5.6(c)
Delayed Closing Assets	Section 2.1(a)
Delayed Closing Assumed Liabilities	Section 2.2
Delayed Closing Date	Section 2.3(b)
Delayed Closing Purchase Price	Section 2.4(b)
Dispute Notice	Section 2.5(c)
End Date	Section 8.1(b)
Estimated Interim Period Management Fees	Section 2.5(a)

Term	Section

FCPA	Section 4.4(b)
GECC	Preamble
GECC Indemnified Parties	Section 7.2(b)
GECEII	Recitals
Indemnified Party(ies)	Section 7.3(a)
Indemnifying Party	Section 7.3(a)
Initial Assets	Section 2.1(a)
Initial Assumed Liabilities	Section 2.2
Initial Closing Date	Section 2.3(a)
Initial Purchase Price	Section 2.4(a)
Notices	Section 9.2
Optional Redemption Notice Date	Section 2.5(g)(ii)
Parent	Preamble
Parent Financial Statements	Section 4.6(a)
Parent Indemnified Parties	Section 7.2(a)
Parent Preferred Stock	Section 4.3
Parent SEC Documents	Section 4.6(a)
Parties	Preamble
Purchase Price	Section 2.4(b)
Purchaser	Preamble
Purchaser Disclosure Schedule	Article 4
Post-Closing Statement	Section 2.5(b)
Retained Assets	Section 5.6(c)
Retained Liabilities	Section 2.2
Rule 144	Section 3.16
Seller	Preamble
Seller Consents	Section 5.6(a)
Seller Disclosure Schedule	Article 3
Set-Off Notice	Section 7.6(b)
Stock Consideration	Section 2.4(a)(i)
Third Party Claim	Section 7.3(a)
Threshold	Section 7.4(b)
Transaction Shares	Section 3.16
Transferred Assets	Section 2.1(a)
Warrant	Section 2.4(a)(iii)
Warrant Shares	Section 3.16

Section 1.2                                   Construction.  Unless the context of this Agreement clearly requires otherwise: (i) references to the plural include the singular and vice versa; (ii) references to one gender include all genders; (iii) whenever the words “include,” “includes” or “including” are used in this Agreement they will be deemed to be followed by the phrase “without limitation;” (iv) the words “hereof,” “herein,” “hereby,” “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (v) when a reference is made in this Agreement to a Section, Schedule, Exhibit or Annex, such reference shall be to a Section, Schedule, Exhibit or Annex of this Agreement unless otherwise indicated; (vi) all references in this Agreement to “$” are intended to refer to U.S. dollars; (vii) unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive; and (viii) any reference to a Law shall include any amendment thereof or any successor thereto and any rules and regulations promulgated thereunder, as in effect from time to time.  The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

ARTICLE 2
THE PURCHASE AND SALE OF THE ASSETS

Section 2.1                                   Sale of Assets.

(a)                                  Subject to the terms and conditions set forth in this Agreement, (i) at the Initial Closing, Seller will sell, transfer, convey, assign and deliver to the Purchaser, free and clear of any Lien, all of Seller’s right, title and interest in and to the Assets, but excluding any Retained Assets (the “Initial Assets”) and (ii) if there are any Retained Assets, at any Delayed Closing, Seller will sell, transfer, convey, assign and deliver to the Purchaser, free and clear of any Lien, all of Seller’s right, title and interest in and to any Retained Assets to which the applicable Seller Consent delivered pursuant to Section 5.6(c) relates (each, “Delayed Closing Assets” and together with the Initial Assets and all other Delayed Closing Assets, the “Transferred Assets”).

(b)                                 Seller shall cause the Books and Records of the CLO Issuers maintained by Seller or its Affiliates to be delivered to Purchaser at the time of the applicable Closing.  Seller acknowledges that Purchaser and the CLO Issuers require continued access to the Books and Records of the CLO Issuers maintained by the CLO Issuers’ transfer agents, custodians (pursuant to the applicable CLO Issuer’s custody contract or outsourcing agreements), legal counsel, independent auditors and auction agents after the applicable Closing, and Seller will use its reasonable best efforts to (i) facilitate an agreement between Purchaser and the custodians for the CLO Issuers, with respect to the Books and Records of the CLO Issuers maintained by such custodians that is reasonably satisfactory to Purchaser and (ii) facilitate access to the Books and Records of the CLO Issuers maintained by each of the transfer agents for the CLO Issuers to the extent not otherwise available to the CLO Issuers after the applicable Closing.  Seller may retain copies of any Books and Records of the CLO Issuers delivered to Purchaser, which shall be maintained by Seller in accordance with the restrictions set forth in Section 5.10.

Section 2.2                                   Assumed Liabilities and Retained Liabilities.  Subject to the terms and conditions set forth in this Agreement, (a) at the Initial Closing, Purchaser will assume, and thereafter will satisfy or perform when due, all Liabilities of Seller to be performed after such date relating to or arising out of the CLO Management Agreements and all Liabilities of Seller as Collateral Manager to be performed after such date relating to or arising out of the CLO Collateral Administration Agreements, which shall not include any Liabilities of Seller to be performed under, relating to or arising out of any Retained Assets (collectively, the “Initial Assumed Liabilities”), and (b) at any Delayed Closing, Purchaser will assume, and thereafter will satisfy or perform when due, all Liabilities of Seller to be performed after such date relating to or arising out of the CLO Management Agreement transferred at such Delayed Closing and all

Liabilities of Seller as Collateral Manager to be performed after such date relating to or arising out of the CLO Collateral Administration Agreement relating to such CLO Management Agreement (collectively, “Delayed Closing Assumed Liabilities” and together with the Initial Assumed Liabilities and all other Delayed Closing Assumed Liabilities, the “Assumed Liabilities”).  For the avoidance of doubt, (i) Purchaser will not assume any Liabilities of Seller other than the Assumed Liabilities, (ii) no Taxes will be included as Assumed Liabilities and (iii) Purchaser will not assume any Delayed Closing Assumed Liabilities until the applicable Delayed Closing (collectively, the “Retained Liabilities”). Seller will retain, satisfy and perform when due, and to the extent provided in Article 7, will hold the Purchaser Indemnified Parties harmless and indemnify the Purchaser Indemnified Parties from and against, the Retained Liabilities.

Section 2.3                                   The Closing(s)

(a)                                  The Initial Closing shall take place at 10:00 a.m. (Eastern Time) at the offices of Goodwin Procter LLP, 620 8th Avenue, New York, NY 10018, no later than the second (2nd) Business Day following the satisfaction or waiver of each of the conditions set forth in Article 6 applicable to the Initial Closing (other than those conditions that by their nature are to be satisfied by actions taken at the Closing, but subject to the satisfaction or waiver of such conditions), or at such other time and place as may be mutually agreed to by the Parties.  Such time and date are referred to in this Agreement as the “Initial Closing Date.”

(b)                                 If necessary, a Delayed Closing shall take place at 10:00 a.m. (Eastern Time) at the offices of Goodwin Procter LLP, 620 8th Avenue, New York, NY 10018, no later than the second (2nd) Business Day following the satisfaction or waiver of each of the conditions set forth in Article 6 applicable to such Delayed Closing with respect to the applicable Delayed Closing Assets (other than those conditions that by their nature are to be satisfied by actions taken at such Delayed Closing, but subject to the satisfaction or waiver of such conditions), or at such other time and place as may be mutually agreed to by the Parties.  Each such time and date are referred to in this Agreement as a “Delayed Closing Date.”

Section 2.4                                   Consideration for the Transferred Assets and Actions of GECC and its Affiliates.

(a)                                  At the Initial Closing, on the terms and subject to the conditions of this Agreement and in reliance upon the representations, warranties, covenants and agreements set forth herein, in consideration for the Initial Assets and the actions to be taken by GECC and its Affiliates described herein (subject to adjustment pursuant to Section 2.5 or Article 7, the “Initial Purchase Price”):

(i)                                     Parent shall issue and deliver to GECEII, at the direction of GECC, 1,000,000 shares of Parent Common Stock (the “Stock Consideration”), free and clear of all Liens (other than restrictions under applicable federal and state securities Laws, the Investment Agreement and the Registration Rights Agreement);

(ii)                                  Subject to Section 5.6(c), Parent shall pay, or cause to be paid, to Seller by wire transfer of immediately available funds an amount equal to the Initial Closing

Cash Consideration to an account designated by Seller at least two (2) Business Days prior to the Initial Closing;

(iii)                               Parent shall issue to GECEII, at the direction of GECC, a warrant to purchase up to 2,000,000 Warrant Shares, in substantially the form attached hereto as Exhibit E (the “Warrant”); and

(iv)                              Purchaser shall assume the Initial Assumed Liabilities.

(b)                                 At each Delayed Closing, on the terms and subject to the conditions of this Agreement and in reliance upon the representations, warranties, covenants and agreements set forth herein, in consideration for the applicable Delayed Closing Assets and the actions to be taken by GECC and its Affiliates described herein (subject to adjustment pursuant to Section 2.5 or Article 7, each a “Delayed Closing Purchase Price” and together with the Initial Closing Price and all other Delayed Closing Purchase Prices, the “Purchase Price”): (i) subject to Section 5.6(c), Parent shall pay, or cause to be paid, to Seller by wire transfer of immediately available funds an amount equal to the applicable Delayed Closing Cash Consideration to an account designated by Seller at least two (2) Business Days prior to such Delayed Closing; and (ii) Purchaser shall assume the applicable Delayed Closing Assumed Liabilities.

(c)                                  If at any time during period between the date of this Agreement and the Initial Closing Date, Parent effects a reclassification, recapitalization, stock split or subdivision or combination, or any stock dividend with a record date during such period, the Stock Consideration and the Warrant to be issued at the Initial Closing shall be equitably adjusted (without duplication) to reflect such change.

Section 2.5                                   Adjustments to Closing Cash Consideration.

(a)                                  Closing Estimate.  Not later than three (3) Business Days prior to the anticipated applicable Closing Date, Seller shall, in consultation with Parent, prepare and Deliver to Parent a statement in form and substance reasonably satisfactory to Parent setting forth Seller’s good-faith estimate of the Interim Period Management Fees in respect of the applicable Transferred Assets (the “Estimated Interim Period Management Fees”).

(b)                                 Post-Closing Statement.  Within sixty (60) days following the applicable Closing, Parent shall cause to be prepared and delivered to Seller a statement setting forth Parent’s determination of the applicable Interim Period Management Fees (the “Post-Closing Statement”).

(c)                                  Dispute.  Within thirty (30) days following receipt by Seller of the applicable Post-Closing Statement, Seller shall Deliver written notice to Parent of any dispute Seller has with respect to Parent’s calculation of the applicable Interim Period Management Fees (the “Dispute Notice”).  If Seller does not Deliver a Dispute Notice within such thirty (30) day period, Parent’s determination of such Interim Period Management Fees as set forth in such Post-Closing Statement will be final, conclusive and binding on the Parties.  In the event Seller does timely Deliver a Dispute Notice with respect to such Post-Closing Statement, Parent and Seller shall negotiate in good faith to resolve such dispute.  If Parent and Seller, notwithstanding such good faith effort, fail to resolve such dispute within fifteen (15) days after the date of the applicable Dispute Notice, then either Parent or Seller may provide written notice to the other that it elects to submit the disputed items to a mutually agreeable, nationally recognized accounting firm who shall be independent of Seller, Parent and their respective Affiliates, it being agreed that either PricewaterhouseCoopers LLP or Deloitte LLP shall be mutually agreeable so long as such firm remains independent of the Parties (the “Arbitration Firm”).  The Arbitration Firm will promptly review only those items and amounts (and may not assign a value greater than the greatest value for such item claimed by either Parent or Seller or smaller than the smallest value for such item claimed by either Parent or Seller) specifically set forth and objected to in such Dispute Notice and resolve the dispute with respect to each such specific item and amount.  The fees and expenses of the Arbitration Firm will be borne equally by Parent and Seller, or as the Arbitration Firm shall otherwise determine.  The decision of the Arbitration Firm with respect to such Interim Period Management Fees, and the allocation of costs discussed in the prior sentence, will be final, conclusive and binding on the Parties.  The Arbitration Firm’s decision shall be based solely on written submissions by Parent and Seller and their respective representatives and not by independent review.  The Arbitration Firm shall not hold any hearings, hear any oral testimony or otherwise seek or require any other evidence.  Subject to the foregoing, each of Parent and Seller agrees to use its commercially reasonable efforts to cooperate with the Arbitration Firm and to cause the Arbitration Firm to resolve any dispute no later than thirty (30) days after its engagement.

(d)                                 Access.  For purposes of complying with the terms set forth in this Section 2.5, each Party shall cooperate with and make available to the other Parties and their respective representatives all information, records and data, and shall permit access to its personnel during normal business hours upon reasonable notice, as may be reasonably required in connection with the preparation and analysis of the applicable Interim Period Management Fees and the resolution of any disputes thereunder; provided, that no Party shall be required to provide access to any information or documents that would, in the reasonable judgment of such Party, (i) breach any agreement with any third party, (ii) constitute a waiver of the attorney-client or other privilege held by such Party or (iii) otherwise violate any applicable Law.  The provision of any accountant’s work papers shall be subject to entering into customary access letters with such accountant.

(e)                                  Upward Adjustment.  If the applicable Interim Period Management Fees (as finally determined pursuant to Section 2.5(c)) are less than the applicable Estimated Interim Period Management Fees, then the Initial Closing Cash Consideration or Delayed Closing Cash Consideration, as applicable, will be adjusted upward by the amount of such shortfall and Parent shall pay or cause to be paid an amount equal to such shortfall to Seller in accordance with Section 2.5(h).

(f)                                    Downward Adjustment.  If the applicable Interim Period Management Fees (as finally determined pursuant to Section 2.5(c)) are greater than the applicable Estimated Interim Period Management Fees, then the Initial Closing Cash Consideration or Delayed Closing Cash Consideration, as applicable, will be adjusted downward by the amount of such excess and Seller shall pay or cause to be paid an amount equal to such excess to Parent in accordance with Section 2.5(h).

(g)           Other Adjustments.

(i)                                     If Seller or any of its Affiliates receives Interim Period Management Fees attributable to Transferred Assets after the applicable Closing Date, then Seller shall remit such fees to Parent pursuant to Section 2.5(h) hereof.

(ii)                                  With respect to any Transferred Asset, if the applicable CLO Trustee provides and/or the applicable CLO Investors provide valid notice to Purchaser or its Affiliates pursuant to the applicable CLO Indenture (the date of receipt of such notice, the “Optional Redemption Notice Date”) of an Optional Redemption on or prior to the first anniversary of the date hereof, then, if such Optional Redemption is effected, Seller shall pay to Purchaser within five (5) Business Days following the effective date of such Optional Redemption the Applicable Rebate Amount determined as provided below; provided, however, that in no event shall the Applicable Rebate Amount, when combined with all prior payments of the Applicable Rebate Amount with respect to other Transferred Assets with respect to which there has been an Optional Redemption, exceed the product of (x) 60% and (y) ((A) the aggregate Cash Consideration paid to date as of the effective date of the applicable Optional Redemption pursuant to Section 2.4(a)(ii) and Section 2.4(b), minus (B) the aggregate Management Fees received to date by Purchaser with respect to all Transferred Assets):

Optional Redemption Notice Date	Applicable Rebate Amount
On or after Closing Date with respect to such Asset and prior to the 90th day thereafter	Allocated Cash Value of such Asset minus aggregate Management Fees received by Purchaser with respect to such Asset
On or after the 90th day after the Closing Date with respect to such Asset and prior to the 180th day thereafter	the product of (x) 0.5 and (y) (Allocated Cash Value of such Asset minus aggregate Management Fees received by Purchaser with respect to such Asset)
On or after the 180th day after the Closing Date with respect to such Asset	the product of (x) 0.25 and (y) (Allocated Cash Value of such Asset minus aggregate Management Fees received by Purchaser with respect to such Asset)

(h)                                 Payments.  The amount, if any, owed by Parent to Seller pursuant to Section 2.5(e), on the one hand, or by Seller to Parent pursuant to Section 2.5(f) or Section 2.5(g), on the other hand, shall be paid in full in cash by wire transfer of immediately available funds (unless otherwise agreed by the party receiving the payment) within five (5) Business Days after the date on which the applicable Interim Period Management Fees are finally determined pursuant to Section 2.5(c) (or the date on which such fees are received pursuant to Section 2.5(g)).

Section 2.6                                   Further Assurances; Further Conveyances and Assumptions.  From time to time after each Closing, Seller and Purchaser will execute, acknowledge and deliver all such further conveyances, notices, assumptions and releases and such other instruments, and shall take such further actions, as may be necessary to convey to Purchaser and its respective successors or assigns, all of the properties, rights, titles, interests, remedies, powers and privileges intended to be conveyed to Purchaser at such Closing under this Agreement and to effect the assumption of the Liabilities at such Closing intended to be assumed by Purchaser under this Agreement.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF
GECC AND SELLER

Except as set forth in the corresponding sections of the disclosure schedule (the “Seller Disclosure Schedule”) Delivered by Seller to Purchaser and Parent concurrently herewith, GECC and Seller represent and warrant as of the date hereof and as of the applicable Closing to Purchaser and Parent as follows; provided, that GECC and Seller shall not make any representation or warranty to Purchaser and Parent (a) set forth in Section 3.14 and Section 3.16 as of any Delayed Closing or (b) as of any Closing, with respect to any Asset not being transferred in such Closing:

Section 3.1                                   Organization.

(a)                                  Seller is duly formed, validly existing and in good standing under the Laws of Delaware, with all requisite power and authority required to conduct its business as presently conducted.  Seller has heretofore Delivered true and complete copies of the Constituent Documents of Seller and each such Constituent Document is in full force and effect and no amendments thereto are pending.

(b)                                 Seller is duly qualified or licensed to transact business and is in good standing in all jurisdictions where the ownership or operation of the Assets or the conduct of its business requires such qualification, except where the failure to be so licensed or in good standing would not have a Seller Material Adverse Effect.

Section 3.2                                   Authorization; Enforceability.  Each of Seller and GECC has all requisite corporate or limited liability company power and authority to execute and Deliver this Agreement and each applicable Ancillary Document that it is a party to and to perform its obligations hereunder and thereunder.  The execution and Delivery by each of Seller and GECC of this Agreement and each applicable Ancillary Document that it is a party to and the performance by such Person of its obligations hereunder and thereunder have been duly authorized by all requisite limited liability company or corporate action of such Person.  No other action on the part of Seller or GECC, or any equityholders of such Person, is necessary to authorize the execution, Delivery and performance by such Person of this Agreement and each applicable Ancillary Document that it is a party to and the consummation by such Person of the Transactions contemplated hereunder and thereunder.  This Agreement has been, and each applicable Ancillary Document that each of Seller and GECC will be a party to will be, duly executed and Delivered by such Person and, assuming that this Agreement and each applicable Ancillary Document has been duly authorized, executed and Delivered by each of the other parties hereto and thereto, constitutes or, when executed and Delivered by such Person, will constitute the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except to the extent that the enforceability thereof may be limited by: (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws from time to time in effect affecting generally the enforcement of creditors’ rights and remedies; and (ii) general principles of equity, including principles of reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in equity or at law).

Section 3.3                                   Compliance with Laws.

(a)                                  Seller is not in material violation of, and has not violated in any material respect, any applicable Law affecting or related to the Assets. No investigation or review by any Governmental Authority (i) with respect to the Assets is pending or, to the Knowledge of Seller, threatened or (ii) to the Knowledge of the Seller, is pending or threatened against any CLO Issuers, and no Governmental Authority has indicated to Seller an intention to conduct the same.

(b)                                 None of Seller or any of its Affiliates, managers, directors or officers acting for or on its behalf, or, to the Knowledge of Seller, any employees, agents or other Persons acting for or on behalf of Seller, or, to the Knowledge of Seller, any CLO Issuer or any of its Affiliates, managers, directors, officers, employees, agents or other Persons acting for or on behalf of any CLO Issuer, has, directly or indirectly, (i) used any funds for unlawful contributions, gifts, gratuities, entertainment or other unlawful expenses related to political activity, (ii) made any payment or offered, promised or authorized the payment of anything of value, regardless of form, whether in money, property or services, to or for the benefit of any United States or non-United States government official or employee, any official or employee of a public international organization, or any political party or candidate for political office for the purpose of influencing any act or decision of such individual or of any Governmental Authority or public international organization, or securing any improper advantage, in order to obtain or retain business or direct business to any Person in violation of applicable Law, (iii) made any other unlawful payment, regardless of form, whether in money, property or services, including any payment which constitutes criminal bribery under applicable Law or (iv) violated any applicable export control, money laundering or anti-terrorism Law or regulation, the FCPA, or any other applicable anti-bribery Law or regulation, of any applicable jurisdiction, or any applicable Law of similar effect, where any of the actions described in clauses (i) through (iv) above, would have a material adverse effect on the Assets.

Section 3.4                                   Non-Contravention; Consents and Approvals.  The execution and Delivery of this Agreement by each of Seller and GECC and the Ancillary Documents to which it is a party, the consummation by such Person of the Transactions, and the performance by such Person of its obligations hereunder and thereunder, except for such Consents required for the “assignment” (or deemed assignment) by Seller of each CLO Management Agreement and CLO Collateral Administration Agreement under the Investment Advisers Act, the CLO Management Agreements, and the CLO Collateral Administration Agreements, which shall be obtained prior to the applicable Closing: (i) do not violate any provision of the CLO Issuer Operative Documents or the Constituent Documents of Seller or GECC; and (ii)(A) do not conflict in any material respect with or violate any applicable Law of any Governmental Authority having jurisdiction over Seller or GECC or any part of the properties or assets of Seller (including the Assets), (B) do not require the Consent of any Person under, violate, result in the termination or acceleration of or of any right under, give rise to or modify any right or obligation under (whether or not in combination with any other event or circumstance), or conflict with, breach or constitute a default under (in each case with or without notice, the passage of time or both), any CLO Management Agreement or CLO Issuer Operative Document, in each case, in any material respect, (C) do not result in the creation or imposition of any material Lien on any part of the Assets, (D) do not violate any Order binding on Seller or any part of its properties or assets, and (E) do not otherwise require any material Governmental Approvals or any material Third Party Consents, in each case, other than the Seller Consents.

Section 3.5                                   Fee Statements.  Seller has Delivered complete and correct copies of (a) the historical transaction data with respect to the CLO Issuers and (b) each “Monthly Report” and “Note Valuation Report” (as such terms are defined in the applicable CLO Management Agreement) received by Seller from the applicable Trustee, in the case of (a) and (b), for the period during which Seller has acted as Collateral Manager under the CLO Management Agreements.

Section 3.6                                   Absence of Certain Changes and Events.  For the period during which Seller has acted as Collateral Manager under the CLO Management Agreements, there has not been any event, change, occurrence, facts or circumstance that, individually or in the aggregate with any other events, changes, occurrences or circumstances, has had or would have a Seller Material Adverse Effect.

Section 3.7                                   Regulatory Compliance.

(a)                                  Seller has not been subject to disqualification as an investment adviser or subject to disqualification to serve in any other capacity contemplated by the Investment Company Act for any investment company under Sections 9(a) and 9(b) of the Investment Company Act, in either case, where such disqualification would have a material adverse effect on the Assets, nor has Seller received an exemptive Order or other relief from the SEC with respect to any such disqualification.

(b)                                 Except, in each case, as would not have a material adverse effect on the Assets:

(i)                                     Seller has filed a Form ADV with the SEC in accordance with the Investment Advisers Act, which Form ADV complies with the requirements of the Investment Advisers Act.  Seller has heretofore Delivered true and correct copies of the Forms ADV, as amended or supplemented;

(ii)                                  Seller and each of its investment adviser representatives (as such term is defined in Rule 203A-3(a) under the Investment Advisers Act) has, and until the time of the applicable Closing will have, all Governmental Approvals required in order for them to lawfully conduct the Investment Management Services in respect of the Assets in the manner presently conducted, and all such Governmental Approvals are in full force and effect and are being complied with in all material respects;

(iii)                               None of Seller or, in connection with their service to Seller, any of its directors, officers or employees is registered or required to be registered as a broker or dealer, a commodity trading adviser, a commodity pool operator, a futures commission merchant, an introducing broker, a transfer agent, a registered representative or associated Person of an investment adviser, a counseling officer, an insurance agent or a sales person with the SEC, the CFTC, the NFA, the FINRA, the securities commission of any state or any other self-regulatory body, in order for Seller to lawfully conduct the Investment Management Services or, for Seller’s directors, officers or employees to provide services to Seller, in each case, in respect of the Assets in the manner presently conducted by the Seller; and

(iv)                              None of Seller or, in connection with their service to Seller, any of its directors, officers or employees, during the preceding ten (10) years, has been convicted of any crime, or is or has been the subject of a denial, suspension or revocation of registration with the CFTC or the NFA as a “commodity pool operator” or “commodity trading advisor” (as such term is defined in the Commodity Exchange Act.

(c)                                  None of Seller or, to the Knowledge of Seller, any CLO Issuer, is an investment company under the Investment Company Act.

(d)                                 Seller has adopted a written compliance program regarding such Seller Investment Management Entity’s satisfaction of the requirements of Rule 206(4)-7 under the Investment Advisers Act.  To the Knowledge of Seller, there have been no material violations or allegations of material violations of such compliance program that would have a material adverse effect on the Assets.

(e)                                  No exemptive Orders, “no-action” letters or similar exemptions or regulatory relief have been obtained, and no requests are pending therefor, by or with respect to Seller or any director, officer or employee of any Seller or, to the Knowledge of Seller, any CLO Issuer or any director, officer or employee of any CLO Issuer, in each case, in connection with the Assets.

Section 3.8                                   CLO Issuers.

(a)                                  To the Knowledge of Seller, each of the CLO Issuers has all requisite corporate or other similar organizational power and authority to own, lease and operate its properties and to carry on its business as now being conducted except where the failure to be so licensed or in good standing would not have a material adverse effect on such CLO Issuer.

(b)                                 To the Knowledge of Seller, the most recent trustee report under each CLO Issuer Operative Document accurately reflects each asset that qualifies as a “Defaulted Security” (as defined in the applicable CLO Issuer Operative Document) as of the date of such report.  To the Knowledge of Seller, (i) there are no errors (that have not been corrected and notified to the recipients of such reports) in any trustee reports transmitted to investors that have resulted in or would result in distributions to investors other than in compliance with the applicable CLO Issuer Operative Documents and (ii) since the date of the most recent trustee report under each CLO Issuer Operative Document, there have been no events or circumstances (in each case whether now cured or uncured) that would reasonably be likely to materially adversely affect compliance with or satisfaction of any collateral quality or coverage tests, including but not limited to overcollateralization tests, under such CLO Issuer Operative Document.  For the period during which Seller has acted as Collateral Manager under the CLO

Management Agreements, to the Knowledge of Seller, there has existed no material unremedied calculation, pricing or similar error with respect to any CLO Issuer.

(c)                                  There are no Contracts pursuant to which Seller has undertaken or agreed to cap, waive, offset, reimburse or otherwise reduce any or all fees or charges payable to the Collateral Managers under the CLO Management Agreements or the CLO Issuer Operative Documents.  To the Knowledge of Seller, no CLO Issuer, applicable CLO Investor, applicable CLO Trustee or applicable CLO Collateral Administrator or any other Person has notified Seller that the CLO Issuer or any other Person (including after giving effect to the applicable Closing) has (or, with the giving of notice or the passage of time, or both, will have) the right to terminate Seller or reduce or defer the fees payable to the Collateral Manager under any CLO Management Agreement or any other CLO Issuer Operative Document. To the Knowledge of Seller, no CLO Issuer, applicable CLO Investor, applicable CLO Trustee, applicable CLO Collateral Administrator or any other Person has notified Seller that it will cause or is contemplating causing, either individually or collectively with others, a redemption of any securities issued by such CLO Issuer or termination of any CLO Management Agreement.

(d)                                 To the Knowledge of Seller, no CLO Issuer is: (i) an employee benefit plan, as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA, or a plan that is subject to Section 4975 of the Code; (ii) a Person acting on behalf of such a plan; or (iii) an entity whose assets include the assets of such a plan, within the meaning of ERISA and applicable regulations.

(e)                                  Seller has Delivered true and correct copies, to the Knowledge of Seller, of all CLO Issuer Documents relating to the CLO Issuers.

(f)                                    Each Seller Consent obtained in accordance with Section 5.6 (including each of the Consents included in the determination of whether the condition contained in Section 6.1(g) has been satisfied) will, as of immediately prior to the applicable Closing, have been duly obtained in accordance with applicable Law and the requirements of the applicable CLO Management Agreement.

(g)                                 Seller has not provided notice of its resignation under any CLO Management Agreement.

(h)                                 Other than CLO Management Agreements and the CLO Issuer Operative Documents, there are no Contracts pursuant to which Seller receives fees or payments in connection with its services as Collateral Manager under any CLO Issuer Operative Document.  Seller has not entered into any Contract providing for the sharing of fees payable to the Collateral Manager under any CLO Management Agreement, or for the delegation of any obligations or assignment or pledge of any rights of the Collateral Manager under any CLO Management Agreement.

(i)                                     Except as set forth on Section 3.8(i) of the Seller Disclosure Schedule, to the Knowledge of Seller, no CLO Issuer has filed or is required to file U.S. federal, state, local or foreign Tax Returns or paid any Taxes or is otherwise subject to taxation in any jurisdiction except for the filing of Tax Returns and payment of Taxes in the Cayman Islands.  To the

Knowledge of Seller, each CLO Issuer (i) has materially complied with all required Tax information reporting requirements to which it is subject by timely filing such Tax information reporting returns and reports in a form that is accurate and complete in all material respects and (ii) has complied in all material respects with the operating guidelines set forth in the applicable CLO Management Agreement or the CLO Issuer Operative Documents to avoid engaging, or deemed to be engaging, in a trade or business within the United States for United States federal income Tax purposes or subject to United States federal, state or local income Tax on a net income basis.  Each CLO Issuer has timely filed all Tax Returns required to be filed by it and timely paid all Taxes due and payable by it, whether or not shown or required to be shown on any Tax Returns, and no such Taxes are delinquent, except to the extent any such taxes are being contested in good faith by appropriate proceedings described in Section 3.8(i) of the Seller Disclosure Schedule.

(j)                                     Seller has paid on behalf of the CLO Issuers, and has not received reimbursement from each CLO Issuer in respect of, an aggregate amount of expenses incurred by such CLO Issuer not to exceed (i) $10,000 for Navigator CDO 2003, Ltd. and Navigator CDO 2003, Corp., (ii) $10,000  for Navigator CDO 2004, Ltd. and Navigator CDO 2004, Corp., (iii) $10,000  for Navigator CDO 2005, Ltd., and (iv) $10,000 for Navigator CDO 2006, Ltd.

Section 3.9                                   Assets.  Seller owns good title to the Assets, free and clear of all Liens (other than Permitted Liens).

Section 3.10                            CLO Management Agreements and the CLO Issuer Operative Documents.

(a)                                  Seller has Delivered true, complete and correct copies of, the CLO Management Agreements and the CLO Issuer Operative Documents.

(b)                                 Each CLO Management Agreement and each CLO Collateral Administration Agreement is in full force and effect and is a valid and binding obligation of Seller, and to the Knowledge of Seller, no event or circumstance exists that would constitute a breach or violation of, or “cause” or default under, a CLO Management Agreement or CLO Issuer Operative Document, cause for termination by a CLO Issuer or any other party of a CLO Management Agreement or other CLO Issuer Operative Document.  Seller has performed all of the obligations required to be performed by it under each CLO Management Agreement and each other CLO Issuer Operative Document, and is not in breach or violation of, or default or event of default under any CLO Management Agreement or any other CLO Issuer Operative Document.  Seller has not received any written claim of default under or cancellation of or that cause for termination or removal exists under any CLO Management Agreement or any other CLO Issuer Operative Document.  To the Knowledge of Seller, no other party is in breach or violation of, or default under, any CLO Management Agreement or other CLO Issuer Operative Document.

Section 3.11                            Litigation.  There is no Legal Proceeding before any Governmental Authority (a) pending or, to the Knowledge of Seller, threatened against Seller relating to the CLO Management Agreements or (b) to the Knowledge of Seller, pending or threatened against any CLO Issuer.  Seller is not a party to any Order or other arrangement with any Government

Authority relating to the CLO Management Agreements.  To the Knowledge of Seller, no CLO Issuer is a party to any Order or other arrangement with any Government Authority.

Section 3.12                            Taxes.  All material Taxes due and payable with respect to the Assets, whether or not shown or required to be shown on any Tax Returns, have been paid or will be timely paid and no such Taxes are delinquent, except to the extent any such taxes are being contested in good faith by appropriate proceedings.  No deficiency for any material amount of Tax with respect to the Assets has been asserted or assessed by a Governmental Authority against Seller or any of its Affiliates and there is no audit or other proceeding threatened or currently in progress which could give rise to a material amount of Taxes with respect to the Assets.

Section 3.13                            Brokers.  No broker, finder, agent or similar intermediary is acting, or has acted, for, or on behalf of, GECC, Seller or, to the Knowledge of Seller, any CLO Issuer or is entitled to any broker’s, finder’s or similar fee or other commission in connection with this Agreement or the Transactions contemplated hereby.

Section 3.14                            Independent Investigation.  Each of GECC and Seller hereby acknowledges and affirms that it has conducted and completed its own investigation, analysis and evaluation of Parent and its Subsidiaries, that it has made all such reviews and inspections of the financial condition, business, results of operations, properties, assets and prospects of Parent and its Subsidiaries, as it has deemed necessary or appropriate, that it has had the opportunity to request all information it has deemed relevant to the foregoing from Parent, and that in making its decision to enter into this Agreement and to consummate the Transactions contemplated hereby it has relied solely on its own investigation, analysis and evaluation of Parent and its Subsidiaries and is not relying in any way on any representations and warranties, including any implied warranties, made by Parent or on behalf of Parent by any other Person other than the representations and warranties made expressly by Parent in this Agreement and the Ancillary Agreements.

Section 3.15                            Affiliate Transactions.  At no time during the period which Seller has acted as Collateral Manager under the CLO Management Agreements has any CLO Issuer engaged in any transactions with, or was a party to, any agreements, arrangements or understandings with Seller or any of its Affiliates.  Section 3.15 of the Seller Disclosure Schedule sets forth a true, correct and complete list of any securities of each CLO Issuer owned by Seller or any of its Affiliates.

Section 3.16                            Legends.  GECC understands that until such time as the resale of the Stock Consideration and/or shares of capital stock of Parent issuable upon the exercise of the Warrant (the “Warrant Shares” and, together with the Stock Consideration, the “Transaction Shares”) have been registered under the Securities Act as contemplated by the Stockholders Agreement and/or the Registration Rights Agreement, the stock certificates representing the Transaction Shares, except as set forth below, shall bear any legend as required by the “blue sky” Laws of any state and a restrictive legend in substantially the following form (and a stop-transfer Order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (i) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO CIFC CORP., THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (ii) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

The legend set forth above shall be removed and Parent shall issue a certificate without such legend to the holder of any Transaction Shares upon which it is stamped, if, unless otherwise required by state securities Laws, (i) such Transaction Shares are registered for resale under the Securities Act, (ii) GECC provides Parent with reasonable assurance that such Transaction Shares can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act (or a successor rule thereto) (collectively, “Rule 144”), or (iii) in connection with a sale, assignment or other transfer, GECC provides Parent with an opinion of counsel, in a form reasonably satisfactory to Parent, to the effect that the legend is no longer necessary to protect GECC against a violation by it of the Securities Act upon any sale, assignment or transfer of such Transaction Shares made without registration under the applicable requirements of the Securities Act.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

Except as set forth in the corresponding sections of the disclosure schedule (the “Purchaser Disclosure Schedule”) that is being delivered by Purchaser to Seller concurrently herewith and except as disclosed in, and reasonably apparent from, the Parent SEC Documents and publicly available prior to the date of this Agreement and only as and to the extent disclosed therein (other than disclosures in any schedules thereto or in any documents incorporated by reference therein and other than any forward looking disclosures set forth in any risk factor section, any disclosures in any Section relating to forward looking statements and any other disclosures included therein to the extent they are primarily predictive or forward-looking in nature), Parent and Purchaser represent and warrant to GECC and Seller as of the date hereof and as of the applicable Closing, as follows; provided, that Parent and Purchaser shall not make any representation or warranty to GECC or Seller (a) set forth in Section 4.3, Section 4.6, Section 4.7, Section 4.9, Section 4.10, Section 4.13 or Section 4.14 as of any Delayed Closing or (b) as of any Closing, with respect to any Asset not being transferred in such Closing:

Section 4.1                                   Organization.

(a)                                 Each of Parent and Purchaser is duly incorporated, validly existing and in good standing under the Laws of Delaware, with all requisite corporate power and authority required to conduct its business as presently conducted.

(b)                                 Parent and its Subsidiaries are duly qualified or licensed to transact business and are in good standing in all jurisdictions where the ownership or operation of their respective assets and properties or the conduct of their respective businesses requires such qualification, except where the failure to be so licensed or in good standing would not have a Parent Material Adverse Effect.

Section 4.2                                   Authorization; Enforceability.  Each of Parent and Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and each applicable Ancillary Document that it is a party to and to perform its obligations hereunder and thereunder.  The execution and delivery by each of Parent and Purchaser of this Agreement and each applicable Ancillary Document that it is a party to and the performance by each of Parent and Purchaser of its obligations hereunder and thereunder have been duly authorized by all requisite corporate action of Parent and Purchaser.  No other corporate action on the part of Parent or its stockholders and no action on the part of Purchaser or the sole member of Purchaser, is necessary to authorize the execution, delivery and performance by Parent and Purchaser of this Agreement and each applicable Ancillary Document that Parent and/or Purchaser is a party to and the consummation by Parent and Purchaser of the Transactions contemplated hereunder and thereunder.  This Agreement has been, and each applicable Ancillary Document that Parent or Purchaser will be a party to will be, duly executed and delivered by each of Parent or Purchaser, as applicable, and, assuming that this Agreement and each applicable Ancillary Document that Parent or Purchaser will be a party to has been duly authorized, executed and delivered by each of the other parties hereto and thereto, constitutes or, when executed and delivered by Parent or Purchaser, as applicable, will constitute the legal, valid and binding obligation of Parent or Purchaser, as applicable, enforceable against Parent or Purchaser, as applicable, in accordance with its terms, except to the extent that the enforceability thereof may be limited by: (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws from time to time in effect affecting generally the enforcement of creditors’ rights and remedies; and (ii) general principles of equity, including principles of reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in equity or at law).

Section 4.3                                   Capitalization.

(a)                                 Parent is authorized to issue 500,000,000 shares of Parent Common Stock and 100,000,000 shares of Preferred Stock, par value $0.001 per share, of Parent (the “Parent Preferred Stock”).  As of the date of this Agreement, (i) 19,781,195 shares of Parent Common Stock are issued and outstanding, (ii) Parent has reserved (A) 225,000 shares of Parent Common Stock for issuance pursuant to exercise of outstanding warrants to purchase Parent Common Stock, (B) 4,132,231 shares of Parent Common Stock for issuance pursuant to the conversion of the Parent Convertible Notes in accordance with the terms thereof and (C) 4,181,929 shares of Parent Common Stock for issuance pursuant to the Parent 2011 Stock Option and Incentive Plan and (D) 103,360 shares of Parent Common Stock for issuance pursuant to awards issued under the Parent 2004 Stock Incentive Plan, (iv) 0 shares of Parent Common Stock are held in treasury by Parent and (v) no other shares of Parent Common Stock, other voting securities of Parent or shares of Parent Preferred Stock have been issued, reserved or authorized for issuance or outstanding.  All issued and outstanding shares of Parent Common Stock have been duly authorized and are validly issued, fully paid, nonassessable and not subject to preemptive rights.

(b)                                 Except as set forth in Section 4.3(b) of the Purchaser Disclosure Schedule, as of the date of this Agreement there are no:

(i)                                     Outstanding calls, rights, commitments, agreements, arrangements or undertakings of any kind, obligating Parent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold Equity Interests in Parent or any such Subsidiary, or obligating Parent or such Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking;

(ii)                                  Outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the Equity Interests of Parent or any of its Subsidiaries;

(iii)                               Outstanding contractual obligations of Parent or any of its Subsidiaries (A) requiring repurchase, redemption or acquisition any of, (B) granting a right of first refusal, preemptive rights, or antidilutive rights with respect to, (C) restricting the transfer of, or (D) requiring registration for sale of, the Equity Interests of Parent;

(iv)                              Outstanding contractual obligations of Parent or any of its Subsidiaries to make any material investment (in the form of a loan, capital contribution or otherwise) in any Person; or

(v)                                 Voting trusts or similar agreements to which Parent or any of its Subsidiaries is a party with respect to the voting of the capital stock of Parent or any Subsidiary of Parent.

Section 4.4                                   Compliance with Laws.

(a)                                 Except as set forth in Section 4.4(a) of the Purchaser Disclosure Schedule and as may relate to the registration of Purchaser Investment Management Entities under the Investment Advisers Act, which are covered by Section 4.8, Parent and its Subsidiaries are not in material violation of, and have not violated in any material respect, any applicable Law affecting or related to Parent or any of its Subsidiaries or any of their business, operations, assets or employees.  Except as set forth in Section 4.4(a) of the Purchaser Disclosure Schedule, no investigation or review by any Governmental Authority with respect to Parent or its Subsidiaries is pending or, to the Knowledge of Parent, threatened and no Governmental Authority has indicated an intention to conduct the same.

(b)                                 None of Parent or any of its Subsidiaries, or any of their managers, directors or officers acting for or on their behalf, or, to the Knowledge of Parent, any employee or agent of Parent or any of its Subsidiaries or any Person acting for or on their behalf, has, directly or indirectly, (i) used any funds for unlawful contributions, gifts, gratuities, entertainment or other unlawful expenses related to political activity, (ii) made any payment or offered, promised or authorized the payment of anything of value, regardless of form, whether in money, property or services, to or for the benefit of any United States or non-United States government official or employee, any official or employee of a public international organization, or any political party or candidate for political office for the purpose of influencing any act or decision of such individual or of any Governmental Authority or public international organization, or securing any improper advantage, in order to obtain or retain business or direct business to any Person in violation of applicable Law, (iii) made any other unlawful payment, regardless of form, whether in money, property or services, including any payment which constitutes criminal bribery under applicable Law or (iv) violated any applicable export control, money laundering or anti-terrorism Law or regulation, the United States Foreign Corrupt Practices Act of 1977 (“FCPA”),  or any other applicable anti-bribery Law or regulation, of any applicable jurisdiction, or any applicable Law of similar effect.

Section 4.5                                   Non-Contravention; Consents and Approvals.  The execution and delivery of this Agreement by each of Parent and Purchaser and the Ancillary Documents to which it is a party, the consummation by each of Parent and Purchaser of the Transactions, and the performance by each of Parent and Purchaser of its obligations hereunder and thereunder: (i) do not violate any provision of the Constituent Documents of Parent or any of its Subsidiaries; and (ii)(A) do not conflict with or violate in any material respect any applicable Law of any Governmental Authority having jurisdiction over Parent or any of its Subsidiaries or any part of the properties or assets of Parent or its Subsidiaries; (B) do not require the Consent of any Person under, violate, result in the termination or acceleration of or of any right under, give rise to or modify any right or obligation under (whether or not in combination with any other event or circumstance), or conflict with, breach or constitute a default under (in each case with or without notice, the passage of time or both), any Contract, including the Existing Stockholders Agreement (except to the extent waived pursuant to the Existing Stockholders Agreement Waiver); (C) do not require the Consent of any Person under, violate, result in the termination or acceleration of or of any right under, give rise to or modify any right or obligation under (whether or not in combination with any other event or circumstance), or conflict with, breach or constitute a default under (in each case with or without notice, the passage of time or both), any Contract to which, Parent or any of Parent’s Subsidiaries is a party or by which any of their respective properties or assets is bound; (D) do not result in the creation or imposition of any material Lien on any part of the properties or assets of Parent or any of Parent’s Subsidiaries; (E) do not violate any Order binding on Parent or any of its Subsidiaries or any part of its or their properties or assets; and (F) do not otherwise require any material Governmental Approvals or any material Third Party Consents; except, in each case, as would not have a Parent Material Adverse Effect.

Section 4.6                                   SEC Reports and Financial Statements.

(a)                                 Except as set forth in Section 4.6(a) of the Purchaser Disclosure Schedule, since December 31, 2010, Parent has timely filed or otherwise furnished (as applicable) all registration statements, prospectuses, forms, reports, definitive proxy statements, schedules, statements and documents required to be filed or furnished by it under the Securities Act or the Exchange Act, as the case may be (as have been supplemented, modified or amended since the time of filing so long as such supplement, modification or amendment has occurred prior to the date of this Agreement, collectively, the “Parent SEC Documents”).  As of their respective effective dates (in the case of Parent SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Parent SEC Documents), or in each case, if amended prior to the date hereof, as of the date of the last such amendment, the Parent SEC Documents (i) did not (or with respect to Parent SEC Documents filed after the date hereof, will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder.  To the Knowledge of Parent, none of the Parent SEC Documents is the subject of ongoing SEC review or outstanding SEC comment. None of Parent’s Subsidiaries is currently required to make any filings with the SEC other than the Parent Advisers in their capacities as registered investment advisors.  All of the audited consolidated financial statements and unaudited consolidated interim financial statements of Parent and its Subsidiaries included in the Parent SEC Documents (collectively, the “Parent Financial Statements”) (A) have been or will be, as the case may be, prepared from the Books and Records of Parent and its Subsidiaries, (B) have been or will be, as the case may be, prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of interim financial statements, for normal and recurring year-end adjustments that are not material in amount or nature and as may be permitted by the SEC on Form 10-Q, Form 8-K or any successor or like form under the Exchange Act) and (C) fairly present in all material respects the consolidated financial position and the consolidated results of operations, cash flows and changes in stockholders’ equity of Parent and its Subsidiaries as of the dates and for the periods referred to therein.

(b)                                 Without limiting the generality of Section 4.6(a), except as set forth in Section 4.6(b) of the Purchaser Disclosure Schedule, (i) Deloitte & Touche LLP has not resigned or been dismissed as independent public accountant of Parent as a result of or in connection with any disagreement with Parent on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, (ii) no executive officer of Parent has failed in any respect to make, without qualification, the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act with respect to any form, report or schedule filed by Parent with the SEC since December 31, 2010 and (iii) no enforcement action has been initiated or, to the Knowledge of Parent, threatened against Parent by the SEC relating to disclosures contained in any Parent SEC Document.  Parent has delivered to Seller any management letters, or other formal communications, including with respect to proposed adjustments, from any of Parent’s auditors to Parent, any officer of Parent or its Board of Directors, in any case regarding (i) any significant deficiencies and material weaknesses in the design or operation of disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) or of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which have adversely affected or are reasonably likely to adversely affect the ability of Parent to record, process, summarize and report financial data, (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal control over financial reporting, or (iii) any other deficiencies in the accounting system of Parent.  All Books and Records and accounts of Parent and its Subsidiaries are accurate and complete in all material respects and are maintained in all material respects in accordance with all applicable Laws.

(c)                                  Except as set forth in Section 4.6(c) of the Purchaser Disclosure Schedule, Parent has not received any complaint, allegation, assertion or claim in writing regarding a material aspect of the accounting practices, procedures, methodologies or methods of Parent’s internal accounting controls, including any such complaint, allegation, assertion or claim that Parent has engaged in questionable accounting or audit practices.

(d)                                 From the filing date of Parent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 to the date hereof, there has not occurred any event, change, occurrence, facts or circumstance that, individually or in the aggregate with any other events, changes, occurrences or circumstances, has had or would have a Parent Material Adverse Effect.

Section 4.7                                   No Undisclosed Liabilities.  Except for (i) those Liabilities that are reflected on or reserved against Parent’s balance sheet as of March 31, 2012 (as included in Parent’s quarterly report on Form 10-Q for the quarter ended March 31, 2012), and (ii) those Liabilities incurred in the ordinary course of business consistent with past practice since March 31, 2012, and that are not in each case, individually or in the aggregate, material to Parent and its Subsidiaries, taken as a whole, Parent and its Subsidiaries do not have any Liabilities of any kind or nature whatsoever, whether known or unknown, accrued, contingent, absolute, determined, or determinable, or whether otherwise due or to become due, and, to the Knowledge of Parent, there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such a Liability. Except as set forth in Section 4.7 of the Purchaser Disclosure Schedule, the Parent SEC Documents and the Parent Financial Statements, neither Parent nor any of its Subsidiaries is liable for any Indebtedness for borrowed money.

Section 4.8                                   Regulatory Compliance.

(a)                                 None of Parent or its Subsidiaries has (i) been convicted of any crime, engaged in any conduct or is otherwise subject to any disqualification that would be a basis for denial, suspension or revocation of registration of an investment adviser under Section 203(e) of the Investment Advisers Act or be required to be disclosed on Form ADV, (ii) been involved in any Legal Proceeding or is or was subject to any Order that is required to be disclosed on a Form ADV or (iii) been subject to disqualification to serve as a broker-dealer under Section 3(a)(39) or Section 15 of the Exchange Act.  There is no material Legal Proceeding pending or, to the Knowledge of Parent, threatened that would reasonably be expected to become the basis for any such disqualification, denial, suspension or revocation.  Parent has delivered a copy of any exemptive Order issued by the SEC or its staff prior to the date of this Agreement in respect of any such disqualification.  Purchaser has not been subject to disqualification as an investment adviser.  Parent has delivered a copy of any exemptive Order or other relief issued by the SEC in respect of any such disqualification in effect prior to the date hereof.  There is no Legal Proceeding pending or, to the Knowledge of Parent, threatened that would reasonably be expected to become the basis for any such disqualification.  To the Knowledge of Parent, none of Parent or its Subsidiaries is subject to any disqualification under any applicable Law precluding the operation of its business as currently conducted.

(b)                                 Purchaser is registered as an investment adviser under the Investment Advisers Act and has made notice filings for each jurisdiction listed in Section 4.8(b) of the Purchaser Disclosure Schedule, which jurisdictions are the only jurisdictions wherein such Person is required to make any such filing.

(c)                                  Purchaser has filed a Form ADV with the SEC in accordance with the Investment Advisers Act, which Form ADV complies with the requirements of the Investment Advisers Act.  Purchaser has heretofore delivered true and correct copies of the Form ADV, as amended or supplemented.  Purchaser and each of its investment adviser representatives (as such term is defined in Rule 203A-3(a) under the Investment Advisers Act) has, and until the time of the applicable Closing will have, all Governmental Approvals required in order for it to lawfully conduct the Investment Management Services in respect of the CLO Issuers in the manner currently conducted, and all such Governmental Approvals are in full force and effect and are being complied with in all material respects.  None of Purchaser or, in connection with their service to Purchaser, any of its respective directors, officers or employees is registered or required to be registered as a broker or dealer, a commodity trading adviser, a commodity pool operator, a futures commission merchant, an introducing broker, a transfer agent, a registered representative or associated Person of an investment adviser, a counseling officer, an insurance agent or a sales person with the SEC, the CFTC, the NFA, the FINRA, the securities commission of any state or any other self-regulatory body and each such Person set forth on Section 4.8(c) of the Purchaser Disclosure Schedule is duly registered as required by Law.  None of Purchaser, or, in connection with their service to Purchaser, any of its directors, officers or employees, during the preceding ten (10) years, has been convicted of any crime, or is or has been the subject of a denial, suspension or revocation of registration with the CFTC or the NFA as a “commodity pool operator” or “commodity trading advisor” (as such term is defined in the Commodity Exchange Act).

(d)                                 Purchaser is not an investment company under the Investment Company Act.

(e)                                  Purchaser has adopted a written compliance program regarding its satisfaction of the requirements of Rule 206(4)-7 under the Investment Advisers Act.  To the Knowledge of Parent, there have been no material violations or allegations of material violations of such compliance program.

Section 4.9                                   Litigation.  Except as set forth in Section 4.9 of the Purchaser Disclosure Schedule, (a) there is no material Legal Proceeding pending nor, to the Knowledge of Parent, threatened against Parent or its Subsidiaries before any Governmental Authority, (b) none of Parent or its Subsidiaries is a party to or is subject to any Order or other arrangement with any Governmental Authority and none of Parent or its Subsidiaries has been notified by any Governmental Authority to the effect that such Governmental Authority is contemplating issuing or requesting any such Order or other arrangement, and (c) none of Parent or its Subsidiaries is in default under, or has failed to comply with, any material Order applicable to it.

Section 4.10                            Issuance of Parent Common Stock and Warrant.  The Parent Common Stock to be issued to GECEII as the Stock Consideration has been duly authorized by Parent and, when issued and delivered by Parent in the manner contemplated by this Agreement, will be validly issued, fully paid and non-assessable, free from all Liens other than those restraints under the Investment Agreement, the Second Amended and Restated Registration Rights Agreement and any applicable securities Laws.  At the Initial Closing, the Warrant Shares will be duly reserved for issuance and, when issued and delivered by Parent in the manner contemplated by the Warrant, will be validly issued, fully paid and non-assessable, free from and Liens other than those restraints under the Investment Agreement, the Second Amended and Restated Registration Rights Agreement and applicable securities Laws.

Section 4.11                            Brokers.  Except for Berkshire Capital, (i) no broker, finder, agent or similar intermediary is acting, or has acted, for, or on behalf of, Parent or any of its Subsidiaries in connection with this Agreement or the Transactions contemplated hereby and (ii) no broker, finder, agent or similar intermediary is entitled to any broker’s, finder’s or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with Parent or any of its Subsidiaries or any action taken by Parent or any of its Subsidiaries.

Section 4.12                            Independent Investigation.  Each of Parent and Purchaser hereby acknowledges and affirms that it has conducted and completed its own investigation, analysis and evaluation of the Assets, that it has made all such reviews and inspections of the financial condition, business, results of operations, properties, assets and prospects of the Assets, as it has deemed necessary or appropriate, that it has had the opportunity to request all information it has deemed relevant to the foregoing from GECC and Seller, and that in making its decision to enter into this Agreement and to consummate the Transactions contemplated hereby it has relied solely on its own investigation, analysis and evaluation of the Assets and is not relying in any way on any representations and warranties, including any implied warranties, made by GECC or Seller, or on behalf of GECC or Seller, by any other Person other than the representations and warranties made expressly by GECC and Seller in this Agreement.

Section 4.13                            Registration Rights; Voting Rights.

(a)                                 Except as provided in the Amended and Restated Registration Rights Agreement of Parent in effect as of the date hereof, Parent has not granted or agreed to grant, and is not under any obligation to provide, any rights to register under the Securities Act any of its currently outstanding securities or any of its securities that may be issued subsequently.

(b)                                 Except as provided in the Existing Stockholders Agreement, to the Knowledge of Parent, no stockholder of Parent has entered into any agreement with respect to the voting of the Equity Interests of Parent.

Section 4.14                            Taxes.  With respect to Parent and Purchaser, all material Taxes due and payable, whether or not shown or required to be shown on any Tax Returns, have been paid or will be timely paid and no such Taxes are delinquent, except to the extent any such taxes are being contested in good faith by appropriate proceedings.  No deficiency for any material amount of Tax has been asserted or assessed by a Governmental Authority against Parent or any of its Affiliates and there is no audit or other proceeding threatened or currently in progress which could give rise to a material amount of Taxes.

ARTICLE 5
COVENANTS AND AGREEMENTS

Section 5.1                                   Conduct of the Business.

(a)                                 From the date of this Agreement until the earliest to occur of (x) the date all of the Assets are Transferred Assets, (y) the date on which the Agreement is terminated in accordance with its terms and (z) the End Date, except as otherwise expressly contemplated in this Agreement or the Ancillary Documents, without the prior written Consent of Parent (which Consent shall not be unreasonably withheld, conditioned or delayed), Seller shall (i) perform its obligations under the CLO Management Agreements and the CLO Collateral Administration Agreements in the ordinary course of business consistent with past practice and applicable Laws and (ii) use commercially reasonable efforts to maintain and preserve intact the Assets; provided, that following any Closing, this Section 5.1(a) shall only apply to any Retained Asset(s).

(b)                                 Without limiting Section 5.1(a), from the date of this Agreement until the earliest to occur of (x) the date all of the Assets are Transferred Assets, (y) the date on which the Agreement is terminated in accordance with its terms and (z) the End Date, except as otherwise expressly contemplated in this Agreement or the Ancillary Documents, without the prior written Consent of Purchaser, Seller shall not; provided, that following any Closing, this Section 5.1(b) shall only apply to any Retained Asset(s):

(i)                                     permit any Lien to be placed on any Asset;

(ii)                                  transfer, sell, lease, license, surrender, divert, cancel, abandon or allow to lapse or expire or otherwise dispose of any of the Assets;

(iii)                               waive, reduce or defer any fee payable under any CLO Management Agreement or CLO Collateral Administration Agreement;

(iv)                              consent to any amendment or supplement to any CLO Issuer Document;

(v)                                 cancel, terminate, amend or enter into, or assign or waive any material rights or claims under, any CLO Management Agreement;

(vi)                              merge or consolidate with or into another Person or enter into any joint venture or partnership agreement or similar Contract relating to the Assets;

(vii)                           settle or compromise or commit to settle or compromise any Legal Proceeding in any manner that is adverse to any Asset; or

(viii)                        authorize, agree or commit to do any of the foregoing.

(c)                                  From the date of this Agreement until the earliest to occur of (x) the date all of the Assets are Transferred Assets, (y) the date on which the Agreement is terminated in accordance with its terms and (z) the End Date, except as otherwise prohibited under applicable Law or expressly prohibited under the CLO Management Agreements, Seller agrees to keep Parent reasonably informed of any material developments and information relating to the CLO Issuers, including providing copies of any trustee reports and written communications with any CLO Investor, CLO Trustee, CLO Issuer or ratings agency, consulting with Parent with respect to material decisions relating to the CLO Management Agreements and/or the CLO Issuers, and providing commercially reasonable assistance to Parent in obtaining access to any website maintained by any CLO Trustee with respect to the CLO Issuer(s); provided, that following any

Closing, this Section 5.1(c) shall only apply to information or access relating to any Retained Asset(s).

Section 5.2                                   Access to Information.  Between the date of this Agreement and the earliest to occur of (x) the date all of the Assets are Transferred Assets, (y) the date on which the Agreement is terminated in accordance with its terms and (z) the End Date, Seller shall make available to Parent and its representatives copies of all notices and reports under any CLO Management Agreement or CLO Issuer Document and afford to Parent and its professional advisors reasonable access during normal business hours and upon reasonable prior notice to all of the properties, personnel, Books and Records of the CLO Issuers that are in the possession of Seller and shall promptly Deliver or make available to Parent and its representatives information concerning the Assets as Parent or its representatives may from time to time reasonably request; provided, that Parent and its representatives shall not have any access to any document or information which is covered by attorney-client privilege; provided, that following any Closing, this Section 5.2 shall only apply to any Retained Asset(s) and the related CLO Issuers.  If any material is withheld pursuant to the preceding sentence, Seller shall inform Parent in reasonable detail as to the nature of what is being withheld.  All information disclosed pursuant to this Section 5.2 shall be subject to the Confidentiality Agreement.

Section 5.3                                   Publicity, GE Names and GE Marks.

(a)                                 Prior to the Initial Closing Date, except as may be required by Law (including the rules and regulations promulgated by the SEC or NASDAQ), the Parties agree that no public release or announcement by GECC, Seller, Purchaser or Parent concerning this Agreement or the Transactions shall be made without advance approval thereof by Seller and Purchaser, which approval shall not be unreasonably withheld, delayed or conditioned.  If any such public announcement is required by Law to be made by any Party, prior to making such announcement, such Party will Deliver a draft of such announcement to each other Party, and shall give each other Party reasonable opportunity to comment thereon and use good faith efforts to consider any reasonable and timely comments provided by any such other Party.

(b)                                 Parent, for itself and its Subsidiaries, acknowledges and agrees that none of Parent or any Subsidiary of Parent shall have any rights in the GE Name and GE Marks and none of Parent or any Subsidiary of Parent shall use or contest the ownership or validity of any rights of GECC or any of its Affiliates in or to any of the GE Name and GE Marks. To the extent that (i) Parent is required to refer to the GE Name and GE Marks in any registration statement, prospectus, form, report, definitive proxy statement, schedule, statement and document required to be filed or furnished by it under the Exchange Act, or (ii) any Subsidiary of Parent is required to refer to the GE Name and GE Marks in any filing with the SEC in its capacity as a registered investment adviser, in each case, Parent will deliver, or cause the applicable Subsidiary to deliver, as applicable, a draft of such document to GECC and shall give GECC reasonable opportunity to comment thereon and use good faith efforts to consider any reasonable and timely comments provided by GECC; provided, that Parent may include in any such filing information in substantially the same form as information previously filed for which (x) GECC or such applicable Subsidiary has been provided a reasonable opportunity to comment and (y) Parent has considered any reasonable and timely comments provided by GECC. Any other reference by Parent or any Subsidiary of Parent to the GE Name and GE Marks in any public document

(including any document filed with or furnished to any Governmental Authority, or any marketing materials of Parent and/or its Subsidiaries) shall be subject to the prior written consent of GECC.

(c)                                  Following the Initial Closing, each of Parent and any of its Affiliates shall have the irrevocable right to use the name “Navigator” in connection with its business and there shall be no restrictions on such use pursuant to this Section 5.3 or otherwise.

Section 5.4                                   Notice of Events.  Between the date of this Agreement and the earlier of (x) the date all of the Assets are Transferred Assets, (y) the date on which the Agreement is terminated in accordance with its terms and (z) the End Date,  Seller shall give prompt notice to Purchaser and Purchaser shall give prompt notice to Seller, as applicable, of: (a) any fact, event or circumstance to the Knowledge of Seller or to the Knowledge of Parent, as applicable, that would cause, or reasonably be expected to cause, the failure of any conditions precedent to its obligations as specified in Article 6 to be satisfied so as to permit the consummation of (A) the Transactions prior to the End Date or (B) a Delayed Closing by the End Date, (b) any fact, event or circumstance that, (i) to the Knowledge of Seller would, individually or in the aggregate, have a Seller Material Adverse Effect, or to the knowledge of Parent would, individually or in the aggregate, have a Parent Material Adverse Effect (ii) to the Knowledge of Seller or to the Knowledge of Parent, as applicable, would cause, or reasonably be expected to cause or constitute, a breach in any material respect of the representations and warranties of the applicable Party herein, or (iii) would cause, or reasonably be expected to cause or constitute, a breach in any material respect of any covenant or other agreement to be performed or complied with by the applicable Party hereunder, (c) the receipt of any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with the Transactions, and (d) any Legal Proceedings commenced or, to the Knowledge of Seller or to the Knowledge of Parent, as applicable, threatened, relating to or involving or otherwise affecting an applicable Party that, if pending on the date of this Agreement, would have been required to have been disclosed by the applicable Party hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.4 shall not limit or otherwise affect the remedies available hereunder to any Party; provided, that after the Initial Closing, all Transferred Assets shall be disregarded for making any of the foregoing determinations pursuant to this Section 5.4.

Section 5.5                                   Commercially Reasonable Efforts; Filings and Authorizations.

(a)                                 Each of GECC, Seller, Purchaser and Parent shall use commercially reasonable efforts to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable to cause the conditions set forth in Article 6 to be satisfied and to consummate and make effective the Transactions contemplated hereby.

(b)                                 Each of GECC and Parent shall cooperate with each other and use commercially reasonable efforts to (i) as soon as practicable after the date hereof, (A) file such applications, notices, petitions, registrations and requests as may be required or advisable to be filed by it with any Governmental Authority in order to consummate the Transactions contemplated hereby, (B) use commercially reasonable efforts to obtain Governmental Approvals of all such Governmental Authorities referred to in the preceding clause (A), and (C) use commercially reasonable efforts to satisfy all conditions, undertakings and requirements as may be necessary or appropriate to obtain all such Governmental Approvals or as may be set forth therein, (ii) furnish the other Parties with copies of all documents (except documents or portions thereof for which confidential treatment has been requested or given), notices, correspondence and communications (A) prepared by or on behalf of such Party for submission to any Governmental Authority and (B) received by or on behalf of such Party from any Governmental Authority, in each case in connection with the Transactions contemplated hereby and (iii) use its commercially reasonable efforts to consult with and keep the other Parties hereto informed as to the status of such matters; provided, that neither GECC nor Seller shall agree orally or in writing to any concessions relating to the Assets or the Assumed Liabilities, or to any loss of rights relating to the Assets or to any expansion of the Assumed Liabilities (whether to have effect prior to or after the applicable Closing), in connection with obtaining any Governmental Approval, without first obtaining the prior written Consent of Purchaser.  To the extent that any application, notice, registration or request so filed by any Party contains any significant information relating to the other Parties or any of their Affiliates, prior to submitting such application, notice, registration or request to any Governmental Authority, such Party will permit the other Parties to review such information and will consider in good faith the suggestions of such other Parties with respect thereto.  Nothing in this Agreement shall be deemed to require Parent, Purchaser or any of their respective Affiliates to agree to, or proffer to, divest, license or hold separate any rights or other assets or any portion of any business of Parent, Purchaser or any of their respective Affiliates.

(c)                                  Each of GECC and Parent shall use its commercially reasonable efforts to cooperate with the other Parties in the preparation and filing of any applications, notices, registrations and responses to requests for additional information from Governmental Authorities in connection with the Transactions contemplated hereby, including providing such information as may be reasonably necessary for inclusion in such applications, notices, registrations and responses.

Section 5.6                                   Consents.

(a)                                 As promptly as practicable following the date hereof but in no event beginning later than fifteen (15) days after the date hereof, Seller shall commence taking the applicable steps to obtain Consents required under the CLO Management Agreements and the CLO Collateral Administration Agreements in order for Seller to assign the Assets to Purchaser (such Consents, in the percentages required under the CLO Management Agreements in the case of Consents other than the rating agency confirmations and the consent of any CLO Issuer, the “Seller Consents”), it being understood that Seller Consents could include negative consents to the extent not prohibited by applicable Law and the applicable CLO Management Agreement.  Parent shall cooperate with and assist Seller in connection with the foregoing.

(b)                                 In connection with obtaining the Seller Consents, at all times prior to the applicable Closing, Seller shall take reasonable steps to keep Purchaser informed of the status of obtaining such Seller Consents and, upon Purchaser’s request, furnish to Purchaser copies of any executed Seller Consents and any materials distributed to or received from the third parties whose Consents are being sought relating to the Seller Consent process. Purchaser shall be provided a reasonable opportunity to review and comment upon all Consent materials to be used by Seller prior to distribution.  Seller shall give favorable consideration to all of Purchaser’s reasonable comments to such materials that are timely delivered.  Seller shall promptly upon their receipt furnish to Purchaser copies of any and all substantive correspondence between Seller and the third parties whose Consents are being sought or representatives or counsel of such Person relating to the Consent solicitation provided for in this Section 5.6.

(c)                                  In the event that (i) one or more Seller Consents cannot be obtained prior to the Initial Closing Date, and if the result thereof is that the transfer of an Asset would constitute a breach or other contravention of any CLO Management Agreements, and (ii) the condition set forth in Section 6.1(g) is otherwise capable of being fulfilled, then, the Assets for which such Seller Consents have not been obtained (the “Retained Assets”) and any Delayed Closing Assumed Liabilities shall be held back from the Assets to be transferred and conveyed to Purchaser and Assumed Liabilities to be assumed by Purchaser at the Initial Closing unless and until a Delayed Closing (as defined below) occurs with respect to such Retained Assets and Delayed Closing Assumed Liabilities.  Any such Retained Assets shall be conveyed to Purchaser, and Purchaser shall deliver the applicable Delayed Closing Cash Consideration of such Retained Assets and assume the applicable Delayed Closing Assumed Liabilities pursuant to Section 2.3(b), at one or more delayed closings (each, a “Delayed Closing”) in accordance with Section 2.4(b) following the receipt of the Seller Consent relating to such Retained Assets and from and after such Delayed Closing, such Assets shall cease to be Retained Assets and shall become Transferred Assets for all purposes hereunder.  Any Delayed Closing shall occur on or prior to the End Date.

(d)                                 Neither Party shall be required to make any payments to obtain any Seller Consents, including any payments to any CLO Investor in connection with such CLO Investor providing its consent to the assignment of the applicable Assets.  In the event that a Seller Consent cannot be obtained, and as a result a Delayed Closing with respect thereto could not be effected prior to the End Date, then the affected Asset shall be eliminated from the definition of “Assets” for all purposes under this Agreement and no Cash Consideration shall be payable by Purchaser with respect thereto.

Section 5.7                                   Recommendations.  Seller shall recommend the Transactions to the trustees of the CLO Issuers and shall assist Parent and Purchaser in connection with obtaining the requisite approvals of such trustees to the Transactions.

Section 5.8                                   Listing.  Prior to the Initial Closing, Parent shall file with NASDAQ a Notification Form for Listing of Additional Shares with respect to the Transaction Shares to be issued in connection with the Initial Closing.  Parent shall pay all fees and expenses in connection with satisfying its obligations under this Section 5.8.

Section 5.9                                   Further Assurances.  From and after the applicable Closing, each Party shall cooperate with the others, and execute and deliver, or use commercially reasonable efforts to cause to be executed and delivered, all such other instruments, including instruments of conveyance, assignment and transfer, and take all such other actions as such Party may reasonably be requested to take by the other Parties from time to time, consistent with the terms of this Agreement, in order to effectuate the provisions and purposes of this Agreement and the consummation of the Transactions contemplated hereby.

Section 5.10                            Confidentiality.  GECC and Seller will hold, and will cause their respective officers, directors, employees, stockholders, accountants, counsel, consultants, advisors, agents and other Affiliates to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of Law, all confidential documents and information concerning the Transactions or Transferred Assets, except to the extent that such information can be shown to have been (i) in the public domain through no fault of GECC or Seller or any of their respective Affiliates or (ii) lawfully acquired following the applicable Closing by such Person from a third party, without such source being in breach of an applicable confidentiality agreement; provided that GECC and Seller may disclose such information to their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the Transactions so long as such Persons are informed by GECC or Seller, as applicable, of the confidential nature of such information and are directed by GECC or Seller, as applicable, to treat such information confidentially in accordance with this Agreement.

Section 5.11                            Tax Cooperation; Transfer Taxes; Tax Treatment.

(a)                                 Seller and its Affiliates shall provide Parent such cooperation and information as Parent may reasonably request in connection with any Tax Return filing or Tax withholding and reporting requirements relating to the Transferred Assets following the applicable Closing.

(b)                                 Seller and Purchaser shall each be liable for fifty percent of all sales, use, transfer, stamp, recording, registration, documentary, filing, real property transfer and similar taxes, fees or charges (together with any interest, penalties or additions in respect thereof), if any, imposed by any Governmental Authority in respect of the Assets that become payable in connection with the transactions contemplated by this Agreement.

(c)                                  Purchaser and Seller agree to treat the Asset Sale as a taxable asset purchase.

Section 5.12                            Restricted Activities.  During the Referral Period, GECC shall cause BLG not to provide Covered Investment Advisory Services to any Prospective Client (as defined in the Referral Agreement), unless Parent declines the Referral (as defined in the Referral Agreement) with respect to such Prospective Client in accordance with the terms of the Referral Agreement. Notwithstanding the foregoing, and without implicitly agreeing that the following activities would be subject to the provisions in the preceding sentence, nothing in this Agreement shall preclude, prohibit, or restrict GECC or any of its Affiliates or Subsidiaries from engaging in any manner in any Existing Business Activities or Non-BLG Business Activities.

Section 5.13                            Non-Solicitation.  Without the prior written consent of Parent, during the Referral Period, GECC agrees that the employees directly associated with BLG (any such employee, a “BLG Employee”) shall not, directly, or indirectly solicit for employment or any similar arrangement or hire any officer or employee of Parent or Purchaser with whom such BLG Employee comes into contact as a result of dealings related to the transactions contemplated by this Agreement; provided, however, that this Section 5.13 shall not prohibit the solicitation or hiring of a person (a) whose employment with Parent or Purchaser, as applicable, has been terminated more than six (6) months prior to the date of solicitation or hiring of such person, or (b) who responds to general solicitations of employment through advertisements or other means not targeted specifically to employees of Parent or Purchaser.

Section 5.14                            Managed Accounts.  As promptly as practicable following the Initial Closing, and in any event, within six (6) months after the Initial Closing Date, Seller shall terminate its existing advisory services with respect to the Managed Accounts, after which neither Seller nor BLG shall, directly or indirectly, provide Investment Management Services to any Managed Account (whether or not for a fee) during the Referral Period.

Section 5.15                            Portfolio and Control Administration Systems and Activities.  For sixty (60) days following the last Closing, Seller shall, and shall cause any applicable Affiliates of Seller to, maintain and reconcile with Parent and its Affiliates the portfolio and control administration systems (including Wall Street Office) and portfolio and control administration activities used in connection with the provision by Seller of advisory and administrative services to the CLO Issuers in the ordinary course of business consistent with past practice prior to the Initial Closing.  Each Party shall be responsible for its and its Affiliates costs and expenses associated with this Section 5.15; provided, that Seller shall be responsible for any costs associated with maintaining Wall Street Office during such time period.

ARTICLE 6
CONDITIONS TO EACH CLOSING

Section 6.1                                   Conditions to Obligation of Parent and Purchaser.  The obligations of each of Parent and Purchaser under this Agreement to consummate the Transactions on the applicable Closing Date shall be subject to the satisfaction, at or prior to such Closing Date, of the following conditions, any one or more of which may be waived by Parent, except the conditions set forth in Section 6.1(k) and Section 6.1(l) shall not be applicable to any Delayed Closing:

(a)                                 No Injunctions or Restraints; Illegality.  No Order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of Transactions shall be in effect.  No Law shall have been enacted, entered, promulgated or enforced by any Governmental Authority that prohibits or makes illegal consummation of the Transactions.

(b)                                 Governmental Approvals.  All Governmental Approvals necessary for the consummation of the Transactions shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired.

(c)                                  Representations and Warranties Accurate.  The representations and warranties of GECC and Seller set forth in Article 3 applicable to such Closing that are qualified as to materiality (including in the definition of Seller Material Adverse Effect) and Section 3.1 and Section 3.2 shall be true and correct, and the representations and warranties of GECC and Seller set forth in Article 3 applicable to such Closing that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of such Closing Date as though made at such time, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date.

(d)                                 Performance.  GECC and Seller shall have performed and complied in all material respects with all covenants and other agreements required by this Agreement and the Ancillary Documents to which it is a party to be performed and complied with by it prior to or on such Closing Date.

(e)                                  No Seller Material Adverse Effect.  From the date of this Agreement to the Initial Closing Date, no Seller Material Adverse Effect shall have occurred.

(f)                                   CLO Issuers.  Neither Seller nor any of its Affiliates shall have received notice from any CLO Issuer, CLO Investor or other party to any CLO Issuer Operative Document relating to the applicable Assets that it will cause or is contemplating causing, either individually or collectively with others, a redemption of any securities issued by such CLO Issuer or termination of any such CLO Management Agreement, except in each case, as would not have a Seller Material Adverse Effect.

(g)                                  Consents.  (i) With respect to the Initial Closing, Seller shall have obtained, prior to the Initial Closing, Seller Consents with respect to Assets with an Allocated Cash Value that represents at least 66 2/3% of the Cash Amount or (ii) with respect to any Delayed Closing, Seller shall have obtained, prior to such Delayed Closing, the applicable Seller Consents.

(h)                                 FIRPTA Certificate.  Seller shall have provided to Parent a FIRPTA certificate which meets the requirements of Section 1445 of the Code and the Treasury Regulations thereunder and certifies that Seller is not a foreign Person for purposes of Section 1445 of the Code.

(i)                                     Certain Documents.  Parent shall have received a copy of the Assignment and Assumption Agreement relating to the Assets to be transferred to, and Assumed Liabilities to be assumed by, Purchaser at such Closing and, with respect to the Initial Closing, each other Ancillary Document, duly executed by GECC, Seller or the Affiliate of GECC party thereto.

(j)                                    Officer’s Certificate.  Parent shall have received a certificate executed by a duly authorized executive officer of Seller on behalf of Seller dated as of the applicable Closing Date, to the effect that the conditions set forth in Section 6.1(c), Section 6.1(d), Section 6.1(e), Section 6.1(f) and Section 6.1(g) have been satisfied as to Seller.

(k)                                 Secretary’s Certificate.  Parent shall have received true, correct and complete copies of (i) the Seller’s Constituent Documents and (ii) resolutions of the sole Director of Seller and sole member of Seller authorizing the execution, Delivery and performance of this Agreement and the consummation of the Transactions, certified as correct and complete as of the Initial Closing Date by the Secretary of Seller.

(l)                                     Commercial Council.  A commercial council shall have been formed pursuant to, and in accordance with, a Commercial Council Charter in substantially the form agreed to by Parent and Seller as of the date hereof and each of the Persons set forth in such Commercial Council Charter shall have been appointed to serve on such council.

(m)                             Legal Opinion.  To the extent a legal opinion is delivered to any CLO Trustee in connection with obtaining the Seller Consent for the transfer of the applicable Asset at such Closing, Seller shall have Delivered to Parent a copy of such legal opinion.

Section 6.2                                   Conditions to Obligation of GECC and Seller.  The obligations of each of GECC and Seller under this Agreement to consummate the Transactions on the applicable Closing Date shall be subject to the satisfaction, at or prior to such Closing Date, of the following conditions, any one or more of which may be waived by GECC, except the conditions set forth in Section 6.2(h), Section 6.2(i), Section 6.2(j) and Section 6.2(k) (and the related certification in Section 6.2(g)) shall not be applicable to any Delayed Closing:

(a)                                 No Injunctions or Restraints; Illegality.  No Order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Transactions shall be in effect.  No Law shall have been enacted, entered, promulgated or enforced by any Governmental Authority that prohibits or makes illegal consummation of the Transactions.

(b)                                 Governmental Approvals.  All Governmental Approvals necessary for the consummation of the Transactions shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired.

(c)                                  Representations and Warranties Accurate.  The representations and warranties of Parent and Purchaser set forth in Article 4 applicable to such Closing that are qualified as to materiality (including in the definition of Parent Material Adverse Effect) and Section 4.1, Section 4.2, Section 4.4 and, only with respect to the Initial Closing, Section 4.10 shall be true and correct, and the representations and warranties of Parent and Purchaser set forth in Article 4 applicable to such Closing that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of such Closing Date as though made at such time, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date.

(d)                                 Performance.  Each of Parent and Purchaser shall have performed and complied in all material respects with all covenants and other agreements required by this Agreement and the Ancillary Documents to which it is a party to be performed and complied with by it prior to or on the applicable Closing Date.

(e)                                  Waivers.  The Dilution Waiver and the Existing Stockholders Agreement Waiver shall be in full force and effect.

(f)                                   Certain Documents.  GECC shall have received a copy of the Assignment and Assumption Agreement relating to the Assets to be transferred to, and Assumed Liabilities to be assumed by, Purchaser at such Closing and, with respect to the Initial Closing, each other Ancillary Documents, duly executed by Purchaser or the Affiliate of Purchaser party thereto.

(g)                                  Officer’s Certificate.  GECC shall have received a certificate executed by a duly authorized executive officer of Parent on behalf of Parent and Purchaser dated as of the applicable Closing Date, to the effect that the conditions set forth in Section 6.2(c), Section 6.2(d), Section 6.2(i) and Section 6.2(k) have been satisfied.

(h)                                 Secretary’s Certificate.  GECC shall have received true, correct and complete copies of (i) each of Parent’s and Purchaser’s Constituent Documents and (ii) resolutions of the Board of Directors of Parent and of the sole member of Purchaser authorizing the execution, Delivery and performance of this Agreement and the consummation of the Transactions, certified as correct and complete as of the Initial Closing Date by the Secretary of Parent and the Secretary of Purchaser, respectively.

(i)                                     Listing of Shares.  Parent shall have received notification from the NASDAQ that the review process with respect to the Notification Form for Listing of Additional Shares with respect to the Transaction Shares to be issued upon the consummation of the Initial Closing has been completed.

(j)                                    State Securities Laws.  Parent shall have obtained all necessary permits and qualifications, if any, or secured an exemption therefrom, required by the state securities Laws prior to the issuance of the Stock Consideration and Warrant Shares, and such authorization, approval, permit or qualification shall be effective at the Initial Closing.

(k)                                 No Parent Material Adverse Effect.  From the date of this Agreement to the Initial Closing Date, no Parent Material Adverse Effect shall have occurred.

ARTICLE 7
SURVIVAL; INDEMNIFICATION

Section 7.1                                   Survival of Representations and Warranties and Covenants.  All representations, warranties, covenants and obligations contained in this Agreement or in any certificate Delivered pursuant to this Agreement shall survive and continue in full force and effect following the Closings; provided, that any covenant that contemplates a shorter survival time in such covenant shall survive in full force and effect until the end of such shorter period; provided, further, that, the representations and warranties (other than the Fundamental Representations) shall only survive and continue in full force and effect until December 31, 2013; provided, that the representations and warranties (other than the Fundamental Representations) relating to any Delayed Closing Assets or Delayed Closing Liabilities shall survive and continue in full force and effect until the later of December 31, 2013 and 12 months following the applicable Delayed Closing.  Notwithstanding anything herein to the contrary, with respect to any claim for Losses for which an Indemnifying Party has delivered notice to the Indemnifying Party prior to the expiration of the applicable representation, warranty or covenant, such representation, warranty or covenant, as the case may be, shall survive as to such claim until the final resolution of such claim.

Section 7.2                                   Indemnification.

(a)                                 Subject to this Article 7, from and after the Initial Closing, each of Seller and GECC hereby agrees to jointly and severally indemnify and hold Parent, Purchaser, and their respective directors, officers, employees, Affiliates, stockholders, members, agents, attorneys, representatives, successors and assigns (collectively, the “Parent Indemnified Parties”) harmless from and against, and pay to the applicable Parent Indemnified Parties the amount of, any and all

Losses suffered or incurred by any such Parent Indemnified Parties arising from, relating to or otherwise in connection with:

(i)                                     any breach of or inaccuracy in any representation or warranty of GECC or Seller contained in this Agreement or in any of the certificates furnished by GECC or Seller pursuant to this Agreement, without giving effect to any materiality threshold or qualifier contained therein (including in the definition of Seller Material Adverse Effect) when determining the amount of Losses (but, for the avoidance of doubt, such qualifiers shall be given full force and effect when determining whether any breach or inaccuracy has occurred or when otherwise determining whether a claim may be brought hereunder);

(ii)                                  any breach of or failure to perform any covenant or agreement of Seller or GECC contained in this Agreement required to be performed or complied with after the Initial Closing; and

(iii)                               any Retained Liability.

(b)                                 Subject to this Article 7, from and after the Initial Closing, Parent and Purchaser hereby agree to indemnify and hold GECC, Seller and their respective directors, officers, employees, Affiliates, stockholders, members, agents, attorneys, representatives, successors and assigns (collectively, the “GECC Indemnified Parties”) harmless from and against, and pay to the applicable GECC Indemnified Parties the amount of, any and all Losses suffered or incurred by any such GECC Indemnified Parties arising from, relating to or otherwise in connection with:

(i)                                     any breach of or inaccuracy in any representation or warranty of Parent or Purchaser contained in this Agreement or in any of the certificates furnished by Parent or Purchaser pursuant to this Agreement, without giving effect to any materiality threshold or qualifier contained therein (including in the definition of Seller Material Adverse Effect) when determining the amount of Losses (but, for the avoidance of doubt, such qualifiers shall be given full force and effect when determining whether any breach or inaccuracy has occurred or when otherwise determining whether a claim may be brought hereunder);

(ii)                                  any breach of or failure to perform any covenant or agreement of Parent or Purchaser contained in this Agreement required to be performed or complied with after the Initial Closing; and

(iii)                               any Assumed Liability.

(c)                                  The right to indemnification or any other remedy based on representations, warranties, covenants and agreements in this Agreement shall not be affected by any investigation conducted at any time, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or any Closing Date, with respect to the accuracy or inaccuracy of, or compliance with, any such representation, warranty, covenant or agreement.  The waiver of any condition to any Closing under Article 6 based on the accuracy of any such representation or warranty, or on the performance of or compliance with any such covenant or agreements, shall not affect the right to indemnification based on such representations, warranties, covenants and agreements.

(d)                                 For Tax purposes, the parties agree to treat, to the extent permitted by Law, all payments made under any indemnity provisions contained in this Agreement as adjustments to the Purchase Price.

Section 7.3                                   Notice and Defense of Claims.

(a)                                  In order for a GECC Indemnified Party or Parent Indemnified Party (each, an “Indemnified Party” and collectively, the “Indemnified Parties”) to be entitled to seek any indemnification provided for under this Agreement, such Indemnified Party shall give notice (which shall describe in reasonable detail the basis of the claim for indemnification) to the indemnifying party pursuant to Section 7.2 (the “Indemnifying Party”) as promptly as practicable and in any event within twenty (20) days after receiving knowledge of the occurrence of the event giving rise to such Indemnified Party’s claim for indemnification; provided, that the failure of such Indemnified Party to give notice as provided in this Section 7.3 shall not relieve the Indemnifying Party of its obligations under Section 7.2, except to the extent that the Indemnifying Party shall have been actually and materially prejudiced as a result of such failure and the indemnification obligations are materially increased as a result of such failure.  In the event of any Legal Proceeding asserted by any Person who is not a party (or a successor to a party) to this Agreement (a “Third Party Claim”) which is or gives rise to an indemnification claim hereunder, the Indemnifying Party may elect within ten (10) Business Days following notice of a Third Party Claim to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct and control the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld, conditioned or delayed), and the Indemnified Party shall be consulted regarding, and may participate in, such defense thereof and to employ counsel separate from the counsel employed by the Indemnifying Party; provided, the Indemnifying Party shall not be entitled to assume or maintain control of the defense of any Third Party Claim if (i) such Third Party Claim relates to or arises in connection with any criminal proceeding, indictment, allegation or investigation, (ii) such Third Party Claims seeks an injunction or equitable relief against any Indemnified Party or (iii the damages claimed in such Third Party Claim are greater than the Losses for which the Indemnifying Party is liable under this Article 7; provided, further, that if the Indemnifying Party fails to defend or if, after commencing or undertaking any such defense, the Indemnifying Party fails to prosecute or withdraws from such defense, the Indemnified Party shall have the right to undertake the defense or settlement thereof, and the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim.  Should the Indemnifying Party elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof.  If the Indemnifying Party chooses to defend any Third Party Claim, the other Parties shall cooperate in the defense or prosecution of such Third Party Claim.  Such cooperation shall include the retaining of and (upon the Indemnifying Party’s request) the providing to the Indemnifying Party of records and information which are reasonably relevant to such Third Party Claim, and making employees and other representatives and advisors available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  Regardless of whether or not the Indemnifying Party shall have assumed the defense of a Third Party Claim (i) the Indemnified Party shall Deliver to the Indemnifying Party, within five (5) Business Days after the Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim and (ii) neither the Indemnifying Party nor the Indemnified Party shall admit any Liability with respect to, or settle, compromise or discharge, any Third Party Claim without the prior written Consent of the other party, which shall not be unreasonably withheld, conditioned or delayed.  The Indemnifying Party shall not enter into any settlement of, or Consent to the entry of any judgment in connection with, any Third Party Claim without the prior written Consent of the Indemnified Party (which Consent shall not be unreasonably withheld, conditioned or delayed) unless such settlement (x) includes an unconditional release of such Indemnified Party, in form and substance reasonably satisfactory to such Indemnified Party, from all Liability on claims that are the subject matter of such settlement (and does not impose any non-monetary obligations or restrictions on any Indemnified Party), and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

(b)                                 The parties hereto agree that process may be served on the Indemnifying Party with respect to such Third Party Claim by service of process Delivered in the manner and to the address for such Indemnifying Party provided by Section 9.2.

Section 7.4                                   Determination of Loss Amount.

(a)                                  The amount of any Loss subject to indemnification under Section 7.2 shall be calculated net of any insurance proceeds (net of direct collection expenses) or any indemnity, contribution or other similar payment actually received by the Indemnified Party from any third party with respect thereto.

(b)                                 Notwithstanding anything herein to the contrary, neither Seller and GECC, nor Parent and Purchaser, shall have any obligation to indemnify, defend and/or hold the Parent Indemnified Parties or the GECC Indemnified Parties, respectively, pursuant to Section 7.2(a)(i) or Section 7.2(b)(i), respectively, unless and until the aggregate Loss actually incurred by such Indemnified Parties in connection with all such claims exceeds a threshold of $200,000 (the “Threshold”), in which case such Indemnifying Party, as the case may be, may then seek recovery of any claims in excess of the Threshold.

(c)                                  Notwithstanding anything herein to the contrary, (i) the aggregate amount of all Losses for which the Parent Indemnified Parties are entitled to indemnification pursuant to Section 7.2(a)(i) shall not exceed $2,000,000 (the “Cap”) and (ii) the aggregate amount of all Losses for which GECC Indemnified Parties are entitled to indemnification pursuant to Section 7.2(b)(i) shall not exceed the Cap.

(d)                                 No Indemnifying Party shall have any Liability pursuant to this Article 7 in excess of the amount of the Purchase Price (as adjusted pursuant to Section 2.5).

(e)                                  The limitations in Section 7.4(b) and (c) shall not apply to Fundamental Representations.

Section 7.5                                   Remedies Exclusive.  The Indemnified Parties understand and agree that, from and after each Closing, except with respect to claims of fraud, the indemnity provisions set forth in this Article 7 are the sole and exclusive remedies of the Indemnified Parties with respect to any Losses that have been or may be suffered by the Indemnified Parties in connection with this Agreement, except (i) the determination of the Interim Period Management Fees shall be governed by Section 2.5 and (ii) nothing herein shall restrict the ability of Parties to seek specific performance or injunctive relief against any other Party.  For the avoidance of doubt, nothing in this Article 7 shall limit in any way the rights any Party may have under applicable Law with respect to claims of fraud against any other Party.

Section 7.6                                   Payments.

(a)                                  Payment of any indemnification obligation pursuant to Article 7 shall be effected by wire transfer of immediately available funds to an account(s) designated by the Indemnified Party, in each case within five (5) Business Days after the determination thereof (whether by mutual agreement of Parent and GECC or by final non-appealable Order of an arbitration panel or court of competent jurisdiction).

(b)                                 Notwithstanding any provision herein to the contrary, if Seller or GECC is obligated to indemnify any Parent Indemnified Party for any indemnification claim in accordance with this Article 7, the Parent Indemnified Parties may set-off the amount of Losses with respect to such claim against any amounts payable by Parent or its Subsidiaries to GECC, Seller or their respective Affiliates (or their respective successors or assigns) under this Agreement as the same becomes due.  If a Parent Indemnified Party intends to set-off any amount of such Losses, such Parent Indemnified Party will provide not less than ten (10) Business Days’ prior written notice to Seller of its intention to do so, together with a reasonably detailed explanation of the basis thereof (a “Set-Off Notice”).  If, within ten (10) Business Days of its receipt of a Set-Off Notice, GECC provides such Purchaser Indemnified Party with written notice of Seller’s dispute with such Purchaser Indemnified Party’s right to make such set-off, (i) such Parent Indemnified Party and GECC will meet in good faith to attempt to resolve their dispute and (ii) Parent may withhold the applicable set-off amount contemplated by the Set-Off Notice, and Parent shall deposit such amount in an interest bearing separate account, which does not include any other funds of Parent or any of its Subsidiaries, and Parent shall not access such set-off amount, until (and then only to the extent) such Parent Indemnified Party’s claim is finally determined in accordance with this Article 7 in such Parent Indemnified Party’s favor.

ARTICLE 8
TERMINATION OF AGREEMENT

Section 8.1                                   Termination.  This Agreement may not be terminated prior to the Initial Closing, except as follows:

(a)                                  by written Consent of Parent and GECC;

(b)                                 at the election of Parent or GECC upon prior written notice, if any one or more of the conditions set forth in Article 6 (other than those that by their nature are to be satisfied at the Initial Closing) has not been fulfilled on or before December 31, 2012; provided, that such date shall be extended to March 31, 2013 if the Initial Closing occurs prior to December 31, 2012 (as applicable, the “End Date”); provided, that the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to the Party seeking to terminate this Agreement if any failure by such Party to perform or observe the covenants and agreements of such Party set forth in this Agreement shall have proximately caused the failure of the Initial Closing to occur on or before the End Date;

(c)                                  at the election of Parent or Seller upon prior written notice, if any court of competent jurisdiction or other Governmental Authority shall have issued a final nonappealable Order or taken any other final action permanently restraining, enjoining or otherwise prohibiting the consummation of the Transactions;

(d)                                 at the election of (x) Parent, upon prior written notice, if there has been any breach of any representation or warranty, or breach of any covenant or agreement, made by GECC or Seller contained in this Agreement or (y) GECC or Seller, upon prior written notice, if there has been any breach of any representation or warranty, or breach of any covenant or agreement, made by Parent or Purchaser contained in this Agreement, in each case which breach (i) would give rise to a failure of a condition set forth in Article 6 and (ii) has not been cured by the Party in breach prior to the earlier to occur of (A) ten (10) Business Days after such Party’s receipt of written notice of such breach and (B) the End Date; provided, however, that no Party that is then in material breach of this Agreement may terminate this Agreement pursuant to this Section 8.1(d).

Section 8.2                                   Survival After Termination.  If this Agreement is terminated in accordance with Section 8.1 hereof and the Transactions are not consummated, this Agreement shall become void and of no further force and effect and each Party shall pay its own Transaction Expenses, except that (i) the provisions set forth in Article 9 and this Section 8.2 shall survive the termination of this Agreement and (ii) nothing in this Agreement shall relieve any Party from Liability from the willful and material breach of or willful and material default under any representation, warranty or covenant made by such Party or any of its Affiliates under this Agreement.

ARTICLE 9
MISCELLANEOUS

Section 9.1                                   Expenses.  Each Party hereto shall pay its own Transaction Expenses.

Section 9.2                                   Notices.  All notices, demands and other communications pertaining to this Agreement (“Notices”) shall be in writing and addressed as follows:

If to GECC or Seller:

Bank Loan Group

201 Merritt 7

Norwalk, CT 06856

Attention:  Mark Duncan; Alvin Lim
E-mail:  Mark.Duncan@ge.com; Alvin.Lim@ge.com

with copies to:

Allen & Overy LLP

1221 Avenue of the Americas

New York, NY 10020

Attention:  Eric Shube
E-mail:  eric.shube@allenovery.com

If to Parent or Purchaser:

CIFC Corp.

250 Park Avenue, 4th Floor

New York, NY 10177
Attention:  Robert C. Milton III
E-mail:  rmilton@cifc.com

with copies to:

Goodwin Procter LLP

53 State Street

Boston, MA 02109

Attention:  John Mutkoski; Amber Dolman
E-mail:  jmutkoski@goodwinprocter.com; adolman@goodwinprocter.com

Notices shall be deemed given (a) on the first (1st) Business Day after being sent, prepaid, by nationally recognized overnight courier that issues a receipt or other confirmation of Delivery, (b) when sent, if sent by electronic mail before 5:00 p.m. on a Business Day at the location of receipt and otherwise the next following Business Day.  Any party may change the address to which Notices under this Agreement are to be sent to it by giving written notice of a change of address in the manner provided in this Agreement for giving Notice.

Section 9.3                                   Governing Law.  This Agreement will be governed by and construed and enforced in accordance with the internal Laws of the State of New York without reference to any choice of law rules that would require the application of the Laws of any other jurisdiction.

Section 9.4                                   Consent to Jurisdiction.  Each Party to this Agreement, by its execution hereof, (a) hereby irrevocably consents and agrees that any action, suit or proceeding arising in connection with any disagreement, dispute, controversy or claim, in whole or in part, arising out of, related to, based upon or in connection with this Agreement or the subject matter hereof shall be brought only in the courts of the State Courts of the State of New York, New York County or the United States District Court located in the State of New York, New York County, (b) hereby waives to the extent not prohibited by applicable Law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court and (c) hereby agrees not to commence any such action other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action to any court other than one of the above-named courts whether on the grounds of forum non conveniens or otherwise. Each Party hereby (i) consents to service of process in any such action in any manner permitted by New York Law, (ii) agrees that service of process made in accordance with clause (i) or made by registered or certified mail, return receipt requested, at its address specified pursuant to Section 9.2, shall constitute good and valid service of process in any such action, and (iii) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such action any claim that service of process made in accordance with clause (i) or (ii) does not constitute good and valid service of process.

Section 9.5                                   Specific Performance.  The Parties to this Agreement each acknowledge that each Party would not have an adequate remedy at law for money damages in the event that any of the covenants hereunder have not been performed in accordance with their terms, and therefore agree that each other Party hereto shall be entitled to specific enforcement of the terms hereof and any other equitable remedy to which such Party may be entitled (including the right to cause the consummation of the Transactions on the terms and subject to the conditions thereto set forth in this Agreement).  Each of the Parties hereby waives (i) any defenses in any action for specific performance, including the defense that a remedy at law would be adequate and (ii) any requirement under any Law to post a bond or other security as a prerequisite to obtaining equitable relief.  If any Party brings any action to enforce specifically the performance of the terms and provisions hereof by any other party, the End Date shall automatically be extended by (x) the amount of time during which such action is pending, plus twenty (20) Business Days or (y) such other time period established by the court presiding over such action.

Section 9.6                                   Waiver of Jury Trial; Waiver of Consequential Damages.  Each Party hereto waives its right to a trial by jury in any judicial proceeding involving, directly or indirectly, any matters (whether sounding in tort, contract or otherwise) in any way arising out of, related to or connected with this Agreement or the Transactions contemplated hereby.  Each Party hereto waives any claim against any other Party on any theory of liability, for special, indirect, consequential, punitive or incidental damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby or the Transactions.

Section 9.7                                   Binding Effect; Persons Benefiting; Assignment.  This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns.  Nothing in this Agreement is intended or shall be construed to confer upon any Person other than the Parties hereto and their respective successors and permitted assigns any right, remedy or claim under or by reason of this Agreement or any part hereof.  The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties.  Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 9.11 without notice or Liability to any other Person.  In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the Knowledge of any of the Parties.  Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.  Without the prior written Consent of each of the other Parties, this Agreement may not be assigned by any of the Parties and any purported assignment made without such Consent shall be null and void.

Section 9.8                                   Counterparts.  This Agreement may be executed in counterparts (including by facsimile or other electronic transmission), each of which shall be deemed an original and each of which shall constitute one and the same instrument.

Section 9.9                                   Entire Agreement.  This Agreement, including the Schedules, Exhibits, Annexes, certificates and lists referred to herein, any documents executed by the Parties simultaneously herewith or pursuant thereto constitute the entire understanding and agreement of the Parties hereto with respect to the subject matter hereof (except for the Confidentiality Agreement, which shall remain in full force and effect until the earliest to occur of (x) the date all of the Assets are Transferred Assets, (y) the date on which the Agreement is terminated in accordance with its terms and (z) the End Date) and supersedes all other prior agreements and understandings, written or oral, between the Parties with respect to such subject matter.

Section 9.10                            Severability.  If any provision of this Agreement, or the application thereof to any Person or circumstance, is invalid or unenforceable in any jurisdiction, (a) a substitute and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable in such jurisdiction, the intent and purpose of their invalid or unenforceable provision; and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability of such provision affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 9.11                            Amendments and Waivers.  This Agreement may not be amended, altered or modified except by written instrument executed by each of the Parties hereto.  The failure by any Party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision nor in any way to affect the validity of this Agreement or any part hereof or the right of such Party thereafter to enforce each and every such provision.  No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.  Any waiver made by any Party hereto in connection with this Agreement shall not be valid unless agreed to in writing by such Party.

Section 9.12                            Mutual Drafting; Interpretation.  Each Party hereto has participated in the drafting of this Agreement, which each such Party acknowledges is the result of extensive negotiations between the Parties.  If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision.

[Remainder of Page Left Blank]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

PARENT:

CIFC CORP.

By:	/s/ Peter Gleysteen
Name: Peter Gleysteen
Title: Chief Executive Officer

PURCHASER:

CIFC ASSET MANAGEMENT LLC

By:	/s/ Peter Gleysteen
Name: Peter Gleysteen
Title: Chief Executive Officer

Signature Page to Asset Purchase Agreement

SELLER:

GE CAPITAL DEBT ADVISORS LLC

By:	/s/ Isabel Fernandez
Name: Isabel Fernandez
Title: Vice-President

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Amanda van Heyst
Name: Amanda van Heyst
Title: President

Signature Page to Asset Purchase Agreement

Schedule 1.1

Allocated Cash Value

Assets relating to:	Percentage of Cash Amount:
Navigator CDO 2003, Ltd.	5%
Navigator CDO 2004, Ltd.	11%
Navigator CDO 2005, Ltd.	24%
Navigator CDO 2006, Ltd.	60%

EXHIBIT A to the Asset Purchase Agreement

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of [•], is by and between GE CAPITAL DEBT ADVISORS LLC, a limited liability company organized under the laws of the State of Delaware (“Assignor”), and CIFC Asset Management LLC, a limited liability company organized under the laws of the State of Delaware (“Assignee”).  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in or by reference to the Purchase Agreement (as defined below).

WHEREAS, Assignor, Assignee, General Electric Capital Corporation, a corporation formed under the laws of Delaware and the direct parent company of Assignor, and CIFC Corp., a corporation formed under the laws of the State of Delaware and the direct parent company of Assignee, have entered into that certain asset purchase agreement dated as of July     , 2012 (the “Purchase Agreement”); and

WHEREAS, pursuant to the Purchase Agreement, Assignor has agreed to assign certain rights and agreements to Assignee, and Assignee has agree to assume certain obligations of Assignee, and this Agreement is contemplated by Sections 6.1(i) and 6.2(f) of the Purchase Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.                            Assignment and Assumption.

1.1                               Assignor hereby sells, transfers, conveys, assigns and delivers to the Assignee, free and clear of any Lien, all of Assignor’s right, title and interest in and to the Management Agreement, dated as of [•] (the “200[•] Management Agreement”), by and between Assignor and Navigator CDO 200[•] Ltd., a Cayman Islands exempted company (the “Issuer”), and any rights Assignor has as Collateral Manager under the other related CLO Issuer Operative Documents, but excluding the rights held by Assignor prior to the Closing under the 200[•] Management Agreement and the other related CLO Issuer Operative Documents to the extent such documents (a) provide Assignor or any of its Affiliates continuing indemnity and exculpation rights for occurrences prior to such Closing for which Assignor or any of its Affiliates remain liable after such Closing or (b) provide for payment to Assignor or any of its Affiliates for services rendered prior to such Closing under such documents.

1.2                               Assignee hereby assumes, and hereafter agrees to satisfy or perform when due, all Liabilities of Assignor to be performed after the date hereof relating to or arising out of the 200[•] Management Agreement and all Liabilities of Assignor as Collateral Manager to be performed after the date hereof relating to or arising out of the Collateral Administration Agreement, dated as of [•], by and among Issuer, Assignor and [Collateral Administrator], which shall not include any Liabilities of Assignor to be performed under, relating to or arising out of any Retained Assets (the “Assumed Liabilities”).  For the avoidance of doubt, pursuant to this Assignment and Assumption Agreement, (a) Assignee will not assume any Liabilities of Assignor other than the Assumed Liabilities, and (b) no Taxes will be included as Assumed Liabilities.

SECTION 2.                            Governing Law.  This Assignment and Assumption Agreement will be governed by and construed and enforced in accordance with the internal laws of the State of New York without reference to any choice of law rules that would require the application of the Laws of any other jurisdiction.

SECTION 3.                            Construction with Purchase Agreement.  This Assignment and Assumption Agreement is delivered pursuant to and shall be subject to the provisions of Sections 9.2, 9.4, 9.5, 9.6, 9.10 and 9.12 of the Purchase Agreement, mutatis mutandis.

SECTION 4.                            Counterparts.  This Assignment and Assumption Agreement may be executed in counterparts (including by facsimile or other electronic transmission), each of which shall be deemed an original and each of which shall constitute one and the same instrument.

SECTION 5.                            Amendments.  This Assignment and Assumption Agreement may be not be amended, altered or modified except by a written instrument executed by each of the parties hereto. The failure by any party hereto to enforce at any time any of the provisions of this Assignment and Assumption Agreement shall in no way be construed to be a waiver of any such provision nor in any way to affect the validity of this Assignment and Assumption Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision.  No waiver of any breach of or non-compliance with this Assignment and Assumption Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.  Any waiver made by any party hereto in connection with this Assignment and Assumption Agreement shall not be valid unless agreed to in writing by such party.

 [signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be duly executed by their authorized officers as of the date first above written.

GE CAPITAL DEBT ADVISORS LLC

By:
Name:
Title:

CIFC ASSET MANAGEMENT LLC

By:
Name:
Title:

Assignment and Assumption Agreement (Navigator CDO 200[•], Ltd.)

EXHIBIT B to the Asset Purchase Agreement

SECOND AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

CIFC CORP.

DFR HOLDINGS, LLC

CIFC PARENT HOLDINGS LLC

AND

GE CAPITAL EQUITY INVESTMENTS, INC.

Dated as of [                  ], 2012

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SECOND AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

THIS SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of [                  ], 2012, by and among CIFC Corp., a Delaware corporation (the “Company”), DFR Holdings, LLC , a Delaware limited liability company (together with its successors and assigns, “DFR Holdings”), CIFC Parent Holdings LLC, a Delaware limited liability company (together with its successors and assigns, “CIFC Parent”), and GE Capital Equity Investments, Inc., a Delaware corporation (together with its successors and assigns, “GECEII” and, collectively with DFR Holdings and CIFC Parent, the “Investors”).

WHEREAS, pursuant to that certain Asset Purchase Agreement, dated as of July     , 2012 (the “Asset Purchase Agreement”), among the Company, CIFC Asset Management LLC, an affiliate of the Company (“CIFCAM”), GE Capital Debt Advisors LLC (“GECDA”), and General Electric Capital Corporation, the Company issued to GECEII 1,000,000 shares (the “GECEII Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”), and a warrant (the “Warrant”) to purchase up to 2,000,000 shares of Common Stock or (if exercised by the Initial Holder (as defined in the Warrant)) Preferred Stock (as defined in the Warrant) (the shares issuable upon the exercise of the Warrant, and any other securities issued in respect thereof or into which such shares or other securities shall be converted or exchanged in connection with stock splits, reverse stock splits, stock dividends or distributions, combinations or any other recapitalizations after the date of the Investment Agreement (as defined below), the “Warrant Shares”);

WHEREAS, as of the date hereof, DFR Holdings owns (i) [4,545,455] shares of Common Stock (the “DFR Holdings Shares”) and (ii) Senior Subordinated Convertible Notes in the original principal amount of twenty-five million dollars ($25,000,000) and due December 9, 2017 (the “Convertible Notes”), which are convertible into shares of Common Stock (the “Conversion Shares”);

WHEREAS, as of the date hereof, CIFC Parent owns [9,090,909] shares of Common Stock (the “CIFC Shares”);

WHEREAS, the Company, DFR Holdings and CIFC Parent are parties to the Amended and Restated Registration Rights Agreement, dated as of April 13, 2011 (the “A&R Agreement”);

WHEREAS, DFR Holdings and CIFC Parent have established certain terms and conditions concerning the corporate governance of the Company, the CIFC Shares and the DFR Holdings Shares and related provisions concerning the relationship of DFR Holdings and CIFC Parent with, and their investments in, the Company, as provided in the Amended and Restated Stockholders Agreement, dated as of April 13, 2011 and as amended, supplemented or otherwise modified from time to time (the “Stockholders Agreement”);

WHEREAS, GECEII and the Company are establishing certain terms and conditions concerning the corporate governance of the Company, the GECEII Shares (as defined below),

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the Warrant Shares and related provisions concerning the relationship of GECEII with, and its investment in, the Company, as provided in the Investment Agreement, dated as of the date hereof (the “Investment Agreement”);

WHEREAS, the execution and delivery of this Agreement is a condition to the obligations of the Company, CIFCAM and GECDA to consummate the Transactions (as defined in the Asset Purchase Agreement); and

WHEREAS, the Company, DFR Holdings and CIFC Parent desire to amend and restate the A&R Agreement and establish in this Agreement certain terms and conditions concerning the registration rights with respect to the CIFC Shares, the DFR Holdings Shares, the Conversion Shares, the GECEII Shares and the Warrant Shares (to the extent exercised for shares of Common Stock or otherwise converted to shares of Common Stock) and related provisions concerning the relationship of the Investors with, and their investments in, the Company from and after the Closing (as defined in the Asset Purchase Agreement).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.                                          Definitions.  As used in this Agreement, the following terms shall have the respective meanings set forth in this Section 1:

“Acquisition Agreement” means the Acquisition and Investment Agreement, dated as of March 22, 2010, by and among the Company, Bounty Investments, LLC and Columbus Nova Credit Investment Management, LLC.

“Affiliate” means, with respect to any Person, any other Person, directly or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person.  The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined under Rule 405.

“Business Day” means a day other than Saturday, Sunday or any other day on which banks located in New York, New York are authorized or obligated Law to close.

“Commission” means the United States Securities and Exchange Commission or any successor entity thereto.

“Demand Registration” has the meaning set forth in Section 2(a).

“Demanding Holder” means the Holder requesting registration of Registrable Securities pursuant to Section 2(a).

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“Effective Date” means the time and date that the Registration Statement filed pursuant to Section 2(a) is first declared effective by the Commission or otherwise becomes effective.

“Effectiveness Date” means, with respect to each Registration Statement that may be required pursuant to Section 2(a)) hereof: (i) if the Company is a WKSI at such time, the date such additional Registration Statement is filed; or (ii) if the Company is not a WKSI at such time, the earlier of: (x) the forty-fifth (45th) day following the written notice of demand therefor by the Demanding Holder and (y) the fifth (5th) Trading Day following the date on which the Company is notified by the Commission that such additional Registration Statement will not be reviewed or is no longer subject to further review and comments.

“Effectiveness Period” has the meaning set forth in Section 2(a).

“Electing Holder” means (a) with respect to any Demand Registration pursuant to Section 2(a), each Holder other than the Demanding Holder that requests to include Registrable Securities in such Demand Registration and (b) with respect to any Piggyback Registration pursuant to Section 3(a), each Holder that requests to include Registrable Securities in such Piggyback Registration.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Filing Date” means with respect to each Registration Statement that may be required pursuant to Section 2(a) hereof, (x) if the Company is then eligible to file a Registration Statement on Form S-3, the fifteenth (15th) day following the written notice of demand therefor by the Demanding Holder or (y) if the Company is not then eligible to file a Registration Statement on Form S-3, the thirtieth (30th) day following the written notice of demand therefor by the Demanding Holder, provided, however, that if the Filing Date falls on a Saturday, Sunday or other day that the Commission is closed for business, the Filing Date shall be extended to the next Business Day on which the Commission is open for business.

“Freely Tradable” means, with respect to any security, a security that (i) is eligible to be sold by the Holder thereof without any volume or manner of sale restrictions under the Securities Act pursuant to Rule 144 or (ii) (A) if certificated, does not and is not required to bear legends restricting the transfer thereof and (B) if not certificated, does not and is not required to bear a restricted CUSIP number and/or is not and is not required to be held in a “restricted account” on behalf of a Holder by the Company’s transfer agent.

“GECEII Shares” has the meaning set forth in the recitals hereto.

“Governmental Authority” means any foreign, federal, state or local governmental, judicial, legislative, regulatory or administrative agency, commission or authority, and any court, tribunal or arbitrator(s) of competent jurisdiction, including Self-Regulatory Organizations.

“Holder” or “Holders” means the record holder or holders, as the case may be, from time to time of Convertible Notes, the Warrant and any Registrable Securities.

“Indemnified Party” has the meaning set forth in Section 6(c).

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“Indemnifying Party” has the meaning set forth in Section 6(c).

“Investor Shares” means the CIFC Shares, the DFR Holdings Shares, the GECEII Shares and any other shares of Common Stock held by CIFC Parent, DFR Holdings, GECEII or any other Investor.

“Law” means any statute, code, Order, law, ordinance, rule, regulation or other requirement of any Governmental Authority (including, for the sake of clarity, common law).

“Losses” has the meaning set forth in Section 6(a).

“Order” means any judgment, order, injunction, stipulation, decree, writ, doctrine, ruling, assessment or arbitration award or similar order of any Governmental Authority.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of December 21, 2010, as amended, by and among the Company, Bulls I Acquisition Corp., Bulls II Acquisition LLC, CIFC Parent and Commercial Industrial Finance Corp.

“Original Agreement” means the Registration Rights Agreement, dated as of June 9, 2010, by and between the Company and Bounty Investments, LLC.

“Other Securities” has the meaning set forth in Section 2(d).

“Person” means any individual, corporation, partnership, limited liability company, limited liability partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or other entity.

“Piggyback Notice” has the meaning set forth in Section 3(a).

“Piggyback Registration” has the meaning set forth in Section 3(a)

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or known to the Company to be threatened.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Questionnaire” has the meaning set forth in Section 4(k).

“Registrable Securities” means (i) the Investor Shares, (ii) the Conversion Shares issuable or issued upon the conversion of the Convertible Notes, (iii) the shares of Common Stock

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issuable or issued upon the exercise of the Warrant or the conversion of the Preferred Stock, (iv) any securities issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend, stock split, recapitalization or other distribution with respect to, or in exchange for, or in replacement of, the securities referenced in clauses (i), (ii), or (iii) above or this clause (iv); provided, however, that the term “Registrable Securities” shall exclude in all cases any securities (1) sold or exchanged by a Person pursuant to an effective registration statement under the Act or in compliance with Rule 144, (2) that are Freely Tradable (it being understood that for purposes of determining eligibility for resale under this clause (2), solely with respect to clause (i) of the definition of Freely Tradable, no securities held by any Holder shall be considered Freely Tradable to the extent such Holder reasonably determines that it is an affiliate (as defined under Rule 144) of the Company), (3) that shall have ceased to be outstanding, or (4) the shares of Preferred Stock issuable or issued upon the exercise of the Warrant. Notwithstanding the foregoing, Investor Shares held by GECEII or its Affiliates shall be deemed to be Registrable Securities (even if Freely Tradable) for purposes of Sections 2 and 3.

“Registration Default” has the meaning set forth in Section 2(b).

“Registration Default Date” has the meaning set forth in Section 2(b).

“Registration Default Period” has the meaning set forth in Section 2(b).

“Registration Statement” means a registration statement in the form required to register the resale of the Registrable Securities, and including the Prospectus, amendments and supplements to each such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 405” means Rule 405 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 433” means Rule 433 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

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“Securities Act” means the Securities Act of 1933, as amended.

“Self-Regulatory Organization” means each national securities exchange in the United States of America or other commission, board, agency or body that is charged with the supervision or regulation of brokers, dealers, securities underwriting or trading, stock exchanges, commodities exchanges, insurance companies or agents, investment companies or investment advisers, or to the jurisdiction of which any party or any of their respective subsidiaries is otherwise subject.

“Special Interest” has the meaning set forth in Section 2(b).

“Super Majority Interest” means the holders of two-thirds (66 2/3%) of the Registrable Securities.

“Suspension Period” has the meaning set forth in Section 2(a).

“Trading Day” means any day on which the Common Stock is traded on the Trading Market, or, if there is no Trading Market, any Business Day.

“Trading Market” means the principal national securities exchange on which the Common Stock is listed.

“WKSI” means a “well known seasoned issuer” as defined under Rule 405.

Section 2.                                          Demand Registration and Piggyback Rights on Demand Registrations.

(a)                                 Subject to Section 2(c), if at any time the Company receives a written request from DFR Holdings, CIFC Parent or GECEII that the Company register Registrable Securities under the Securities Act, the Company will prepare and file with the Commission, as promptly as reasonably practicable but not later than the applicable Filing Date, a Registration Statement covering the resale of all Registrable Securities that the Demanding Holder requests to be registered (each such registration, a “Demand Registration”); provided, that the Company shall not be required to register the Registrable Securities unless the Demanding Holder has requested to include in such Registration at least the lesser of (A) 1,000,000 shares of Common Stock and (B) if the Common Stock is then listed, the number of Registrable Securities having a fair market value (based on the closing price of the Common Stock quoted on the Trading Market immediately preceding the date the request is received by the Company) of $5,000,000.  The Registration Statement (i) shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form for such purpose) and, if the Company is a WKSI as of the Filing Date, shall be an Automatic Shelf Registration Statement and (ii) shall contain (except if otherwise requested by the Demanding Holder or required pursuant to written comments received from the Commission upon a review of such Registration Statement) the “Plan of Distribution” in substantially the form attached hereto as Annex A.  The Company will use its commercially reasonable efforts to cause the Registration Statement to be declared effective or otherwise to become effective under the Securities Act as soon as possible but, in any event, no later than the Effectiveness Date, and will use its commercially reasonable efforts to keep the

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Registration Statement continuously effective from the Effectiveness Date until the earliest to occur of (x) the date on which the Demanding Holder notifies the Company in writing that all Registrable Securities included in such Registration Statement have been sold in reliance thereon or that the offering for the sale thereof (or any unsold portion thereof) has been abandoned, and (y) thirty (30) days following the date that such Registration Statement was declared effective by the Commission (such period, the “Effectiveness Period”).  The Company shall promptly notify all other Holders of any demand made by a Demanding Holder, and each such Holder who wishes to include all or a portion of such Holder’s Registrable Securities in the Demand Registration shall so notify the Company within fifteen (15) days after the receipt by the Holder of the notice from the Company.  Upon any such request, the Electing Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 2(d).  Neither the Company nor any other Person (other than the Demanding Holder and any Electing Holders) shall be entitled to include Other Securities in any Demand Registration without the prior written consent of the Demanding Holder.  Notwithstanding anything to the contrary in this Agreement, upon notice to the Holders, without incurring or accruing any obligation to pay any Special Interest pursuant to (b), the Company may suspend the use or effectiveness of the Registration Statement, or delay the Filing Date, for up to thirty (30) consecutive days and up to ninety (90) days in the aggregate, in any 365-day period (a “Suspension Period”) if the Board of Directors of the Company determines that there is a valid business purpose for extension, which valid business purpose shall include without limitation plans for a registered public offering, an acquisition or other proposed or pending corporate developments and similar events (it being agreed that the notice of the Extension Period need not state the reason therefor); provided that (1) a Suspension Period shall not prevent the Holders from requesting any Demand Registration or electing to participate in any Piggyback Registration under Section 3, (2) a Suspension Period shall not apply to Holders in any Piggyback Registration to the extent the Company has waived the Suspension Period with respect to any registered offering of Other Securities for its own account or for the account of any other Person, which offering gives rise to such Piggyback Registration and (3) a Suspension Period may not be in effect, and may not commence, at any time during the period from and after the date that the Convertible Notes are redeemed pursuant to Section 4 of the Convertible Note Agreement through 5:00 p.m. New York City time on the date that is ten (10) consecutive Trading Days after the date of such redemption.  In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to such Registration Statement in connection with any sale or offer to sell Registrable Securities and not to sell any Registrable Securities pursuant thereto until such Holder has been advised in writing by the Company that the applicable Prospectus may be used or is effective (which notice the Company agrees to provide promptly following the lapse of the event or circumstance giving rise to such suspension).  Each Holder shall keep confidential the fact of the delivery of the extension notice except as required by applicable Law.  If the Company delays any Filing Date pursuant to a Suspension Period, then the Demanding Holder may withdraw the Demand Registration at any time prior to the filing of the Registration Statement by providing written notice to the Company.

(b)                                 If, with respect to any Registration Statement required by this Section 2: (i) such Registration Statement is not filed on or prior to its Filing Date, (ii) such Registration Statement is not declared effective by the Commission or does not otherwise become effective on or prior to its required Effectiveness Date, (iii) the Company fails to file with the Commission

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a request for acceleration with Rule 461 promulgated under the Securities Act, within five (5) Trading Days of the date on which the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be reviewed or is not subject to further review, or (iv) after its Effective Date, such Registration Statement ceases for any reason to be effective and available to the Holders as to all Registrable Securities to which it is required to cover at any time prior to the expiration of the Effectiveness Period (in each case, except as specifically permitted herein with respect to any applicable Suspension Period and subject to Section 2(d)) (any such failure or breach being referred to as a “Registration Default,” and for purposes of clauses (i) or (ii) the date on which such Registration Default occurs, and for purposes of clause (iii) the date on which such five (5) Trading Day period is exceeded and for purposes of clause (iv) the date on which the Registration Statement ceases to be effective and available, being referred to as the “Registration Default Date” and each period from and including the Registration Default Date during which a Registration Default has occurred and is continuing, a “Registration Default Period”), then, during the Registration Default Period, in addition to any other rights available to the Holders (including, without limitation, pursuant to Section 8(a)), the Company will pay a special payment (collectively, “Special Interest”) to Holders (x) in respect of each Convertible Note convertible into Conversion Shares that, when issued, will constitute Registrable Securities (which, for the avoidance of doubt, shall be deemed to constitute Registrable Securities to the extent such Holder reasonably determines that it is, or upon conversion of such Convertible Notes would reasonably be expected to become, an affiliate (as defined under Rule 144) of the Company), in an amount equal to one percent (1.0%) per annum of the principal amount of such Convertible Note and, without duplication, (y) in respect of each Conversion Share issued upon conversion of the Convertible Notes and that is a Registrable Security, in an amount equal to one percent (1.0%) per annum of the quotient of one thousand dollars ($1,000) divided by the number of Conversion Shares issued upon conversion of such Convertible Notes; provided that (A) no Special Interest shall accrue or be payable in respect of the Investor Shares and (B) the obligation to pay Special Interest in respect of a Demand Registration may be waived with respect to all Registrable Securities covered thereby in the sole discretion of the applicable Demanding Holder.  Special Interest shall accrue from the applicable Registration Default Date until all Registration Defaults have been cured and shall be payable quarterly in arrears on each January 1, April 1, July 1 and October 1 following the applicable Registration Default Date to the record holder of the applicable security on the date that is fifteen (15) days prior to such payment date, until paid in full.  Special Interest payable in respect of any Registration Default Period shall be computed on the basis of a 360-day year consisting of twelve (12) thirty (30)-day months.  Special Interest shall be payable only with respect to a single Registration Default at any given time, notwithstanding the fact that multiple Registration Defaults may have occurred and be continuing.

(c)                                  The Company shall not be required to effect a Demand Registration of Registrable Securities pursuant to this Section 2 (x) at the request of DFR Holdings if the Company has effected a total of two (2) Demand Registrations at the request of DFR Holdings, (y) at the request of CIFC Parent if the Company has effected a total of two (2) Demand Registrations at the request of CIFC Parent, or (z) at the request of GECEII if the Company has effected one (1) Demand Registration at the request of GECEII, in each case in accordance with the terms of this Section 2, and each Registration Statement filed upon such Demand Registration was declared or ordered effective by the Commission and was maintained effective by the Company throughout the Effectiveness Period as required by Section 2(a); provided

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further that, for the avoidance of doubt, any Demand Registration that is delayed or interrupted due to a Suspension Period, for which demand has been withdrawn in accordance with Section 2(a), or otherwise not maintained available to the Demanding Holder and Electing Holders (subject to Section 2(d)) at all times through the Effectiveness Period shall not constitute one (1) of the Demand Registrations to which such Demanding Holder is entitled under this Section 2(c).

(d)                                 If the Demand Registration is an underwritten offering and if the managing underwriter or underwriters for a Demand Registration that is to be an underwritten offering advises the Company and the Demanding Holder in writing that it is their good faith opinion that the total amount of Registrable Securities which the Demanding Holder desires to sell, taken together with all shares of Common Stock or other equity securities of the Company (such Common Stock and other equity securities (other than Registrable Securities) collectively, “Other Securities”), which the Company and any other Persons having rights to participate in such registration intend to include in such offering, exceeds the total number or aggregate dollar amount of such securities that can be sold without having an adverse effect on the price, timing, distribution method or successful offering of the Registrable Securities to be so included together with all Other Securities, then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities and such Other Securities that in the good faith opinion of such managing underwriter or underwriters can be sold without so adversely affecting such offering, and such number of Registrable Securities and Other Securities shall be allocated for inclusion as follows: (i) first, all Registrable Securities being sold by the Demanding Holder and Electing Holders, pro rata, based on the number of Registrable Securities that each such Holder has requested be included in such Demand Registration; (ii) second, all Other Securities being sold by the Company; and (iii) third, all Other Securities of any holders thereof requesting inclusion in such Demand Registration, pro rata, based on the number of Other Securities that each such Person has requested be included in such Demand Registration.

(e)                                  Notwithstanding anything to the contrary herein, in no event shall the Company be required to file or cause to be declared effective a Registration Statement providing for the resale of Registrable Securities on a delayed or continuous basis pursuant to Rule 415 or otherwise for a period longer than thirty (30) days.

Section 3.                                          Piggyback Rights on Company or Third Party Registrations.

(a)                                 Subject to the terms and conditions of this Agreement, if at any time after the date hereof, the Company files a registration statement under the Securities Act with respect to an offering of Other Securities, whether or not for sale for its own account (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms, (ii) filed solely in connection with any employee benefit or dividend reinvestment plan or (iii) filed pursuant to a Demand Registration in accordance with Section 2), then the Company shall use commercially reasonably efforts to give written notice of such filing to the Holders at least ten (10) Business Days before the anticipated filing date (or such later date as it becomes commercially reasonable to provide such notice) (the “Piggyback Notice”).  The Piggyback Notice and the contents thereof shall be kept confidential by the Holders and their respective Affiliates and representatives, and the Holders shall be responsible for breaches of confidentiality by their

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respective Affiliates and representatives.  The Piggyback Notice shall offer the Holders the opportunity to include in such registration statement, subject to the terms and conditions of this Agreement, the number of Registrable Securities as they may reasonably request (a “Piggyback Registration”).  Subject to the terms and conditions of this Agreement, the Company shall use its commercially reasonable efforts to include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received from the Holders written requests for inclusion therein within ten (10) Business Days following receipt of any Piggyback Notice by the Holders, which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Electing Holders and the intended method of distribution.  For the avoidance of doubt and notwithstanding anything in this Agreement to the contrary, the Company may not commence or permit the commencement of any sale of Other Securities for its own account or the account of another Person that is not a Holder in a public offering to which this Section 3 applies unless the Holders shall have received the Piggyback Notice in respect to such public offering not less than ten (10) Business Days prior to the commencement of such sale of Other Securities.  The Electing Holders shall be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time at least two (2) Business Days prior to the effective date of the registration statement relating to such Piggyback Registration.  No Piggyback Registration shall count towards the number of demand registrations that any Holder is entitled to make pursuant to Section 2.

(b)                                 If any Other Securities Registered in accordance with the procedures set forth in Section 3(a) are to be sold in an underwritten offering, (1) the Company or other Persons designated by the Company shall have the right to appoint the book-running, managing and other underwriter(s) for such offering in their discretion and (2) the Electing Holders shall be permitted to include all Registrable Securities requested to be included in such registration in such underwritten offering on the same terms and conditions as such Other Securities proposed by the Company or any third party to be included in such offering; provided, however, that if such offering involves an underwritten offering and the managing underwriter or underwriters of such underwritten offering advise the Company in writing that it is their good faith opinion that the total amount of Registrable Securities requested to be so included, together with all Other Securities that the Company and any other Persons having rights to participate in such registration intend to include in such offering, exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, the timing or the method of distribution of the Registrable Securities to be so included together with all Other Securities, then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities and such Other Securities that in the good faith opinion of such managing underwriter or underwriters can be sold without so adversely affecting such offering, and such number of Registrable Securities and Other Securities shall be allocated for inclusion as follows: (x) to the extent such public offering is the result of a registration initiated by the Company, (i) first, all Other Securities being sold by the Company, (ii) second, the Registrable Securities as to which Registration has been requested by the Electing Holders, pro rata, based on the number of Registrable Securities beneficially owned by the Electing Holders, and (iii) third, all Other Securities of any holders thereof (other than the Company and the Electing Holders) requesting inclusion in such registration, pro rata, based on the number of Other Securities beneficially owned by each such holder of Other Securities or (y) to the extent such public offering is the result of a registration by any Persons (other than the Company or the Holders) exercising a contractual right to demand registration not included in this Agreement,

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(i) first, all Other Securities owned by such Persons exercising the contractual right, pro rata, based on the number of Other Securities beneficially owned by each such holder of Other Securities, (ii) second, the Registrable Securities as to which Registration has been requested by the Electing Holders, pro rata, based on the number of Registrable Securities beneficially owned by such Electing Holders, (iii) third, all Other Securities being sold by the Company, and (iv) fourth, all Other Securities requested to be included in such registration by other holders thereof (other than the Company and the Holders), pro rata, based on the number of Other Securities beneficially owned by each such holder of Other Securities.

Section 4.                                          Registration Procedures.  The procedures to be followed by the Company and each selling Holder, and the respective rights and obligations of the Company and such Holders, with respect to the preparation, filing and effectiveness of a Registration Statement, and the distribution of Registrable Securities pursuant thereto, are as follows:

(a)                                 The Company will, as promptly as practicable prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto, (i) furnish to the Holders copies of all such documents proposed to be filed, which documents (other than those incorporated by reference) will be subject to the reasonable review of such Holders and (ii) use its reasonable efforts to address in each such document when so filed with the Commission such comments as the Holders reasonably shall propose.

(b)                                 The Company will use commercially reasonable efforts to: (i)  prepare and file with the Commission such amendments, including post-effective amendments, and supplements to each Registration Statement and the Prospectus used in connection therewith as may be necessary under applicable Law with respect to the disposition of all Registrable Securities covered by such Registration Statement continuously effective as to the applicable Registrable Securities for its Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; and (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably possible provide the Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement that pertains to the Holders as “selling stockholders” but not any comments that would result in the disclosure to the Holders of material and non-public information concerning the Company.

(c)                                  The Company will comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the Registration Statements and the disposition of all Registrable Securities covered by each Registration Statement.

(d)                                 The Company will notify the Holders as promptly as reasonably practicable (and, in the case of (i)(A) below, not less than three (3) Trading Days prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one (1) Trading Day following the day: (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a “review” of such Registration

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Statement and whenever the Commission comments in writing on such Registration Statement (in which case the Company shall provide true and complete copies thereof and all written responses thereto to each of the Holders that pertain to the Holders as “selling stockholders” or to the Plan of Distribution, but not information which the Company believes would constitute material and non-public information); and (C) with respect to each Registration Statement or any post-effective amendment, when the same has been declared effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information that pertains to the Holders as “selling stockholders” or the Plan of Distribution; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of (but not the nature or details concerning) any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e)                                  The Company will use commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment, or if any such order or suspension is made effective during any Suspension Period, as soon as reasonably practicable after the Suspension Period is over.

(f)                                   During the Effectiveness Period, the Company will furnish to each Holder, without charge, at least one (1) conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such Person (including those incorporated by reference) promptly after the filing of such documents with the Commission.

(g)                                  The Company will promptly deliver to each Holder, without charge, as many copies of each Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request during the Effectiveness Period.  The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(h)                                 The Company will, prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from such registration or

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qualification) of such Registrable Securities for offer and sale under the applicable state securities or Blue Sky Laws of those jurisdictions within the United States as any Holder reasonably requests in writing to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statements; provided, that the Company will not be required to (i) qualify generally to do business or as a dealer in securities in any jurisdiction where it is not then so qualified or (ii) take any action which would subject the Company to general service of process or any material tax in any such jurisdiction where it is not then so subject.

(i)                                     The Company will cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statements, which certificates shall be free, to the extent permitted by the Merger Agreement, the Acquisition Agreement, the Asset Purchase Agreement, the Investment Agreement, the Warrant and the Convertible Note Agreement and/or the Convertible Notes, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.  In connection therewith, if required by the Company’s transfer agent, the Company will promptly after the effectiveness of the Registration Statement cause an opinion of counsel as to the effectiveness of the Registration Statement to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without legend upon sale by the holder of such shares of Registrable Securities under the Registration Statement.

(j)                                    Upon the occurrence of any event contemplated by Section 4(d)(v), as promptly as reasonably possible, the Company will prepare a supplement or amendment, including a post-effective amendment, if required by applicable Law, to the affected Registration Statements or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(k)                                 In connection with filing any Registration Statement, the Company may require each Holder that wishes to include Registrable Securities in such Registration Statement to furnish to the Company a certified statement as to the securities of the Company (including shares of Common Stock issuable upon conversion of Convertible Notes) beneficially owned by such Holder and any Affiliate thereof substantially in the form of Exhibit A hereto (the “Questionnaire”) for use in connection with the Registration Statement at least ten (10) Trading Days prior to the filing of the Registration Statement.  Each Holder further agrees that it shall not be entitled to be named as a selling securityholder in a Registration Statement or use the Prospectus for offers and resales of Registrable Securities at any time, unless such Holder has returned to the Company a completed and signed Questionnaire.  Each Holder acknowledges and agrees that the information in the Questionnaire will be used by the Company in the preparation of the Registration Statement and hereby consents to the inclusion of such information in the Registration Statement.  The Company agrees to periodically update the Prospectus upon request

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to add any Holders who have delivered a Questionnaire since initial filing or the last such update as selling securityholders in the Prospectus.

(l)                                     The Holders may distribute the Registrable Securities by means of an underwritten offering; provided that (i) the Demanding Holder provides written notice to the Company of its intention to distribute Registrable Securities by means of an underwritten offering, (ii) the managing underwriter or underwriters thereof shall be designated by the Demanding Holder (provided, however, that such designated managing underwriter or underwriters shall be reasonably acceptable to the Company), (iii) each Holder participating in such underwritten offering agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled selecting the managing underwriter or underwriters hereunder and (iv) each Holder participating in such underwritten offering completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.  The Company hereby agrees with each Holder that, in connection with any underwritten offering in accordance with the terms hereof, it will negotiate in good faith and execute all indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, including using all commercially reasonable efforts to procure customary legal opinions and auditor “comfort” letters.

(m)                             In the event the Holders seek to complete an underwritten offering, for a reasonable period prior to the filing of any Registration Statement, and throughout the Effectiveness Period, the Company will make available upon reasonable notice at the Company’s principal place of business or such other reasonable place for inspection by the managing underwriter or underwriters selected in accordance with Section 4(l), such financial and other information and books and records of the Company, and cause the officers, employees, counsel and independent certified public accountants of the Company to respond to such inquiries, as shall be reasonably necessary (and in the case of counsel, not violate an attorney-client privilege in such counsel’s reasonable belief) in the judgment of legal counsel for such managing underwriter or underwriters, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering on behalf of the Holders (and any managing underwriter or underwriters) shall be conducted by legal counsel to the Holders (and legal counsel to such managing underwriter or underwriters); and provided further that each such party shall be required to maintain in confidence and not to disclose to any other Person any information or records reasonably designated by the Company as being confidential, until such time as (A) such information becomes a matter of public record (whether by virtue of its inclusion in the Registration Statement or in any other manner other than through the release of such information by any Person afforded access to such information pursuant hereto), or (B) such Person shall be required so to disclose such information pursuant to a subpoena or order of any court or other governmental agency or body having jurisdiction over the matter (subject to the requirements of such order, and only after such Person shall have given the Company prompt prior written notice of such requirement so that the Company may seek to object to such subpoena or order, or to make such disclosure subject to a protective order or confidentiality agreement).

(n)                                 DFR Holdings hereby acknowledges the restrictions on the transfer of the DFR Holdings Shares, the Convertible Notes and the Conversion Shares as set forth in the

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Acquisition Agreement, the Stockholders Agreement and/or the Convertible Note Agreement, and expressly acknowledges and agrees that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Acquisition Agreement, the Stockholders Agreement, or the Convertible Note Agreement, as applicable.  CIFC Parent hereby acknowledges the restrictions on the transfer of the CIFC Shares as set forth in the Merger Agreement and the Stockholders Agreement, and expressly acknowledges and agrees that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Merger Agreement or the Stockholders Agreement.  GECEII hereby acknowledges the restrictions on the transfer of the GECEII Shares, the Warrant and the Warrant Shares as set forth in the Asset Purchase Agreement, the Investment Agreement and/or the Warrant, and expressly acknowledges and agrees that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Asset Purchase Agreement, the Investment Agreement or the Warrant, as applicable.

Section 5.                                          Registration Expenses.  All fees and expenses incident to the Company’s performance of or compliance with its obligations under this Agreement (excluding any underwriting discounts and selling commissions, but including all legal fees and expenses of one (1) legal counsel to the Holders) shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement.  The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the Trading Market, and (B) in compliance with applicable state securities or Blue Sky Laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement.  In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.  For the avoidance of doubt, each Holder shall pay all underwriting and placement discounts and commissions, agency and placement fees, brokers’ commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities.  In addition to the foregoing, the Company shall pay the reasonable legal fees and expenses of the single counsel to the Holders in connection with the Registration Statement (not to exceed $50,000 in the aggregate); provided, however, if the Holders reasonably determine that local counsel is required in connection with the Registration Statement, then the Company shall be obligated to pay such reasonable legal fees and expense as well (not to exceed $15,000 in the aggregate).

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Section 6.                                          Indemnification.

(a)                                  Indemnification by the Company.  The Company will, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents, partners, members, stockholders and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable Law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus (including, without limitation, any “issuer free writing prospectus” as defined in Rule 433) or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus (including, without limitation, any “issuer free writing prospectus” as defined in Rule 433) or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Person expressly for use therein pursuant to Section 4(k).  The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

(b)                                 Indemnification by Holders.  Each Holder shall, notwithstanding any termination of this Agreement, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable Law, from and against all Losses, as incurred, arising solely out of or based solely upon any untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus (including, without limitation, any “issuer free writing prospectus” as defined in Rule 433), or in any amendment or supplement thereto, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, or any form of prospectus (including, without limitation, any “issuer free writing prospectus” as defined in Rule 433) or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder in the Questionnaire or otherwise expressly for use therein.  In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)                                  Conduct of Indemnification Proceedings.  If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall be permitted to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified

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Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party); provided that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties.  The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld, conditioned or delayed.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

Subject to the terms and conditions of this Agreement, all fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, promptly upon receipt of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided that the Indemnified Party shall promptly reimburse the Indemnifying Party for all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(d)                                 Contribution.  If a claim for indemnification under Section 6(a)or Section 6(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other

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things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 6(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 6(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties and are not in diminution or limitation of the indemnification provisions under the Acquisition Agreement, Merger Agreement or Asset Purchase Agreement, as applicable.

Section 7.                                          Facilitation of Sales Pursuant to Rule 144.  To the extent it shall be required to do so under the Exchange Act, the Company shall timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144), and shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144.  Upon the request of any Holder in connection with that Holder’s sale pursuant to Rule 144, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

Section 8.                                          Miscellaneous.

(a)                                  Termination.  The rights granted under this Agreement shall automatically terminate upon the earlier of (i) such time as there are no outstanding Registrable Securities and (ii) the date and time at which all of the Registrable Securities are Freely Tradable.

(b)                                 Specific Performance.  The Company and each Holder acknowledge that each party would not have an adequate remedy at law for money damages in the event that any

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of the covenants hereunder have not been performed in accordance with their terms, and therefore agree that each other party hereto shall be entitled to specific enforcement of the terms hereof and any other equitable remedy to which such party may be entitled.  Each of the parties hereby waives (i) any defenses in any action for specific performance, including the defense that a remedy at law would be adequate and (ii) any requirement under any Law to post a bond or other security as a prerequisite to obtaining equitable relief.

(c)                                  Compliance.  Subject to the Company’s compliance with its obligations set forth under Section 4, each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it (unless an exemption therefrom is available) in connection with sales of Registrable Securities pursuant to the Registration Statement and shall sell the Registrable Securities only in accordance with a method of distribution described in the Registration Statement.

(d)                                 Discontinued Disposition.  Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 4(d), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.  The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

(e)                                  Amendments and Waivers.

(i)                                     This Agreement may not be amended, altered or modified and no provision of this Agreement may be waived or amended except by written instrument executed by a Super Majority Interest and the Company; provided that (A) any requirement hereunder in respect of a Demand Registration (including any obligation to pay Special Interest in respect thereof) may be waived or modified with respect to all Registrable Securities covered thereby in a written instrument signed by the Company and the applicable Demanding Holder, and (B) prior to any withdrawal by GECEII in accordance with clause (ii) below, the prior written consent of GECEII shall be required with respect to any amendment, alteration or modification of this Agreement that would, directly or indirectly, (x) reduce the number of Demand Registrations to which GECEII is entitled under this Agreement, or (y) prevent GECEII from participating in a Piggyback Registration.

(ii)                                  In the event of any amendment to this Agreement not consented to by GECEII, GECEII shall be entitled to withdraw from this Agreement (it being understood that the foregoing withdrawal right shall not permit any amendment that would otherwise require the prior written consent of GECEII pursuant to clause (i)(B) above).  No such withdrawal shall affect

21

GECEII’s or the Company’s obligations with respect to liabilities incurred prior to withdrawal.

(iii)                               The failure by any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision.  No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance. Any waiver made by any party hereto in connection with this Agreement shall not be valid unless agreed to in writing by such party.

(f)                                    Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective (a) on the first (1st) Business Day after being sent, prepaid, by nationally recognized overnight courier that issues a receipt or other confirmation of delivery, (b) when sent, if sent by electronic mail before 5:00 p.m. on a Business Day at the location of receipt and otherwise the next following Business Day.  Any party may change the address to which Notices under this Agreement are to be sent to it by giving written notice of a change of address in the manner provided in this Agreement for giving Notice.  The address for such notices and communications shall be as follows:

If to the Company:	CIFC Corp. 250 Park Avenue, 4th Floor New York, NY 10177 Attention: Robert C. Milton III Email: rmilton@cifc.com

With a copy to:	Goodwin Procter LLP 53 State Street Boston, MA 02109 Attention: John Mutkoski, Esq.; Amber Dolman, Esq. E-mail: jmutkoski@goodwinprocter.com; adolman@goodwinprocter.com

If to DFR Holdings:	DFR Holdings, LLC c/o Columbus Nova 900 Third Avenue, 19th Floor New York, NY 10022 Attention: Paul Lipari Email: plipari@columbusnova.com

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With a copy to:	Latham & Watkins LLP 885 Third Avenue New York, NY 10022 Attention: James C. Gorton, Esq. E-mail Address: james.gorton@lw.com

If to CIFC Parent:	CIFC Parent Holdings LLC c/o Charlesbank Capital Partners, LLC 200 Clarendon Street, 54th Floor Boston, MA 02116 Attention: Tim R. Palmer E-mail: tpalmer@charlesbank.com

With a copy to:	Goodwin Procter LLP 135 Commonwealth Drive Menlo Park, CA 94025 Attention: Kevin M. Dennis, Esq. E-mail: kdennis@goodwinprocter.com

If to GECEII:	GE Capital Equity Investments, Inc. 201 Merritt 7 Norwalk, CT 06856 Attention: CIFC Account Manager E-mail: equity.portfolio@ge.com

With a copy to:	Allen & Overy LLP 1221 Avenue of the Americas New York, NY 10020 Attention: Eric S. Shube, Esq. E-mail: eric.shube@allenovery.com

If to any other Person who is then the registered Holder:

To the address of such Holder as it appears in the applicable register for the Registrable Securities, or after delivery of a Questionnaire by such Holder, as provided in such Questionnaire or such other address as may be designated in writing hereafter, in the same manner, by such Person.

(g)                                 Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder; provided, however, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of (i) in the case of DFR Holdings, the Acquisition Agreement, the Stockholders Agreement or the Convertible Note Agreement, (ii) in the case of CIFC Parent, the Merger Agreement or the Stockholders Agreement and (iii) in the case of GECEII, the Asset Purchase Agreement, the Investment Agreement or the Warrant.  The Company may not assign its rights or obligations hereunder without the prior written consent of the other parties hereto (other than by operation of merger).

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(h)                                 Execution and Counterparts.  This Agreement may be executed in counterparts (including by facsimile or other electronic transmission), each of which shall be deemed an original and each of which shall constitute one and the same instrument.

(i)                                     Governing Law.  This Agreement shall be governed by and construed in accordance with the Laws of the State of New York without regard to choice of laws or conflicts of laws provisions thereof that would require the application of the laws of any other jurisdiction.

(j)                                     Consent to Jurisdiction.  Each party to this Agreement, by its execution hereof, (a) hereby irrevocably consents and agrees that any action, suit or proceeding arising in connection with any disagreement, dispute, controversy or claim, in whole or in part, arising out of, related to, based upon or in connection with this Agreement or the subject matter hereof shall be brought only in the courts of the State Courts of the State of New York, New York County or the United States District Court located in the State of New York, New York County, (b) hereby waives to the extent not prohibited by applicable Law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court and (c) hereby agrees not to commence any such action other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action to any court other than one of the above-named courts whether on the grounds of forum non conveniens or otherwise. Each party hereby (i) consents to service of process in any such action in any manner permitted by New York law, (ii) agrees that service of process made in accordance with clause (i) or made by registered or certified mail, return receipt requested, at its address specified pursuant to Section 8(f), shall constitute good and valid service of process in any such action, and (iii) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such action any claim that service of process made in accordance with clause (i) or (ii) does not constitute good and valid service of process.

(k)                                  Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(l)                                     Entire Agreement.  This Agreement, including any Schedules, Exhibits, Annexes, certificates and lists referred to herein, any documents executed by the parties simultaneously herewith or pursuant thereto constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all other prior

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agreements and understandings, written or oral, between the parties with respect to such subject matter (including without limitation, the A&R Agreement and Original Agreement).  Each of the Company, CIFC Parent and DFR Holdings hereby agrees, approves and consents, by its signature hereto, that the A&R Agreement be, and hereby is, amended and restated in its entirety to read as set forth herein.

(m)                               Headings; Section References.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.  Unless otherwise stated, references to Sections, Schedules and Exhibits are to the Sections, Schedules and Exhibits of this Agreement.

(n)                                 Delays or Omissions.  No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement shall impair any such right, power, or remedy of such party, nor shall it be construed to be a waiver of or acquiescence to any breach or default, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default.  All remedies, either under this Agreement or by Law or otherwise afforded to any holder, shall be cumulative and not alternative.

(o)                                 Mutual Drafting; Interpretation.  Each party hereto has participated in the drafting of this Agreement, which each such party acknowledges is the result of extensive negotiations between the parties.  If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision.

[THIS SPACE LEFT BLANK INTENTIONALLY]

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IN WITNESS WHEREOF, the parties have executed this Amended and Restated Registration Rights Agreement as of the date first written above.

COMPANY:

CIFC CORP.

By:
Name:
Title:

INVESTORS:

DFR HOLDINGS, LLC

By:
Name:
Title:

CIFC PARENT HOLDINGS LLC

By:
Name:
Title:

GE CAPITAL EQUITY INVESTMENTS, INC.

By:
Name:
Title:

Signature Page to Second Amended and Restated Registration Rights Agreement

ANNEX A

PLAN OF DISTRIBUTION

The holders of Securities (defined below) selling or otherwise disposing of such Securities pursuant hereto (the “Selling Securityholders”) and any of their pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock of the Company or other securities of the Company included for public offering in this prospectus (collectively, “Securities”) or interests in Securities on any stock exchange, market or trading facility on which the Securities are traded or in private transactions.  These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.  The Selling Securityholders may use one or more of the following methods when disposing of the Securities or interests therein:

•                                          ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•                                          block trades in which the broker-dealer will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                                          purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                                          an exchange distribution in accordance with the rules of the applicable exchange;

•                                          privately negotiated transactions;

•                                          short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•                                          through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•                                          broker-dealers may agree with the Selling Securityholders to sell a specified number of such Securities at a stipulated price per share;

•                                          a combination of any such methods of disposition; and

•                                          any other method permitted pursuant to applicable law.

The Selling Securityholders may also sell Securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Securityholders may arrange for other broker-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the

i

Selling Securityholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated.  The Selling Securityholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Securityholders may from time to time pledge or grant a security interest in some or all of the Securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell Securities from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus.

Upon the Company being notified in writing by a Selling Securityholder that any material arrangement has been entered into with a broker-dealer for the sale of Securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Securityholder and of the participating broker-dealer(s), (ii) the number of Securities involved, (iii) the price at which such Securities were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.  In addition, upon the Company being notified in writing by a Selling Securityholder that a donee or pledge intends to sell more than 500 Securities, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The Selling Securityholders also may transfer the Securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of Securities or interests in Securities, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume.  The Selling Securityholders may also sell Securities of Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities.  The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Securities offered by this prospectus, which Securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Securityholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement,

A-ii

including in short sale transactions.  If so, the third party may use securities pledged by the Selling Securityholders or borrowed from the Selling Securityholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the Selling Securityholders in settlement of those derivatives to close out any related open borrowings of stock.  The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

The Company has advised the Selling Securityholders that they are required to comply with Regulation M promulgated under the Securities and Exchange Act during such time as they may be engaged in a distribution of the Securities.  The foregoing may affect the marketability of the Securities.

The Company is required to pay all fees and expenses incident to the registration of the Securities.  The Company has agreed to indemnify the Selling Securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act or otherwise.

A-iii

EXHIBIT A

FORM OF

SELLING SECURITYHOLDER QUESTIONNAIRE

Reference is made to that certain Second Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”), dated as of [                  ], 2012, by and among CIFC Corp., (the “Company”), DFR Holdings, LLC (“DFR Holdings”), CIFC Parent Holdings LLC (“CIFC Parent”) and GE Capital Equity Investments, Inc. (“GECEII”).  Capitalized terms used and not defined herein shall have the meanings given to such terms in the Registration Rights Agreement.

The undersigned Holder (the “Selling Securityholder”) of the Registrable Securities is providing this Selling Securityholder Questionnaire pursuant to Section 4(k) of the Registration Rights Agreement.  The Selling Securityholder, by signing and returning this Selling Securityholder Questionnaire, understands that it will be bound by the terms and conditions of this Selling Securityholder Questionnaire and the Registration Rights Agreement.  The Selling Securityholder hereby acknowledges its indemnity obligations pursuant to Section 6(b) of the Registration Rights Agreement.

The Selling Securityholder provides the following information to the Company and represents and warrants that such information is accurate and complete:

(1)                                  (a)                                  Full Legal Name of Selling Securityholder:

(b)                                 Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities listed in (3) below are held:

(c)                                  Full Legal Name of DTC Participant (if applicable and if not the same as (b) above) through which Registrable Securities listed in (3) below are held:

(2)                                  Address for Notices to Selling Securityholder:

Telephone (including area code):

Fax (including area code):

Contact Person:

(3)                                  Beneficial Ownership of Registrable Securities:

(a)                                  Type and Principal Amount/Number of Registrable Securities beneficially owned:

(b)                                 CUSIP No(s). of such Registrable Securities beneficially owned:

(4)                                  Beneficial Ownership of Other Securities of the Company Owned by the Selling Securityholder:

Except as set forth below in this Item (4), the Selling Securityholder is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item (3).

(a)                                  Type and Amount of Other Securities beneficially owned by the Selling Securityholder:

(b)                                 CUSIP No(s). of such Other Securities beneficially owned:

(5)                                  Relationship with the Company:

Except as set forth below, neither the Selling Securityholder nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

(6)                                  Is the Selling Securityholder a registered broker-dealer?

Yes                            ☐

No                                ☐

If “Yes,” please answer subsection (a) and subsection (b):

(a)  Did the Selling Securityholder acquire the Registrable Securities as compensation for underwriting/broker-dealer activities to the Company?

Yes                            ☐

No                                ☐

(b)  If you answered “No” to question 6(a), please explain your reason for acquiring the Registrable Securities:

(7)                                  Is the Selling Securityholder an affiliate of a registered broker-dealer?

Yes                            ☐

No                                ☐

If “Yes,” please identify the registered broker-dealer(s), describe the nature of the affiliation(s) and answer subsection (a) and subsection (b):

(a)  Did the Selling Securityholder purchase the Registrable Securities in the ordinary course of business (if no, please explain)?

Yes                            ☐

No                                ☐

Explain:

(b)  Did the Selling Securityholder have an agreement or understanding, directly or indirectly, with any person to distribute the Registrable Securities at the same time the Registrable Securities were originally purchased (if yes, please explain)?

Yes                            ☐

No                                ☐

Explain:

(8)                                  Is the Selling Securityholder a non-public entity?

Yes                            ☐

No                                ☐

If “Yes,” please answer subsection (a):

(a) Identify the natural person or persons that have voting or investment control over the Registrable Securities that the non-public entity owns:

(9)                                  Plan of Distribution:

The Selling Securityholder (including its donees and pledgees) intends to distribute the Registrable Securities listed above in Item (3) pursuant to the Registration Statement in accordance with the Plan of Distribution attached as Annex A to the Registration Rights Agreement.

The Selling Securityholder acknowledges that it understands its obligations to comply with the provisions of the Securities Exchange Act of 1934, as amended, and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Registrable Securities pursuant to the Shelf Registration Agreement.  The Selling Securityholder agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

Pursuant to the Registration Rights Agreement, the Company has agreed under certain circumstances to indemnify the Selling Securityholder against certain liabilities.

In the event the Selling Securityholder transfers all or any portion of the Registrable Securities listed in Item (3) above after the date on which such information is provided to the Company other than pursuant to the Registration Statement, the Selling Securityholder agrees to notify the transferee(s) at the time of the transfer of its rights and obligations under this Selling Securityholder Questionnaire and the Registration Rights Agreement.

In accordance with the Selling Securityholder’s obligation under the Registration Rights Agreement to provide such information as may be required by Law or by the staff of the Commission for inclusion in the Registration Statement, the Selling Securityholder agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at anytime while the Registration Statement remains effective.  All notices to the Selling Securityholder pursuant to the Registration Rights Agreement shall be made in writing, by hand-delivery, first-class mail, or air courier guaranteeing overnight delivery to the address set forth below.

By signing below, the Selling Securityholder consents to the disclosure of the information contained herein in its answers to Items (1) through (9) above and the inclusion of such information in the Registration Statement and the related Prospectus.  The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related Prospectus.

By signing below, the undersigned agrees that if the Company notifies the undersigned that the Registration Statement is not available pursuant to the terms of the Registration Rights Agreement, the undersigned will suspend use of the Prospectus until notice from the Company that the Prospectus is again available.

Once this Selling Securityholder Questionnaire is executed by the undersigned and received by the Company, the terms of this Selling Securityholder Questionnaire, and the representations, warranties and agreements contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives, and assigns of the Company and the undersigned with respect to the Registrable Securities beneficially owned by the undersigned and listed in Item (3) above.  This Selling Securityholder Questionnaire shall be governed by and construed in accordance with the laws of the State of New York without regard to choice of laws or conflicts of laws provisions thereof that would require the application of the laws of any other jurisdiction.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Selling Securityholder Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:

Beneficial Owner
By:
Name:
Title:

PLEASE RETURN THE COMPLETED AND EXECUTED

SELLING SECURITYHOLDER QUESTIONNAIRE TO THE COMPANY AT:

CIFC Corp.
250 Park Avenue, 4th Floor
New York, NY 10177
Attention:  Robert C. Milton III
Email: rmilton@cifc.com

EXHIBIT C to the Asset Purchase Agreement

INVESTMENT AGREEMENT

BY AND BETWEEN

CIFC CORP.

AND

GE CAPITAL EQUITY INVESTMENTS, INC.

Dated as of [                ], 2012

INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT, dated as of [                    ], 2012 (this “Agreement”), is by and between CIFC Corp., a Delaware corporation (the “Company”), and GE Capital Equity Investments, Inc., a Delaware corporation (the “Investor,” and together with the Company, the “Parties,” and each, a “Party”).

WHEREAS, the Investor and GE Capital Debt Advisors LLC, a Delaware limited liability company (“GECDA”), are each wholly-owned indirect subsidiaries of General Electric Capital Corporation, a Delaware corporation (“GECC”);

WHEREAS, the Company, GECDA and GECC entered into that certain Asset Purchase Agreement dated as of July     , 2012 (as the same may hereafter be amended, modified, supplemented or restated from time to time, the “Purchase Agreement”), which provides for, among other things, the transfer to the Investor of certain shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), and the Investor Warrant (as defined below) in consideration for (a) GECDA’s assignment to the Company (or an Affiliate (as defined below) of the Company) of its rights and obligations under the collateral management agreements relating to the collateralized loan obligations referred to as Navigator CDO 2003, Ltd., Navigator CDO 2004, Ltd., Navigator CDO 2005, Ltd. and Navigator CDO 2006, Ltd., and (b) actions to be taken by GECC and its Affiliates (as defined below) as described in the Purchase Agreement;

WHEREAS, immediately following the consummation of the transactions contemplated by the Purchase Agreement (the “Closing”), the Investor shall own (a) 1,000,000 shares of Common Stock, representing approximately [4.94]% of the issued and outstanding shares of Common Stock as of the date hereof, and (b) a warrant (the “Investor Warrant”) to purchase up to 2,000,000 shares of Common Stock or (if exercised by the Initial Holder (as defined in the Investor Warrant)) Preferred Stock that will be mandatorily exchanged for Common Stock in the case of certain transfers (the shares issuable upon the exercise of the Investor Warrant, and any other securities issued in respect thereof or into which such shares or other securities shall be converted or exchanged in connection with stock splits, reverse stock splits, stock dividends or distributions, combinations or any other recapitalizations after the date of this Agreement, the “Warrant Shares”), which Investor Warrant shall be exercisable at any time in whole or in part prior to the Expiration Date (as defined in the Investor Warrant);

WHEREAS, the Investor has the registration rights with respect to the Investor Shares (as defined below) and the Warrant Shares that are Common Stock as provided in the Second Amended and Restated Registration Rights Agreement by and among the Company, the Investor, DFR Holdings (as defined below), and CIFC Parent (as defined below), of even date herewith (the “Registration Rights Agreement”);

WHEREAS, the execution and delivery of this Agreement is a condition to the obligations of the Company and GECC (and their respective Affiliates, as applicable) to consummate the transactions contemplated by the Purchase Agreement; and

WHEREAS, the Company and the Investor desire to establish certain terms and conditions concerning the relationship of the Investor with, and its investments in, the Company from and after the Closing.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor agree as follows:

ARTICLE I
GENERAL

Section 1.1            Effective Date.  This Agreement shall be delivered at, and shall be effective as of, the Closing.

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Section 1.2            Definitions.  As used in this Agreement, the following terms shall have the meanings indicated below:

“Action” means any judicial, legislative, administrative or arbitral actions, suits, investigations, audits, claims or other proceedings by or before a Governmental Authority.

“Affiliate” means, with respect to any Person, any other Person, directly or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; provided, that for purposes of this Agreement, (a) the Company and its Subsidiaries, on the one hand, shall not be deemed to be Affiliates of any Investor Holder, on the other hand, and (b) the Major Stockholders, on the one hand, shall not be deemed to be Affiliates of any Investor Holder or the Company, on the other hand.  The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise.

“Agreement” has the meaning assigned to such term in the preamble.

“Beneficial Ownership” by a Person of any securities includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares: (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the SEC under the Exchange Act.  For purposes of this Agreement, (x) a Person shall be deemed to Beneficially Own any securities Beneficially Owned by its Affiliates or any “group” (as contemplated by Exchange Act Rule 13d-5(b)) of which such Person or any such Affiliate is or becomes a member; provided, that, notwithstanding the foregoing, no Stockholder shall be deemed to Beneficially Own the Shares Beneficially Owned by any other Stockholder solely due to the fact that the Stockholders constitute a group (as contemplated by Exchange Act Rule 13d-5(b)), (y) for the avoidance of doubt, the Investor shall not be deemed to Beneficially Own the Warrant Shares prior to any exercise of the Investor Warrant by the Initial Holder, and (z) for the avoidance of doubt, the DFR Holdings Holders shall be deemed to Beneficially Own the Conversion Shares and neither the Investor nor the CIFC Holders shall be deemed to Beneficially Own the Conversion Shares.  The term “Beneficially Own” shall have a correlative meaning.

“BHC Act” means the Bank Holding Company Act of 1956, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time, and any other applicable Federal banking law, regulation or policy.

“Board” means, as of any date, the Board of Directors of the Company in office on that date.

“Business Day” means a day other than Saturday, Sunday or any other day on which banks located in New York, New York are authorized or obligated by Law to close.

“CIFC Holders” means, collectively, CIFC Parent and any Person that is both a Stockholder and an Affiliate of CIFC Parent and any successors thereto.

“CIFC Parent” means CIFC Parent Holdings LLC, a Delaware limited liability company.

“Closing” has the meaning assigned in the recitals.

“Common Stock” has the meaning assigned to such term in the recitals.

“Company” has the meaning assigned to such term in the preamble.

“Confidential Information” has the meaning assigned to such term in Section 3.4(a).

“Confidentiality Affiliates” has the meaning assigned to such term in Section 3.4(a).

2

“Consents” means all consents, notices, authorizations, novations, Orders, waivers, approvals, licenses, accreditations, certificates, declarations, filings or expiration of waiting periods, non-objection or confirmation by a rating agency that an action or event will not result in the reduction or withdrawal of a rating.

“Constituent Documents” means, with respect to any Person that is a corporation, its articles or certificate of incorporation (for the avoidance of doubt, including any certificates of designation with respect to capital stock of such Person), corporate charter or memorandum and articles of association, as the case may be, and bylaws, with respect to any Person that is a partnership, its certificate of partnership and partnership agreement, with respect to any Person that is a limited liability company, its certificate of formation and limited liability company or operating agreement, with respect to any Person that is a trust or other entity, its declaration or agreement of trust or other constituent document, and with respect to any other Person, its comparable organizational documents, in each case, as amended or restated.

“Contract” means any written or oral contract, agreement, lease, license, indenture, note, bond, mortgage, loan, instrument, conditional sale contract, guarantee commitment or other arrangement, understanding, undertaking or obligation.

“Conversion Shares” means the shares of Common Stock into which the Convertible Notes can be converted.

“Convertible Notes” means those certain Senior Subordinated Convertible Notes Beneficially Owned by DFR Holdings in the original principal amount of $25,000,000 and due December 9, 2017, which are convertible into shares of Common Stock.

“Corporate Governance Guidelines” means the Corporate Governance Guidelines of the Company, as amended and restated as of September 15, 2011.

“Cure Period” has the meaning assigned to such term in Section 3.3(a)(v).

“Cure Purchase” has the meaning assigned to such term in Section 3.3(a)(v).

“Denominator Shares” has the meaning assigned to such term in Section 3.3(a)(iv).

“DFR Holdings” means DFR Holdings LLC, a Delaware limited liability company.

“DFR Holdings Holders” means, collectively, DFR Holdings and any Person that is both a Stockholder and an Affiliate of DFR Holdings and any successors thereto.

“DGCL” means the Delaware General Corporation Law, as amended.

“Dilution Notice” has the meaning assigned to such term in Section 3.3(a)(v).

“Director” means any member of the Board.

“Dispute” has the meaning assigned to such term in Section 5.2(a).

“Equity Interest” means any type of equity ownership in an entity, including partnership interests in a general partnership or limited partnership, membership interests in a limited liability company, stock or similar security (and any option, warrant, right or security, including debt securities, convertible, exchangeable or exercisable thereto or therefor) in a corporation or the comparable instruments for any other entity or any other interest entitling the holder thereof to participate in the profits of such entity, the proceeds or the disposition of such entity or any portion thereof or to vote for the governing body of such entity.

“Escalation Notice” has the meaning assigned to such term in Section 5.2(b).

3

“Excess Shares” has the meaning assigned to such term in Section 4.2.

“Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder.

“GECC” has the meaning assigned to such term in the recitals.

“GECDA” has the meaning assigned to such term in the recitals.

“Governmental Approvals” means all Consents of a Governmental Authority required in connection with the transactions contemplated hereby.

“Governmental Authority” means any foreign, federal, state or local governmental, judicial, legislative, regulatory or administrative agency, commission or authority, and any court, tribunal or arbitrator(s) of competent jurisdiction, including Self-Regulatory Organizations.

“Independent Director” has the meaning assigned to such term in the Major Stockholders Agreement.

“Investor” has the meaning assigned to such term in the preamble.

“Investor Holder” means the Investor and any Person that is both a Stockholder and either GECC or an Affiliate of GECC.

“Investor Shares” means, as of the applicable measurement date, the sum of the shares of Common Stock and Other Capital Stock Beneficially Owned by the Investor Holders and any shares of Common Stock or other securities issued in respect thereof or into which such shares of Common Stock or other securities shall be converted in connection with stock splits, reverse stock splits, stock dividends or distributions, combinations or any similar recapitalizations after the date of this Agreement.

“Investor Warrant” has the meaning assigned to such term in the recitals.

“Law” means any statute, code, Order, law, ordinance, rule, regulation or other requirement of any Governmental Authority (including, for the sake of clarity, common law).

“Lien” means any lien, pledge, encumbrance, mortgage, deed of trust, security interest, equity, claim, lease, license, charge, option, adverse right, right of first or last negotiation, offer or refusal, easement or transfer restriction of any kind or nature whatsoever, whether arising by agreement, operation of Law or otherwise.

“Major Stockholder” means the DFR Holdings Holders and the CIFC Holders (each a “Major Stockholder” and together, the “Major Stockholders”).

“Major Stockholders Agreement” means that certain Second Amended and Restated Stockholders Agreement by and among the Company, DFR Holdings and CIFC Parent, dated as of [                ], 2012, as amended, supplemented or otherwise modified from time to time.

“NASDAQ” means the NASDAQ Stock Market LLC.

“New Shares” means any Equity Interests of the Company or any of its Subsidiaries, whether authorized or not by the Board or any committee of the Board, and rights, options, or warrants to purchase any Equity Interest, and securities of any type whatsoever that are, or may become, convertible into any Equity Interest; provided, however, that the term “New Shares” shall not include: (i) securities issued to employees, consultants, officers and directors of the Company, pursuant to any arrangement approved by the Board or the Board’s compensation committee; (ii) securities issued as consideration in the acquisition of another business or assets of another Person by the Company by merger or purchase of the assets or shares, reorganization or otherwise; (iii) securities issued pursuant to any rights or agreements, including, without limitation, convertible securities, options and warrants, provided that either

4

(x) the Company shall have complied with Section 4.1 with respect to the initial sale or grant by the Company of such rights or agreements or (y) such rights or agreements existed prior to the Closing (it being understood that any modification or amendment to any such pre-existing right or agreement subsequent to the Closing with the effect of increasing the percentage of the Company’s fully-diluted securities underlying such rights agreement shall not be included in this clause (iii)); (iv) securities issued in connection with any stock split, stock dividend, recapitalization, reclassification or similar event by the Company; (v) Conversion Shares issued upon conversion of any portion of the then outstanding Convertible Notes; (vi) warrants issued to the lender in a bona fide debt financing; (vii) securities registered under the Securities Act that are issued in an underwritten public offering; (viii) any right, option, or warrant to acquire any security convertible into the securities excluded from the definition of New Shares pursuant to clauses (i) through (vii) above; (ix) any issuance by a Subsidiary of the Company to the Company or a wholly-owned Subsidiary of the Company; or (x) Warrant Shares issued upon exercise of any portion of the Investor Warrant.

“New Shares Notice” has the meaning assigned to such term in Section 4.1(b).

“New York Court” has the meaning assigned to such term in Section 5.6.

“Nominating Committee” has the meaning assigned to such term in the Major Stockholders Agreement.

“Notices” has the meaning assigned to such term in Section 5.4.

“Numerator Shares” has the meaning assigned to such term in Section 3.3(a)(iv).

“Observer” has the meaning assigned to such term in Section 3.3(b).

“Order” means any judgment, order, injunction, stipulation, decree, writ, doctrine, ruling, assessment or arbitration award or similar order of any Governmental Authority.

“Other Capital Stock” means shares of any class of capital stock of the Company (other than the Common Stock) that are entitled to vote in the election of Directors.

“Party” and “Parties” have the meaning assigned to such term in the preamble.

“Person” means any individual, corporation, partnership, limited liability company, limited liability partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or other entity.

“Preemptive Right” has the meaning assigned to such term in Section 4.1(a).

“Preferred Stock” has the meaning assigned to such term in the Investor Warrant.

“Pro Rata Portion” has the meaning assigned to such term in Section 4.1(a).

“Purchase Agreement” has the meaning assigned to such term in the recitals.

“Registration Rights Agreement” has the meaning assigned to such term in the recitals.

“Reporting Obligations” has the meaning assigned to such term in Section 3.2(b).

“Representatives” of a Person means the directors, trustees, officers, managers, employees and agents of such Person.

“Rule 144” means Rule 144 under the Securities Act.

“SEC” means the United States Securities and Exchange Commission or any successor entity thereto.

5

“Securities Act” means the Securities Act of 1933, and the rules and regulations promulgated thereunder.

“Self-Regulatory Organization” means each national securities exchange in the United States of America or other commission, board, agency or body that is charged with the supervision or regulation of brokers, dealers, securities underwriting or trading, stock exchanges, commodities exchanges, insurance companies or agents, investment companies or investment advisers, or to the jurisdiction of which any Party or any of their respective Subsidiaries is otherwise subject.

“Shares” means, collectively (but without duplication), (a) shares of Common Stock, (b) shares of Preferred Stock, or (c) shares of other classes or series of capital stock of the Issuer that may exist from time to time.

“Subsidiary” means, with respect to any Person, a corporation or other Person of which more than fifty percent (50%) of the voting power of the outstanding voting Equity Interests or more than fifty percent (50%) of the outstanding economic Equity Interest is held, directly or indirectly, by such Person.

“Stockholders” means the holders of Shares from time to time and “Stockholder” means any one of them.

“Tag-Along Notice Period” has the meaning assigned to such term in Section 4.3(c).

“Tag-Along Offer” has the meaning assigned to such term in Section 4.3(a).

“Tag-Along Percentage” means with respect to any Tag Transfer the fraction, expressed as a percentage, determined as of immediately prior to such Tag Transfer by dividing (a) the number of Shares held by the Investor Holders plus the number of Warrant Shares issuable to the Investor Holders at such time upon the exercise of the Warrant, by (b) the sum of (i) the Shares held by the DFR Holdings Holders plus the Conversion Shares issuable to the DRF Holdings Holders, if a DFR Holdings Holder is a Tag-Along Seller, (ii) the Shares held by the CIFC Holders, if a CIFC Holder is a Tag-Along Seller and (iii) the Shares held by the Investor Holders plus the number of Warrant Shares issuable at such time upon the exercise of the Warrant.

“Tag-Along Right” has the meaning assigned to such term in Section 4.3(c).

“Tag-Along Seller” has the meaning assigned to such term in Section 4.3(a).

“Tag Exercise Notice” has the meaning assigned to such term in Section 4.3(c).

“Tag Shares” has the meaning assigned to such term in Section 4.3(c).

“Tag Transfer” has the meaning assigned to such term in Section 4.3(a).

“Tag Transfer Notice” has the meaning assigned to such term in Section 4.3(a).

“Tagging Investors” has the meaning assigned to such term in Section 4.3(c).

“Third Party” means any Person other than the Company, its Subsidiaries, the Investor and each of such Person’s respective members, directors, officers and Affiliates.

“Third Party Consents” means all required consents from, waivers by, or notices to, any Person (other than a Governmental Authority) to any Contract to which any of the Parties hereto is a party or by which any of their respective assets or properties are bound.

“Trading Day” means any day on which the Common Stock is traded on NASDAQ, or, if NASDAQ is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded.

6

“Transfer” means the transfer of ownership by sale, exchange, assignment, pledge, encumbrance, lien, gift, donation, grant or other conveyance of any kind, whether voluntary or involuntary, including conveyances by operation of Law or legal process (and hereby expressly includes, with respect to an Investor Holder, any voluntary or involuntary appointment of a receiver, trustee, liquidator, custodian or other similar official for such Investor Holder or all or any part of such Investor Holder’s property under any bankruptcy Law).  For the avoidance of doubt, the Parties hereto acknowledge and agree that any Transfer of the Equity Interests of the Investor, either Major Stockholder or any of their respective Affiliates that controls such Person will be deemed a Transfer of the Shares held by such Person under this Agreement if, following such Transfer such Person is no longer controlled, directly or indirectly, by other Person or Persons that control, directly or indirectly, such Person on the date hereof or by an Affiliate or Affiliates thereof.

“Voting Restriction” has the meaning assigned to such term in Section 4.2.

“Voting Shares” means any outstanding Shares, including the Common Stock, that, as of the applicable determination date, are entitled to vote on matters submitted to a vote at a meeting of Stockholders.

“Warrant Shares” has the meaning assigned to such term in the recitals.

Section 1.3             Construction.  Unless the context of this Agreement clearly requires otherwise: (i) references to the plural include the singular and vice versa; (ii) references to one gender include all genders; (iii) whenever the words “include,” “includes” or “including” are used in this Agreement they will be deemed to be followed by the phrase “without limitation;” (iv) the words “hereof,” “herein,” “hereby,” “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (v) when a reference is made in this Agreement to a Section, Schedule, Exhibit or Annex, such reference shall be to a Section, Schedule, Exhibit or Annex of this Agreement unless otherwise indicated; (vi) all references in this Agreement to “$” are intended to refer to U.S. dollars; (vii) unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive; and (viii) any reference to a Law shall include any amendment thereof or any successor thereto and any rules and regulations promulgated thereunder, as in effect from time to time.  The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 1.4             Disclaimer of “Group” Status.  The Investor hereby expressly disclaims Beneficial Ownership of any Equity Interests in the Company held by any Major Stockholder.  This Agreement shall not constitute a written or oral agreement by the Investor or any Affiliate of the Investor to act together with any Major Stockholder for the purpose of acquiring, holding, voting or disposing of any Equity Interests in the Company.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Section 2.1             Representations and Warranties of the Company.  The Company represents and warrants to the Investor as of the date hereof that:

(a)           The Company is duly incorporated, validly existing and in good standing under the Laws of the State of Delaware with all requisite power and authority required to conduct its business as presently conducted.

(b)           The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  The execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder have been duly authorized by all requisite corporate action of the Company.  No other action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement.

(c)           This Agreement has been duly executed and delivered by the Company and, assuming this Agreement has been duly authorized, executed and delivered by the Investor, constitutes the legal, valid and

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binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that the enforceability thereof may be limited by: (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws from time to time in effect affecting generally the enforcement of creditors’ rights and remedies and (ii) general principles of equity, regardless of whether enforcement is sought in equity or at Law.

(d)           The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations under this Agreement: (i) does not violate any provision of the Constituent Documents of the Company; and (ii)(A) does not conflict with or violate any Law applicable to the Company or any part of the properties or assets of the Company, (B) except as set forth on Schedule 2.1(d), does not require the Consent of any Person under, violate, result in the termination or acceleration of or of any right under, give rise to or modify any right or obligation under (whether or not in combination with any other event or circumstance), or conflict with, breach or constitute a default under (in each case with or without notice, the passage of time or both), any Contract to which the Company is a party or by which any of its properties or assets is bound, including the Majority Stockholders Agreement, (C) does not result in the creation or imposition of any Lien on any part of the properties or assets of the Company, (D) does not violate any Order binding on the Company or any part of its properties or assets, and (E) does not otherwise require any Governmental Approvals or any Third Party Consents.

Section 2.2             Representations and Warranties of the Investor.  The Investor represents and warrants to the Company that as of the date hereof:

(a)           The Investor is duly formed, validly existing and in good standing under the Laws of Delaware with all requisite power and authority required to conduct its business as presently conducted.

(b)           The Investor has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  The execution and delivery by the Investor of this Agreement and the performance by the Investor of its obligations hereunder have been duly authorized by all requisite corporate action of the Investor.  No other action on the part of the Investor or its stockholders is necessary to authorize the execution, delivery and performance by the Investor of this Agreement.

(c)           This Agreement has been duly executed and delivered by the Investor and, assuming this Agreement has been duly authorized, executed and delivered by the Company, constitutes the legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except to the extent that the enforceability thereof may be limited by: (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws from time to time in effect affecting generally the enforcement of creditors’ rights and remedies; and (ii) general principles of equity regardless of whether enforcement is sought in equity or at Law.

(d)           The execution and delivery of this Agreement by the Investor and the performance by the Investor of its obligations under this Agreement: (i) does not violate any provision of the Constituent Documents of the Investor; and (ii)(A) does not conflict with or violate any Law applicable to the Investor or any part of the properties or assets of the Investor, (B) does not require the Consent of any Person under, violate, result in the termination or acceleration of or of any right under, give rise to or modify any right or obligation under (whether or not in combination with any other event or circumstance), or conflict with, breach or constitute a default under (in each case with or without notice, the passage of time or both), any Contract to which the Investor is a party or by which any of its properties or assets is bound, (C) does not result in the creation or imposition of any Lien on any part of the properties or assets of the Investor, (D) does not violate any Order binding on the Investor or any part of its properties or assets, and (E) does not otherwise require any Governmental Approvals or, assuming the accuracy of the representations and warranties of the Company under Section 2.1, any Third Party Consents.

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ARTICLE III
COVENANTS

Section 3.1             Reserved Matters. The Company shall not, and shall cause each Subsidiary of the Company not to, engage in any of the following matters without the prior written consent and approval of the Investor:

(a)           Alter, change, amend or repeal the Constituent Documents of the Company (including any amendment effected by operation of law) that would contravene the protections of Section 242(b)(2) of the DGCL or that would require a class vote of the Preferred Stock under Section 242(b)(2) of the DGCL if any shares of Preferred Stock were outstanding; provided, however, that if shares of Preferred Stock are outstanding and all such shares are held by Investor Holders, this Section 3.1(a) shall not be applicable to any amendment of the certificate of incorporation of the Company (including an amendment effected by operation of law) as to which the holders of the Preferred Stock would have a class vote;

(b)           Take or consent to any action that would cause any Investor and/or any Person whose Equity Interests in the Company must be aggregated with those of an Investor for purposes of the BHC Act, individually or collectively, to Beneficially Own more than 9.99% of any class of Voting Shares (other than an action by an Investor Holder or any such Person), including through buy-backs of Shares, reverse stock splits, or issuances of Shares; provided, however, that for purposes of this Section 3.1(b) Beneficial Ownership by the Investor shall be calculated without regard to Voting Shares acquired by the Investor after the Initial Closing (as defined in the Purchase Agreement) (other than Voting Shares acquired pursuant to a Cure Purchase (for the avoidance of doubt, only the number of shares required to offset the dilution in the related Dilution Notice shall not be deemed to be Beneficially Owned for this purpose));

(c)           Purchase or redeem any shares of Common Stock other than (i) a purchase or redemption to which Section 4.3 applies, (ii) a purchase or redemption in which a pro rata portion of the Preferred Stock are purchased or redeemed on the same terms and conditions as applicable to the other shares of Common Stock being so purchased or redeemed or (iii) a purchase or redemption (or series of related purchases or redemptions) in which less than twenty-five percent (25%) of the outstanding shares of Common Stock (determined as of immediately prior to such purchase or redemption) is so purchased or redeemed.

Section 3.2             Notices and Access to Information; Cooperation.

(a)           The Company shall provide the Investor (i) with prompt written notice of any amendment of the Major Stockholders Agreement and (ii) with a copy of any written notice of breach or default under the Major Stockholders Agreement promptly after the Company has delivered or received such notice.

(b)           To the extent required for the fulfillment of SEC reporting obligations or Federal Reserve Bank reporting obligations applicable to the Investor or any Affiliate of the Investor (the “Reporting Obligations”), upon reasonable prior notice, except as determined in good faith to be necessary to (i) ensure compliance with any applicable Law, (ii) preserve any applicable privilege (including the attorney-client privilege), or (iii) comply with any contractual confidentiality obligations, the Company shall, and shall cause each of the Subsidiaries of the Company to, (A) afford the Investor or the applicable Affiliate of the Investor reasonable access, during normal business hours, to the properties, books and records of the Company and each Subsidiary of the Company applicable to the Reporting Obligations, (B) furnish to the Investor or the applicable Affiliate of the Investor such additional financial and other information regarding the Company and its Subsidiaries as the Investor or the applicable Affiliate of the Investor may reasonably request in respect of the Reporting Obligations, and (C) make reasonably available to the Investor or the applicable Affiliate of the Investor those employees of the Company and its Subsidiaries whose assistance, expertise, and recollections may be necessary to assist the Investor or the applicable Affiliate of the Investor in connection with its inquiries to comply with the Reporting Obligations; provided, that such investigation shall not unreasonably interfere with the business or operations of the Company and its Subsidiaries and the Investor shall be responsible for its own and any out-of-pocket expenses in connection with the access described herein; provided, further, that the auditors and accountants of the Company or its Subsidiaries shall not be obligated to make any work papers available to any Person except in accordance with such auditors’ and accountants’ normal disclosure procedures and then only after such Person has signed a customary agreement relating to such access to work papers in form and substance reasonably acceptable to such auditors or accountants;

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provided, further, that any information obtained by the Investor or any Affiliate of the Investor pursuant to this Section 3.2(b) shall be used solely to comply with its Reporting Obligations and shall be subject to the obligation to keep such information confidential in accordance with Section 3.4.

Section 3.3             Board of Directors.

(a)           Designation of Director.

(i)            The Investor Holders, collectively, shall be entitled to designate one Director to the Board upon the terms and subject to the conditions of this Section 3.3(a) and the second sentence of Section 3.3(b).

(ii)           Except as provided in Section 3.3(a)(iv) and (a)(v) or as required by applicable Law, no Director designated pursuant to this Section 3.3(a) may be removed from office (whether or not for cause) unless such removal is directed or approved by the Investor Holders.

(iii)          Upon the death, disability, retirement, resignation or other removal by the Investor Holders of the Director designated by the Investor Holders, the Board shall appoint as a Director to fill the vacancy so created with an individual designated by the Investor Holders.

(iv)          If the sum of (A) the Investor Shares held by the Investor Holders and (B) the Warrant Shares held or issuable to the Initial Holder upon exercise of the Investor Warrant (the “Numerator Shares”) represents less than 5% of the sum of (x) Voting Shares (including, for the avoidance of doubt, Investor Shares and issued Warrant Shares), (y) the Conversion Shares issuable to any DFR Holdings Holder upon the conversion of the aggregate amount of Convertible Notes then outstanding, and (z) Warrant Shares issuable to the Initial Holder upon exercise of the Warrant (the “Denominator Shares”), in each case, calculated as of the close of business on the last Trading Day of the month immediately prior to the date on which the Nominating Committee designates the Independent Director nominees for election at the relevant stockholder meeting, the Investor Holders shall not be entitled to designate a Director. To the extent that the Investor Holders cease to have the right to designate a Director, if requested by a majority of the Directors then serving on the Board (other than the Director designated by the Investor Holders), the Investor Holders shall promptly take all necessary action to procure the resignation of their designated Director; provided, that the Investor Holders shall not be required to cause their designated Director to resign in accordance with this Section 3.3(a)(iv) as a result of a dilution of the Investor Shares (other than dilution resulting from the issuance of New Shares) unless and until the Company complies with procedures in Section 3.3(a)(v) below.

(v)           Notwithstanding anything in Section 3.3(a)(iv) to the contrary, if the Numerator Shares represent a percentage of the Denominator Shares that is less than 5% as a result of dilution of the Investor Shares, other than dilution resulting from the issuance of New Shares, the Company shall deliver a written notice to the Investor Holders of such dilution event (the “Dilution Notice”).  If (A) within twenty (20) days following receipt of the Dilution Notice, the Investor Holders give the Company a written notice of their intention to acquire, directly or indirectly, an amount of Voting Shares or other Shares, such that immediately following such acquisition the Numerator Shares represent a percentage of Denominator Shares equal to 5% of the Denominator Shares (a “Cure Purchase”) within ninety (90) days of the Company’s receipt of the Dilution Notice (the “Cure Period”) and (B) the Cure Purchase is consummated during the Cure Period, then the Investor Holders shall not be required to cause their designated Director to resign in accordance with Section 3.3(a)(iv).

(vi)          The Company shall cause each individual designated in accordance with Section 3.3(a)(i) to be included in the Board’s “slate” of nominees for the applicable meeting of stockholders and shall use commercially reasonable best efforts to solicit from its Stockholders eligible to vote for the election of Directors proxies (A) in favor of the election of such individuals and (B) against removal of each such individual (to the extent such individual is serving as a Director). In the event that, notwithstanding the foregoing, such individual is not elected to, or is removed from (other than by the Investor Holders) the Board, the Company shall create a vacancy on the Board and appoint such individual to fill such vacancy.

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(vii)         Until the first annual meeting of Stockholders of the Company for the election of Directors held after the first anniversary of this Agreement, the Director designated by the Investor Holders shall receive no compensation or benefits, other than reimbursement for travel, lodging and related expenses incurred in connection with meetings of the Board or any committee thereof, or otherwise in service as a Director or member of the boards of directors of the Company or any of its Subsidiaries in accordance with the Company’s policies applicable to the other outside directors.  Thereafter, the compensation and benefits of such Director shall be determined with the approval of a majority of the Board and a majority of Independent Directors.

(viii)        Notwithstanding anything to the contrary in Section 3.3(a)(vii), the Company shall to the maximum extent permitted under applicable Law, indemnify and provide for the advancement of expenses to the Director designated by the Investor Holders, from and against any and all losses which may be imposed on, incurred by, or asserted against such Director in any way relating to or arising out of, or alleged to relate to or arise out of, the Director’s service in that capacity pursuant to the Company’s Constituent Documents and an indemnification agreement in the form heretofore provided to the Investor.

(ix)           The Director designated by the Investor Holders shall be covered by the directors’ and officers’ liability insurance and fiduciary liability insurance carried by the Company.

(x)            No Investor Holder, nor any Affiliate of any Investor Holder, shall have any liability as a result of designating an individual for election as a Director for any act or omission by such designated individual in his or her capacity as a Director of the Company, nor shall any Investor Holder have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

(xi)           Any Person designated as a Director pursuant to Section 3.3(a)(i) by the Investor Holders shall be subject to satisfaction of the requirements of applicable Law and corporate governance policies adopted by the Board.

(xii)          The Investor Holders may waive their right to designate a Director under this Section 3.3 at any time by delivering written notice of such waiver to the Company in accordance with Section 5.4; provided, however, that the Investor Holders shall not be entitled to rescind any such waiver once delivered.  If the Investor Holders otherwise lose their right to designate a Director pursuant to Section 3.3(a)(iv) and (a)(v), the Investor Holders shall not be entitled to regain their right to designate such Director, even if the Numerator Shares represent a percentage of the Denominator Shares that is equal to or greater than 5%.

(b)           If at any time there is no Director on the Board that is designated by the Investor Holders and at such time the Investor Holders have the right to designate a Director to the Board, the Investor Holders shall be entitled to designate one observer (the “Observer”) to attend (but not vote at) all meetings of the Board and each committee of the Board (including meetings held by means of conference telephone or other similar means). Following the designation of such Observer, the Investor Holders’ right to designate a Director under Section 3.3(a) shall be automatically suspended until such time as the Observer resigns or is removed by the Investor Holders. The Company shall deliver, or cause to be delivered, to the Observer copies of all notices, agendas, minutes, written consents and other materials that it provides to the Board at the same time and in the same manner provided to the Board.  Notwithstanding anything herein to the contrary, the Board or such committee may exclude the Observer from access to any materials or meeting or portion thereof if (i) the Board or such committee (as applicable) determines in good faith that, (A) such exclusion is required under applicable Law or (B) upon advice of counsel, such exclusion is reasonably necessary to preserve the attorney-client privilege or (ii) the Observer has not entered into a confidentiality agreement in form and substance reasonably satisfactory to the Company.  If at any time the Investor Holders have exercised their rights under this Section 3.3(b) to designate the Observer, and thereafter the Investors Holders subsequently no longer have the right to designate a Director to the Board, the Investor Holders shall take all necessary action to remove the Observer from the Board at such time as the Investor Holders would have been required to procure the resignation of their designated Director pursuant to Section 3.3(a)(iv) had such Director been serving on the Board at such time.

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Section 3.4             Confidentiality.

(a)           Each Investor Holder agrees that it shall (and shall cause any of its Affiliates and its and their officers, directors, employees, partners and agents (collectively, the “Confidentiality Affiliates”) in possession of Confidential Information to) (i) hold confidential and not disclose (other than by an Investor Holder to its Confidentiality Affiliates having a reasonable need to know in connection with the permitted purposes hereunder), without the prior written consent of the Company, all confidential or proprietary written, recorded or oral information or data provided or developed by, or concerning, the Company or another Stockholder in connection herewith or with the business of the Company and its Affiliates, including any information obtained by such Investor Holder pursuant to Section 3.2, whether such confidentiality or proprietary status is indicated orally or in writing or in a context in which the Company reasonably communicated, or the receiving Stockholder should reasonably have understood, that the information should be treated as confidential, whether or not the specific words “confidential” or “proprietary” are used (“Confidential Information”) and (ii) use such Confidential Information only for the purposes of performing its obligations hereunder and monitoring its investment in the Company.

(b)           The obligations contained in this Section 3.4 shall not apply, or shall cease to apply, to Confidential Information if or when, and to the extent that, such Confidential Information (i) is, or becomes through no breach of the Investor Holders obligations hereunder, generally known to the public, (ii) becomes known to the Investor Holders or their Confidentiality Affiliates from other sources under circumstances not involving any breach of any confidentiality obligation between such source and the Company, (iii) is independently developed by the Investor Holders or their Confidentiality Affiliates, or (iv) is required, as determined based on the advice of its legal counsel, to be disclosed by applicable Law, in which case only that portion of the Confidential Information legally required to be so disclosed, based on the advice of counsel, shall be disclosed and the Investor Holders shall use commercially reasonable efforts to obtain assurance that confidential treatment will be accorded to such disclosed Confidential Information; provided, that prior to any disclosure pursuant to clause (iv) of this Section 3.4(b), the Investor Holders shall provide the Company with prompt notice of such disclosure, and a description of the Confidential Information to be disclosed and the terms and circumstances surrounding the requirement to disclose such Confidential Information, to enable the Company to seek an appropriate protective order or other appropriate remedy, or, if agreed to by the Investor and the Company, waive compliance with the terms of this Section 3.4; provided, further, that the Investor Holders shall cooperate and assist the Company in seeking a protective order or other appropriate remedy and the Company shall reimburse the Investor Holders for all reasonable out-of-pocket expenses incurred by the Investor Holders in providing such cooperation and assistance;  provided, however, that no consent of, or notice to, the Company shall be required for the Investor Holders to disclose the fact that such Persons are Stockholders and such Persons’ ownership percentage in the Company, in each case to comply with the Reporting Obligations.

Section 3.5             Purchase of Voting Shares.  The Investor Holders shall not take or consent to any action that would cause any Investor and/or any Person whose Equity Interests in the Company must be aggregated with those of an Investor for purposes of the BHC Act, individually or collectively, to Beneficially Own more than 9.99% of any class of the Company’s Voting Shares.

ARTICLE IV
PREEMPTIVE RIGHTS AND TRANSFER PROVISIONS

Section 4.1             Preemptive Rights.

(a)           For so long as the Investor Holders collectively hold Numerator Shares representing at least five percent (5%) of the Denominator Shares, each Investor Holder shall have the right to purchase, in accordance with the procedures set forth herein, its pro rata portion, calculated based on the number of Numerator Shares as a percentage of the Denominator Shares prior to issuance of the New Shares (the Investor Holders’ “Pro Rata Portion”) of any New Shares that the Company may, from time to time, propose to sell and issue (hereinafter referred to as the “Preemptive Right”).

(b)           In the event that the Company proposes to issue and sell New Shares, the Company shall notify each Investor Holder in writing with respect to the proposed New Shares to be issued (the “New Shares Notice”).  Each New Shares Notice shall set forth: (i) the number of New Shares proposed to be issued by the

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Company and the purchase price therefor; (ii) the Investor Holders’ Pro Rata Portion of such New Shares; and (iii) any other material term (including, if known, the expected date of consummation of the purchase and sale of the New Shares).  Failure to deliver the New Shares Notice pursuant to the foregoing shall not affect the legality or validity of the Preemptive Right.

(c)           Each Investor Holder shall be entitled to exercise its right to purchase New Shares by delivering an irrevocable written notice to the Company within fifteen (15) days from the date of receipt of any such New Shares Notice specifying the number of New Shares to be subscribed, which in any event can be no greater than the Investor Holders’ Pro Rata Portion of such New Shares at the price and on the terms and conditions specified in the New Shares Notice.

(d)           If an Investor Holder does not elect within the applicable notice period described above to exercise its Preemptive Rights with respect to any of the New Shares proposed to be sold by the Company, the Company shall have ninety (90) days after expiration of such notice period to sell such unsubscribed New Shares proposed to be sold by the Company, at a price and on terms no more favorable to the purchaser than those set forth in the New Shares Notice.  If the Company does not consummate the sale of the unsubscribed New Shares in accordance with the terms of the New Shares Notice within such ninety (90)-day period, then the Company may not issue or sell such New Shares unless it sends a new New Shares Notice and once again complies with the provisions of this Section 4.1 with respect to such New Shares.

(e)           Each Investor Holder shall take up and pay for any New Shares that such Investor Holder has elected to purchase pursuant to the Preemptive Right upon closing of the issuance of the New Shares, and shall have no right to acquire such New Shares if the issuance thereof shall not be consummated.

Section 4.2             Voting Rights Notwithstanding any other provision contained herein, if at any time the Investor Shares represent more than 4.99% of any class of Voting Shares (including as a result of any Investor Holder’s exercise of the Preemptive Right or a Cure Purchase hereunder), the Investor and its Affiliates collectively shall be deemed to have voting rights in respect of only 4.99% of such class of Voting Shares, such voting rights in excess of said 4.99% shall be relinquished and Shares corresponding to such excess (the “Excess Shares”) shall be deemed to be non-voting Shares of the same class, which Shares shall be identical in all respects, excepting voting rights, to other Shares in such class.  The voting restriction set forth in the first sentence of this Section 4.2 (the “Voting Restriction”) shall continue to apply following any Transfer of such Excess Shares; provided, that the Voting Restriction shall not continue to apply:

(a)           to any transferee of the Excess Shares that is not a Person whose Equity Interests in the Company must be aggregated with those of the Investor for purposes of the BHC Act; or

(b)           to the Investor and its Affiliates, at such time as the number of Voting Shares (including Excess Shares that would be Voting Shares but for the Voting Restriction) Beneficially Owned, or otherwise held or controlled (in each case, directly or indirectly) by the Investor and its Affiliates is equal to or less than 4.99% of the applicable class of Voting Shares.

Section 4.3             Tag-Along Rights.

(a)           Subject to Section 4.4, if at any time either or both Major Stockholder(s) (each, a “Tag-Along Seller”) proposes to enter into a Transfer of its Shares (including a Transfer to the Company) (a “Tag Transfer”), the Tag-Along Seller(s) shall first, by written notice to the Company (and the Company shall promptly provide the Investor Holders with a copy of such notice (the “Tag Transfer Notice”)), offer the Investor Holders the opportunity to participate in such Tag Transfer (the “Tag-Along Offer”) in accordance with this Section 4.3; provided, however, that this Section 4.3 shall not apply, and a Transfer shall not be deemed to be a “Tag Transfer”:

(i)            if the Tag-Along Seller is a DFR Holdings Holder and the Shares to be Transferred in the Tag Transfer, together with all Shares Transferred by the DFR Holdings Holders from the Closing through the date of the Tag Transfer, represent, in the aggregate, less than ten percent (10%) of the sum of the (A)

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Shares held by the DFR Holdings Holders and (B) the Conversion Shares issuable to any DFR Holdings Holder upon the conversion of the aggregate amount of Convertible Notes then outstanding, in each of clauses (A) and (B), as of the Closing;

(ii)           if the Tag-Along Seller is a CIFC Holder and the Shares to be Transferred in the Tag Transfer, together with all Shares Transferred by the CIFC Holders from the Closing through the date of the Tag Transfer, represent, in the aggregate, less than ten percent (10%) of the Shares held by the CIFC Holders as of the Closing;

(iii)          any Transfer to an Affiliate of the Tag-Along Seller; or

(iv)          to any Transfer pursuant to a registered public offering in accordance with the Registration Rights Agreement (which shall also not be included for purposes of determining whether the thresholds set forth in clauses (i) and (ii) of this Section 4.3(a) have been reached).

(b)           The Tag Transfer Notice shall identify: (i) the class and number of Shares proposed to be sold by the Tag-Along Seller(s); (ii) an estimate of the Tag-Along Percentage; (iii) the consideration for which the Tag Transfer is proposed to be made, (iv) the name of each proposed transferee, (v) the proposed Tag Transfer date and (vi) all other material terms and conditions of the Tag-Along Offer, including the form of the proposed agreement, if any.

(c)           From the date of their receipt of the Tag Transfer Notice, the Investor Holders shall have the right (the “Tag-Along Right”) exercisable by written notice (“Tag Exercise Notice”) given to the Tag-Along Seller(s) within ten (10) days after receipt of the Tag Transfer Notice (the “Tag-Along Notice Period”), to request that the Tag-Along Seller(s) include in the Tag Transfer a number of Investor Shares and/or issued Warrant Shares (such number of Investor Shares and/or issued Warrant Shares shall not in any event exceed the Tag-Along Percentage of the total number of the Shares to be Transferred in such Tag Transfer) (the “Tag Shares”); provided, however, that if Warrant Shares are included in the Tag Shares, the Investor Holders shall be required to exercise all or the applicable portion of the Warrant prior to or in connection with such Tag Transfer. The Tag Exercise Notice shall include wire transfer instructions for payment of the purchase price for the Tag Shares.  If the Investor Holders exercise their Tag-Along Right hereunder, they shall, upon request, deliver to the Tag-Along Seller(s), with the Tag Exercise Notice, the certificate(s) representing the Tag Shares, together with a limited power-of-attorney authorizing the Tag-Along Seller(s) to Transfer the Tag Shares on the terms set forth in the Tag Transfer Notice.  The Investor Holders’ delivery of the Tag Exercise Notice with such certificate(s) and the limited power-of-attorney shall constitute an irrevocable acceptance of the Tag-Along Offer by such Investor Holders (the “Tagging Investors”).  Subject to Section 4.4(b), in order to participate in a Tag Transfer hereunder, the Tagging Investors must agree to enter into and execute substantially identical agreements and documents as entered into and executed by the Tag-Along Seller(s) in connection with the Tag Transfer.

(d)           The number of Shares to be Transferred by the Tag-Along Seller(s) in the Tag Transfer shall be reduced by the number of Tag Shares to be Transferred in such Tag Transfer by the Investor Holders.

(e)           If, at the end of a 120-day period after the date of receipt of the Tag Transfer Notice (which 120-day period shall be extended if any of the transactions contemplated by the Tag-Along Offer are subject to regulatory approval until the expiration of five (5) Business Days after all such approvals have been received, but in no event later than 180 days after the date of receipt of the Tag Transfer Notice), the Tag Transfer has not been completed by the Tag-Along Seller(s) on substantially the same terms and conditions set forth in the Tag Transfer Notice (but as to price, the terms shall be exactly the same), the applicable Tag-Along Seller shall (i) promptly return to the Tagging Investors the limited power-of-attorney (and all copies thereof) together with all certificates representing the Tag Shares that such Tagging Investors delivered for Transfer pursuant to this Section 4.3 and any other documents in the possession of such Tag-Along Seller executed by the Tagging Investors in connection with the proposed Tag Transfer, and (ii) not proceed with the contemplated Tag Transfer without again complying with this Section 4.3.

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(f)                                    Concurrently with the consummation of the Tag Transfer, the Tag-Along Seller(s) shall (i) notify the Tagging Investors thereof, (ii) remit or cause to be remitted to the Tagging Investors the total consideration to be paid at the closing of the Tag Transfer for the Tag Shares Transferred pursuant thereto, with the cash portion of the purchase price paid by wire transfer of immediately available funds in accordance with the wire transfer instructions in the Tag Exercise Notice, and (iii) promptly after consummation of such Tag Transfer, furnish such other evidence of the completion and the date of completion of such Transfer and the terms thereof as may be reasonably requested by the Tagging Investors.

(g)                                 If, at the termination of the Tag-Along Notice Period, any Investor Holder has not elected to participate in the Tag Transfer, such Investor Holder shall be deemed to have waived its rights under this Section 4.3 with respect to, and only with respect to, the Transfer of its Investor Shares or Warrant Shares in connection with the Tag Transfer described in the Tag Transfer Notice delivered at the beginning of such Tag-Along Notice Period.

(h)                                 Notwithstanding anything contained in this Section 4.3 there shall be no liability on the part of the Tag-Along Seller to the Tagging Investors (other than the obligation to return any certificates evidencing Tag Shares and limited powers-of-attorney received by the Tag-Along Seller) if a Tag Transfer under this Section 4.3 is not consummated for whatever reason. The decision to effect a Tag Transfer pursuant to this Section 4.3 by a Tag-Along Seller is in the sole and absolute discretion of such Tag-Along Seller.

Section 4.4                                      Additional Provisions Related to Tag Transfers. Notwithstanding anything contained in Section 4.3 to the contrary, in connection with a Tag Transfer under Section 4.3:

(a)                                  Upon the consummation of such Tag Transfer, all Investor Holders participating therein will receive the same form and amount of consideration per share as the Major Stockholders participating therein, or, if any Major Stockholder is given an option as to the form and amount of consideration to be received, the Investor Holders participating therein will be given the same option; provided, that to the extent the Investor Holders Transfer unissued Warrant Shares in such Tag Transfer, the consideration payable to such Investor Holders shall be reduced by the aggregate Exercise Price of such Warrant Shares.

(b)                                 Each Investor Holder shall (i) make such representations, warranties and covenants and enter into such definitive agreements as are customary for transactions of the nature of the proposed Transfer, (ii) benefit from and be subject to all of the same provisions of the definitive agreements as are applicable to the Tag-Along Seller, (iii) be required to bear its proportionate share of any escrows, holdbacks or adjustments in respect of the purchase price or indemnification obligations; provided, that no Investor Holder shall be obligated (A) to indemnify, other than severally indemnify, any Person in connection with such Tag Transfer, (B) to incur liability to any Person in connection with such Tag Transfer, including, without limitation, under any indemnity, in excess of the lesser of (1) its pro rata share of such liability and (2) the proceeds realized by such Investment Holder in such sale (provided, that the case of this clause (B) of Section 4.4(b)(iii), no such limitation shall apply to any breach of any representations or warranties made by, or breach of any obligation of, such Investment Holder), or (C) in its capacity as a Stockholder, to agree to any non-competition or non-solicitation restrictions which are more restrictive on such Investor Holder than those restrictions agreed to by such Investor Holder in this Agreement or the Purchase Agreement, and (iv) cooperate in obtaining all Governmental Approvals and Third-Party Consents reasonably necessary or desirable to consummate such Tag Transfer.

(c)                                  In the event the consideration to be paid in exchange for Shares in a Tag Transfer includes any securities, and the receipt thereof by an Investor Holder would require under applicable Law (i) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities where such registration or qualification is not otherwise required for the Tag Transfer or (ii) the provision to any Tag-Along Seller of any specified information regarding such securities or the issuer thereof that is not otherwise required to be provided for the Tag Transfer, then such Investor Holder shall not have the right to sell Investor Shares and/or Warrant Shares in such proposed Tag Transfer. In such event, the Tag-Along Seller shall have the right, but not the obligation, to cause to be paid to such Investor Holder in lieu thereof, against surrender of the Investor Shares and/or Warrant Shares that would have otherwise been Transferred by such Investor Holder to the prospective purchaser in the proposed Tag Transfer, an amount in cash equal to the fair market value (as

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determined in the reasonable determination of the Board) of such Investor Shares and/or Warrant Shares as of the date such securities would have been issued in exchange for such Investor Shares and/or Warrant Shares.

(d)                                 Each Tagging Investor shall bear an amount of the reasonable costs and expenses incurred by the Tag-Along Seller or the Company in connection with any proposed Tag Transfer (whether or not consummated), including reasonable and documented attorneys’ fees and charges, all accounting fees and charges and all finders, brokerage or investment banking fees, charges or commissions, pro rata in proportion to the amount transferred or proposed to be transferred by such Tagging Investor as compared to the aggregate amount transferred or proposed to be transferred by the Tag-Along Seller and all Tagging Investors; provided, that, in connection with any Tag Transfer, each Tagging Investor shall bear in its entirety any attorneys’ fees and charges, accounting fees and charges and any other advisor fees, charges or commissions incurred by such Tagging Investor in connection with such Tag Transfer.

Section 4.5                                      Transfer of Investor Shares.

(a)                                  Any Investor Holder may Transfer to one or more Persons at any time, without the consent of the Company or any other Stockholder, all or any portion of the Shares held by such Investor Holder.

(b)                                 Notwithstanding anything to the contrary herein, the rights and obligations of the Investor Holders hereunder are personal to such Investor Holders and shall not be assigned, by operation of law or otherwise, except to an Investor Holder or a Person that would be an Investor Holder after giving effect to the Transfer. Prior to or in connection with the Transfer of any Shares owned by the Investor (or an Investor Holder) to an Affiliate of the Investor, such Investor shall deliver to the Company a “statement of adhesion” pursuant to which such Investor Holder confirms its agreement to be subject to and bound by all of the provisions set forth in this Agreement that were applicable to the Investor (or Investor Holder).

(c)                                  For the avoidance of doubt, any Transfer of Shares pursuant to a registration statement or Rule 144 or to any Person that is not an Affiliate of the Investor (other than a Person not Affiliated with the Investor that is acquiring all or substantially all of the Investor Holders’ Shares pursuant to Section 4.5(b)) shall be free and clear of the restrictions contained in this Agreement and the transferee shall not acquire any rights under this Agreement.

ARTICLE V
MISCELLANEOUS

Section 5.1                                      Termination of Agreement.

(a)                                  This Agreement shall continue in effect until:

(i)                                     Terminated by written agreement of the Company and the Investor; or

(ii)                                  Terminated by the Company with fifteen (15) days’ prior written notice to the Investor Holders (the “Termination Notice”) upon such time as the Numerator Shares held by the Investor Holders represent less than five percent (5%) of the sum of the Voting Shares and the Warrant Shares issuable to the Initial Holder upon exercise of the Investor Warrant; provided, however, that this Section 5.1(a)(ii) shall apply only if, prior to delivery by the Company of the Termination Notice to the Investor Holders, the Company has delivered to the Investor Holders a Dilution Notice in accordance with Section 3.3(a)(v) hereof (mutatis mutandis) and the Investor Holders have not, within the respective time periods specified in Section 3.3(a)(v) (mutatis mutandis), given the Company written notice of their intention to effect a Cure Purchase and consummated such Cure Purchase.

(b)                                 Section 3.4 (Confidentiality) shall survive the termination of this Agreement.

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Section 5.2                                      Dispute Resolution.

(a)                                  Except with respect to any request for equitable relief (including interim relief), any dispute, controversy or claim arising out of or relating to the transactions contemplated by this Agreement, or the validity, interpretation, breach or termination of this Agreement, including claims seeking redress or asserting rights under any Law (a “Dispute”), shall be resolved in accordance with the procedures set forth in this Section 5.1.  Until completion of such procedures, no party may take any action to force a resolution of a Dispute by any judicial or similar process, except to the limited extent necessary to (i) avoid expiration of a claim that might eventually be permitted by this Agreement or (ii) obtain equitable relief; provided, that the rights reserved in clause (i) of Section 5.2(a) may be exercised within three (3) months prior to the expiration of the applicable claim.

(b)                                 Any Party seeking resolution of a Dispute shall first serve on the other a notice (an “Escalation Notice”) specifying the details of the relevant Dispute and requiring that such Dispute be referred to the Parties’ Representatives set out in Schedule 5.2(b).  In the event that the Parties’ Representatives are unable to resolve such disagreement within fifteen (15) Business Days following the Escalation Notice, either Party may submit the Dispute for resolution by mediation pursuant to the International Institute for Conflict Prevention & Resolution Mediation Procedure as then in effect.  Mediation will continue for at least thirty (30) days from the date such mediation was commenced, unless the mediator chooses to withdraw sooner.

(c)                                  All offers of compromise or settlement among the parties in connection with the attempted resolution of any Dispute shall be deemed to have been delivered in furtherance of a Dispute settlement and shall be exempt from discovery and production and shall not be admissible in evidence (whether as an admission or otherwise) in any proceeding for the resolution of the Dispute.

(d)                                 For the avoidance of doubt, the Parties agree that either of them may seek interim measures including injunctive relief in relation to the provisions of this Agreement or the Parties’ performance of it from any New York Court.

Section 5.3                                      Expenses.  Except as otherwise expressly set forth herein, each Party hereto shall pay its own costs and expenses (including all legal, accounting, broker, finder and investment banker fees) relating to this Agreement, the negotiations leading up to this Agreement and the transactions contemplated hereby.

Section 5.4                                      Notices.  Except as otherwise expressly set forth herein, all notices, demands and other communications pertaining to this Agreement (“Notices”) shall be in writing and addressed as follows:

If to the Company:

CIFC Corp.
250 Park Avenue, 4th Floor
New York, NY 10177
Attention:        Robert C. Milton III, Esq.
Email:                               rmilton@cifc.com

with copies to:

Goodwin Procter LLP
Exchange Place

53 State Street
Boston, MA 02109
Attention:        John Mutkoski, Esq.; Amber R.E. Dolman, Esq.
E-mail:                           jmutkoski@goodwinprocter.com; adolman@goodwinprocter.com

If to the Investor:

GE Capital Equity Investments, Inc.
201 Merritt 7
Norwalk, CT 06856

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Attention:       CIFC Account Manager
E-mail: equity.portfolio@ge.com

with copies to:

Allen & Overy LLP
1221 Avenue of the Americas
New York, NY 10020
Attention:        Eric S. Shube, Esq.
E-mail:                           eric.shube@allenovery.com

Notices shall be deemed given (a) on the first (1st) Business Day after being sent, prepaid, by nationally recognized overnight courier that issues a receipt or other confirmation of delivery, (b) when sent, if sent by electronic mail before 5:00 p.m. on a Business Day at the location of receipt and otherwise the next following Business Day.  Any Party may change the address to which Notices under this Agreement are to be sent to it by giving written notice of a change of address in the manner provided in this Agreement for giving Notice.

Section 5.5                                      Governing Law.  EXCEPT TO THE EXTENT THAT THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO THE ELECTION OR REMOVAL OF DIRECTORS ARE APPLICABLE, THIS AGREEMENT (AND ANY CLAIMS OR DISPUTES ARISING OUT OF OR RELATED HERETO OR TO THE TRANSACTIONS CONTEMPLATED HEREBY OR TO THE INDUCEMENT OF ANY PARTY TO ENTER HEREIN, WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE AND WHETHER PREDICATED ON COMMON LAW, STATUTE OR OTHERWISE) SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CHOICE OF LAW RULES THAT WOULD APPLY THE LAWS OF ANY OTHER JURISDICTION.

Section 5.6                                      Submission to Jurisdiction.  Each of the Parties agrees that if any Dispute is not resolved pursuant to the procedures set forth in Section 5.2, such Dispute shall be resolved only in the State Courts of the State of New York, New York County or the United States District Court located in the State of New York, New York County (the “New York Courts,” and each, a “New York Court”).  In that context, and without limiting the generality of the foregoing, each of the Parties by this Agreement irrevocably and unconditionally:

(a)                                  submits for itself and its property in any Action relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the New York Courts, and agrees that all claims in respect of any such Action shall be heard and determined in the New York Courts;

(b)                                 consents that any such Action may and shall be brought in the New York Courts and waives any objection that it may now or hereafter have to the venue or jurisdiction of any such Action in the New York Courts or that such Action was brought in an inconvenient court and agrees not to plead or claim the same;

(c)                                  agrees that service of process in any such Action may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address as provided in Section 5.4; and

(d)                                 agrees that nothing in this Agreement shall affect the right to effect service of process in any other manner permitted by the Laws of the State of New York.

Section 5.7                                      Specific Performance.  The Parties to this Agreement each acknowledge that each Party would not have an adequate remedy at law for money damages in the event that any of the covenants hereunder have not been performed in accordance with their terms, and therefore agree that each other Party hereto shall be entitled to specific enforcement of the terms hereof and any other equitable remedy to which such Party may be entitled.  Each of the Parties hereby waives (i) any defenses in any action for specific performance, including the defense that

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a remedy at law would be adequate and (ii) any requirement under any Law to post a bond or other security as a prerequisite to obtaining equitable relief.

Section 5.8                                      Waiver of Jury Trial.  THE PARTIES EACH HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTERS (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.9                                      Binding Effect; Persons Benefiting; Assignment.

(a)                                  This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns including an Investor Holder who takes in accordance with Section 4.5(b).  Nothing in this Agreement is intended or shall be construed to confer upon any Person any right, remedy or claim under or by reason of this Agreement or any part hereof other than the Parties hereto and their respective successors and permitted assigns.

(b)                                 Without the prior written consent of the other party hereto, this Agreement may not be assigned by either party hereto, and any purported assignment made without such consent shall be null and void.

Section 5.10                                Counterparts.  This Agreement may be executed in counterparts (including by facsimile or other electronic transmission), each of which shall be deemed an original and each of which shall constitute one and the same instrument.

Section 5.11                                Entire Agreement.  This Agreement, including the Schedules, Exhibits, Annexes, certificates and lists referred to herein, any documents executed by the Parties simultaneously herewith or pursuant thereto constitute the entire understanding and agreement of the Parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, written or oral, between the Parties with respect to such subject matter.

Section 5.12                                Severability.  If any provision of this Agreement, or the application thereof to any Person or circumstance, is invalid or unenforceable in any jurisdiction, (a) a substitute and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable in such jurisdiction, the intent and purpose of their invalid or unenforceable provision; and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability of such provision affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 5.13                                Amendments and Waivers.  This Agreement may not be amended, altered or modified except by written instrument executed by the Investor and the Company.  The failure by any Party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision nor in any way to affect the validity of this Agreement or any part hereof or the right of such Party thereafter to enforce each and every such provision.  No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.  Any waiver made by any Party hereto in connection with this Agreement shall not be valid unless agreed to in writing by such Party.

Section 5.14                                Delays or Omissions.  No delay or omission to exercise any right, power, or remedy accruing to any Party under this Agreement shall impair any such right, power, or remedy of such Party, nor shall it be construed to be a waiver of or acquiescence to any breach or default, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default.  All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

Section 5.15                                Mutual Drafting; Interpretation.  Each Party hereto has participated in the drafting of this Agreement, which each such Party acknowledges is the result of extensive negotiations between the Parties.  If an

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ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision.

[Remainder of Page Left Blank]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

COMPANY:

CIFC CORP.

By:
Name:
Title:

INVESTOR:

GE CAPITAL EQUITY INVESTMENTS, INC.

By:
Name:
Title:

Signature Page to Investment Agreement

Schedule 2.1(d)

Consents

Schedule 5.2(b)

Dispute Resolution Representatives

Investor

Shin Kimura

Bill Orr

The Company

Robert C. Milton III

Gary Neems

EXHIBIT D to the Asset Purchase Agreement

SECOND AMENDED AND RESTATED

STOCKHOLDERS AGREEMENT

BY AND AMONG

CIFC CORP.,

DFR HOLDINGS, LLC

AND

CIFC PARENT HOLDINGS LLC

Dated as of [•] [•], 2012

i

SECOND AMENDED AND RESTATED
STOCKHOLDERS AGREEMENT

THIS SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, dated as of [•] [•], 2012 (this “Agreement”), is by and among CIFC Corp., a Delaware corporation (formerly Deerfield Capital Corp.) (the “Company”), DFR Holdings, LLC, a Delaware limited liability company (“DFR Holdings”), and CIFC Parent Holdings LLC, a Delaware limited liability company (“CIFC Parent,” and together with DFR Holdings, the “Investors” and, the Investors together with the Company, the “Parties”).

WHEREAS, the Company is a party to the Asset Purchase Agreement, dated as of July [•], 2012 (the “Asset Purchase Agreement”), by and among the Company, CIFC Asset Management LLC, an affiliate of the Company (“CIFCAM”), GE Capital Debt Advisors LLC (“GECDA”), and General Electric Capital Corporation (“GECC”);

WHEREAS, as of the date hereof, DFR Holdings owns (a) [4,545,455] shares of common stock of the Company, par value $0.001 per share (“Common Stock”), and (b) Senior Subordinated Convertible Notes in the original principal amount of twenty-five million dollars ($25,000,000) and due December 9, 2017 (the “Convertible Notes”), which are convertible into shares of Common Stock (the “Conversion Shares”);

WHEREAS, as of the date hereof, CIFC Parent owns [9,090,909] shares of Common Stock;

WHEREAS, as conditions to the obligations of the Company, CIFCAM, GECC and GECDA to consummate the Transactions (as defined in the Asset Purchase Agreement), (a) GE Capital Equity Investments, Inc. (“GECEII”) and the Company intend to establish certain terms and conditions concerning the corporate governance of the Company, the shares and warrants to purchase shares of the Company’s capital stock held by GECEII and related provisions concerning the relationship of GECEII with, and its investment in, the Company, as provided in the Investment Agreement dated as of the date hereof (as amended and in effect, the “GE Investment Agreement”), and (b) the Company, DFR Holdings, CIFC Parent and GECEII intend to enter into the Second Amended and Restated Registration Rights Agreement dated as of the date hereof (the “Registration Rights Agreement”);

WHEREAS, the Company and the Investors are parties to the Amended and Restated Stockholders Agreement, dated as of April 13, 2011, as amended by the Amendment to Amended and Restated Stockholders Agreement, dated as of December [•], 2011 (the “Original Agreement”);

WHEREAS, the execution and delivery of this Agreement is a condition to the obligations of the GECC and GECDA to consummate the Transactions;

WHEREAS, pursuant to Section 5.12 of the Original Agreement, the Original Agreement may be amended by a written instrument executed by each Investor and the Company and approved by a majority of the Independent Directors (as defined in the Original Agreement) then serving on the board of directors of the Company (the “Board”); and

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WHEREAS, this Agreement was approved by a majority of the Independent Directors (as defined in the Original Agreement) then serving on the Board at a meeting of the Board held on July [•], 2012.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

Article I
GENERAL

Section 1.1                                    Effective Date.  This Agreement shall be delivered at the Closing and shall not be effective, and the Parties shall not be bound by any obligations hereunder, until the Closing occurs.

Section 1.2                                    Definitions.  As used in this Agreement, the following terms shall have the meanings indicated below:

“Acceptance Notice” has the meaning assigned in Section 3.2(b)(ii).

“Affiliate” means, with respect to any Person, any other Person, directly or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; provided, that for purposes of this Agreement, the Company and its Subsidiaries shall not be deemed to be Affiliates of any Investor and no Investor shall be deemed to be an Affiliate of the Company and its Subsidiaries.  The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise.

“Aggregate Cap Percentage” means eighty percent (80%).

“Agreement” has the meaning assigned in the preamble.

“Asset Purchase Agreement” has the meaning assigned in the recitals.

“Base Cap Percentage” means (i) in respect of the DFR Holdings Holders, 37.58%, and (ii) in respect of the CIFC Holders, 39.28%.

“Beneficial Ownership” by a Person of any securities includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares: (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the SEC under the Exchange Act; provided, that for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities that may be acquired by such Person pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange

2

rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of sixty (60) days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing).  For purposes of this Agreement, (x) a Person shall be deemed to Beneficially Own any securities Beneficially Owned by its Affiliates or any “group” (as contemplated by Exchange Act Rule 13d-5(b)) of which such Person or any such Affiliate is or becomes a member; provided, that, notwithstanding the foregoing, no Investor shall be deemed to Beneficially Own the Investor Shares Beneficially Owned by any other Investor solely due to the fact that the Investors constitute a group (as contemplated by Exchange Act Rule 13d-5(b)), (y) for the avoidance of doubt, DFR Holdings shall be deemed to Beneficially Own the Conversion Shares (assuming all Conversion Shares then issuable pursuant to the Convertible Notes Beneficially Owned by the DFR Holdings Holders are outstanding), and (z) for the avoidance of doubt, neither Investor or its Affiliates shall be deemed to Beneficially Own the GE Shares or the GE Warrant Shares.  The term “Beneficially Own” shall have a correlative meaning.

“Board” has the meaning assigned in the recitals.

“Buyer” has the meaning assigned in Section 3.2(a).

“Cap Percentage” means, in respect of any Investor, a percentage equal to such Investor’s Base Cap Percentage; provided, however, that (i) an Investor’s Base Cap Percentage shall be increased with respect to an acquisition by such Investor of Common Stock, Convertible Notes or Other Capital Stock solely as a result of an Intra-Investor Private Transfer (as hereafter defined) and (ii) to the extent that the sum of all Investors’ respective Base Cap Percentages would exceed the Aggregate Cap Percentage as a result of an Intra-Investor Private Transfer, the selling Investor’s Base Cap Percentage shall be decreased such that the sum of all Investors’ respective Base Cap Percentages would equal the Aggregate Cap Percentage.  “Intra-Investor Private Transfer” means any Transfer by an Investor (or Affiliates thereof) to one or more of the other Investors (or Affiliates of such other Investor) in a private transaction, including a sale pursuant to the right of first refusal or right of first offer contemplated by Section 3.2.

“CIFC CLO Issuer” means each of CIFC Funding 2006-I, Ltd. CIFC Funding 2006-IB, Ltd., CIFC Funding 2006-II, Ltd., CIFC Funding 2007-I, Ltd., CIFC Funding 2007-II, Ltd. CIFC Funding 2007-III, Ltd. and CIFC Funding 2007-IV, Ltd., and any co-issuer of any of the foregoing.

“CIFC CLO Management Agreements” means the collateral management agreements between CIFC and the CIFC CLO Issuers in effect as of the Merger Agreement Closing.

“CIFC Holders” means, collectively, CIFC Parent and any Person that is both a stockholder of the Company and an Affiliate of CIFC Parent and any successors thereto.

“CIFC Parent” has the meaning assigned in the preamble.

“CIFC Shares” means, as of the applicable measurement date, the sum of the shares of Common Stock and Other Capital Stock Beneficially Owned by the CIFC Holders and any shares of Common Stock or other securities issued in respect thereof or into which such shares of

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Common Stock or other securities shall be converted in connection with stock splits, reverse stock splits, stock dividends or distributions, combinations or any similar recapitalizations after the date of this Agreement.

“CIFCAM” has the meaning assigned in the recitals.

“Closing” has the meaning ascribed to “Initial Closing” in the Asset Purchase Agreement.

“CMA Requirement” means the requirement under each CIFC CLO Management Agreement, if any, that for so long as CIFC is acting as the Collateral Manager (as defined in such CIFC CLO Management Agreement), any one or more of the Collateral Manager, its Affiliates (as defined in such CIFC CLO Management Agreement) and any employees of the Collateral Manager who are Knowledgeable Employees (as defined in Rule 3c-5 of the Investment Company Act) with respect to the applicable CIFC CLO Issuer shall collectively hold beneficial ownership directly or indirectly of not less than a prescribed percentage or amount of, as applicable, the Preferred Shares (as defined in such CIFC CLO Management Agreement) or Income Notes (as defined in such CIFC CLO Management Agreement) issued and outstanding on the applicable closing date.

“CN CDO Issuer” means each of ColumbusNova CLO Ltd. 2006-I, ColumbusNova CLO Ltd. 2006-II, ColumbusNova CLO Ltd. 2007-I and ColumbusNova CLO Ltd. 2007-II.

“Common Stock” has the meaning assigned in the recitals.

“Company” has the meaning assigned in the preamble.

“Company CDO Issuer” means each DCM CDO Issuer and each CN CDO Issuer.

“Company CDO Issuer Documents” means each final or supplemental offering memorandum, indenture and supplemental indenture, management agreement, trust agreement, collateral administration agreement, insurance agreement, hedge agreement and swap agreement entered into, or used in connection with an offering of securities, by a Company CDO Issuer.

“Company CDO Management Agreement” means the collateral management agreement between the Company or applicable Subsidiary of the Company and each Company CDO Issuer.

“Company Client” means any Person whose assets, or the assets of whose clients, are being managed by the Company or any of its Subsidiaries pursuant to an investment advisory or similar agreement.

“Company Investor” means any Person or entity that is an investor, lender or wrapper in any investments or investment products (including any collateralized debt obligations, collateralized loan obligations, funds and any separately managed accounts), whether now or hereafter existing, that are managed by the Company or any of its Subsidiaries.

“Consents” means all consents, notices, authorizations, novations, Orders, waivers, approvals, licenses, accreditations, certificates, declarations, filings or expiration of waiting

4

periods, non-objection or confirmation by a rating agency that an action or event will not result in the reduction or withdrawal of a rating.

“Constituent Documents” means, with respect to any Person that is a corporation, its articles or certificate of incorporation (for the avoidance of doubt, including any certificates of designation with respect to capital stock of such Person), corporate charter or memorandum and articles of association, as the case may be, and bylaws, with respect to any Person that is a partnership, its certificate of partnership and partnership agreement, with respect to any Person that is a limited liability company, its certificate of formation and limited liability company or operating agreement, with respect to any Person that is a trust or other entity, its declaration or agreement of trust or other constituent document, and with respect to any other Person, its comparable organizational documents, in each case, as amended or restated.

“Contract” means any written or oral contract, agreement, lease, license, indenture, note, bond, mortgage, loan, instrument, conditional sale contract, guarantee commitment or other arrangement, understanding, undertaking or obligation.

“Conversion Shares” has the meaning assigned in the recitals.

“Convertible Notes” has the meaning assigned in the recitals.

“Cure Period” has the meaning assigned in Section 3.1(d)(iii).

“Cure Purchase” has the meaning assigned in Section 3.1(d)(iii).

“CypressTree CLO Issuer” means each of Primus CLO I, Ltd., Primus CLO II, Ltd., Hewett’s Island CLO I-R, Ltd., Hewett’s Island CLO II, Ltd., Hewett’s Island CLO III, Ltd., Hewett’s Island CLO V, Ltd., Hewett’s Island CLO VI, Ltd., WhiteBark Pine I, Ltd. and CypressTree Synthetic CDO Limited, and any co-issuer of any of the foregoing.

“DCM CDO Issuer” means each of Bridgeport CLO Ltd., Bridgeport CLO II Ltd., Buckingham CDO Ltd., Buckingham CDO II Ltd., Buckingham CDO III Ltd., Burr Ridge CLO Plus Ltd., DFR Middle Market CLO Ltd., Cumberland II CLO Ltd., Forest Creek CLO Ltd., Gillespie CLO PLC, Knollwood CDO Ltd., Knollwood CDO II Ltd., Long Grove CLO Ltd., Market Square CLO Ltd., Marquette Park CLO Ltd., Mid Ocean CBO 2000-1 Ltd., Mid Ocean CBO 2001-1 Ltd., NorthLake CDO I, Limited, Pinetree CDO Ltd., River North CDO Ltd., Rosemont CLO, Ltd., Schiller Park CLO Ltd., Valeo Investment Grade CDO Ltd., Valeo Investment Grade CDO II Ltd., Robeco CDO II Limited and Mayfair Euro CDO I B.V.

“Denominator Shares” means, as of the applicable measurement date, together, the sum of (i) the outstanding shares of Common Stock and any Other Capital Stock, (ii) the Conversion Shares issuable upon the conversion of the aggregate amount Convertible Notes then outstanding (calculated assuming all Conversion Shares then issuable pursuant to the Convertible Notes are outstanding), (iii) any issued GE Warrant Shares, and (iv) Warrant Shares issuable to the Initial Holder (as defined in the GE Warrant) upon exercise of the GE Warrant.

“DFR Holdings” has the meaning assigned in the preamble.

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“DFR Holdings Holders” means, collectively, DFR Holdings and any Person that is both a stockholder of the Company and an Affiliate of DFR Holdings and any successors thereto.

“DFR Holdings Shares” means, as of the applicable measurement date, the sum of the shares of Common Stock and Other Capital Stock Beneficially Owned by the DFR Holdings Holders (including, for the avoidance of doubt, the Conversion Shares assuming all Conversion Shares then issuable pursuant to the Convertible Notes Beneficially Owned by the DFR Holdings Holders are outstanding) and any shares of Common Stock or other securities issued in respect thereof or into which such shares of Common Stock or other securities shall be converted in connection with stock splits, reverse stock splits, stock dividends or distributions, combinations or any similar recapitalizations after the date of this Agreement.

“Dilution Notice” has the meaning assigned in Section 3.1(d)(iii).

“Director” means any member of the Board.

“Equity Interest” means any type of equity ownership in an entity, including partnership interests in a general partnership or limited partnership, membership interests in a limited liability company, stock or similar security in a corporation or the comparable instruments for any other entity or any other interest entitling the holder thereof to participate in the profits of such entity, the proceeds or the disposition of such entity or any portion thereof or to vote for the governing body of such entity.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GE Holder” has the meaning ascribed to “Investor Holder” in the GE Investment Agreement.

“GE Investment Agreement” has the meaning assigned in the recitals.

“GE Shares” means, as of the applicable measurement date, the sum of the shares of Common Stock and Other Capital Stock Beneficially Owned by the GE Holders and any shares of Common Stock or other securities issued in respect thereof or into which such shares of Common Stock or other securities shall be converted in connection with stock splits, reverse stock splits, stock dividends or distributions, combinations or any similar recapitalizations after the date of this Agreement

“GE Warrant” has the meaning ascribed to “Investor Warrant” in the GE Investment Agreement.

“GE Warrant Shares” has the meaning ascribed to “Warrant Shares” in the GE Investment Agreement.

“GECC” has the meaning assigned in the recitals.

“GECDA” has the meaning assigned in the recitals.

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“GECEII” has the meaning assigned in the recitals.

“Governmental Approvals” means all Consents of a Governmental Authority required in connection with the transactions contemplated hereby.

“Governmental Authority” means any foreign, federal, state or local governmental, judicial, legislative, regulatory or administrative agency, commission or authority, and any court, tribunal or arbitrator(s) of competent jurisdiction, including Self-Regulatory Organizations.

“Independent Director” means a Director who qualifies as an “independent director” of the Company under (a) the Corporate Governance Guidelines of the Company then in effect and (b)(i) applicable NASDAQ rules, as such rules may be amended, supplemented or replaced from time to time, or (ii) if the Common Stock is listed on a securities exchange or quotation system other than NASDAQ, any comparable rule or regulation of the primary securities exchange or quotation system on which the Common Stock is listed or quoted (whether by final rule or otherwise); provided, that, notwithstanding anything herein to the contrary, a Director shall not be an “Independent Director” if such Director would not be independent of each Investor under applicable state corporate law.  The fact that an individual has been designated by any Investor for nomination pursuant to this Agreement will not, in and of itself, disqualify that individual as an Independent Director

“Investor” has the meaning assigned in the preamble.

“Investor Shares” means collectively, the DFR Holdings Shares and the CIFC Shares.

“Law” means any statute, code, Order, law, ordinance, rule, regulation or other requirement of any Governmental Authority (including, for the sake of clarity, common law).

“Lien” means any lien, pledge, encumbrance, mortgage, deed of trust, security interest, equity, claim, lease, license, charge, option, adverse right, right of first or last negotiation, offer or refusal, easement or transfer restriction of any kind or nature whatsoever, whether arising by agreement, operation of Law or otherwise.

“Management Agreements” means (i) the Management Agreement by and between the Company and CIFC Parent dated as of the date hereof and (ii) the Management Agreement by and between the Company and Bounty dated as of the date hereof.

“Merger Agreement Closing” has the meaning ascribed to “Closing” in the Agreement and Plan of Merger, dated as of December 21, 2010, as amended, by and among the Company, Bulls I Acquisition Corporation, Bulls II Acquisition LLC, CIFC Parent and Commercial Industrial Finance Corp.

“NASDAQ” means the NASDAQ Stock Market LLC.

“Necessary Action” means, with respect to a specified result, all reasonable actions (to the extent not prohibited by Law) necessary to cause such result, including (i) voting or providing a written consent or proxy with respect to the Investor Shares, (ii) causing the adoption of stockholders’ resolutions and amendments to the Constituent Documents of the Company,

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(iii) refraining from objecting and waiving any available statutory appraisal or similar rights, (iv) executing agreements and instruments, (v) obtaining, or causing to be obtained, all Governmental Approvals and Third Party Consents, (vi) nominating or electing any members of the Board, (vii) removing any members of the Board whom the person obliged to take the Necessary Action has the right to remove, and (viii) calling or causing to be called a special meeting of the Board or stockholders of the Company.

“New Shares” means any Equity Interests of the Company or any of its Subsidiaries, including Common Stock or Other Capital Stock, whether authorized or not by the Board or any committee of the Board, and rights, options, or warrants to purchase any Equity Interest, and securities of any type whatsoever that are, or may become, convertible into any Equity Interest; provided, however, that the term “New Shares” shall not include: (i) securities issued to employees, consultants, officers and directors of the Company, pursuant to any arrangement approved by the Board or the Board’s compensation committee; (ii) securities issued as consideration in the acquisition of another business or assets of another Person by the Company by merger or purchase of the assets or shares, reorganization or otherwise; (iii) securities issued pursuant to any rights or agreements, including, without limitation, convertible securities, options and warrants, provided, that either (x) the Company shall have complied with Section 3.8 with respect to the initial sale or grant by the Company of such rights or agreements or (y) such rights or agreements existed prior to the Merger Agreement Closing (it being understood that any modification or amendment to any such pre-existing right or agreement subsequent to the Merger Agreement Closing with the effect of increasing the percentage of the Company’s fully-diluted securities underlying such rights agreement shall not be included in this clause (iii)); (iv) securities issued in connection with any stock split, stock dividend, recapitalization, reclassification or similar event by the Company; (v) Conversion Shares issued upon conversion of any portion of the then outstanding Convertible Notes; (vi) warrants issued to the lender in a bona fide debt financing; (vii) securities registered under the Securities Act that are issued in an underwritten public offering; (viii) any right, option, or warrant to acquire any security convertible into the securities excluded from the definition of New Shares pursuant to clauses (i) through (vii) above; (ix) any issuance by a Subsidiary of the Company to the Company or a wholly-owned Subsidiary of the Company; (x) GE Warrant Shares issued upon exercise of any portion of the GE Warrant; and (xi) any issuance as to which the Requisite Investors elect to waive the rights set forth in Section 3.8.

“New Shares Notice” has the meaning assigned in Section 3.8(b).

“Nominating Committee” means the Nominating and Corporate Governance Committee of the Board.

“Note Offer” has the meaning assigned in Section 3.2(a).

“Offer Notice” has the meaning assigned in Section 3.2(b)(i).

“Offered Shares” has the meaning assigned in Section 3.2(b).

“Offeree Investor” has the meaning assigned in Section 3.2(b).

“Option Period” has the meaning assigned in Section 3.2(b)(ii).

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“Order” means any judgment, order, injunction, stipulation, decree, writ, doctrine, ruling, assessment or arbitration award or similar order of any Governmental Authority.

“Original Agreement” has the meaning assigned in the recitals.

“Other Capital Stock” means shares of any class of capital stock of the Company (other than the Common Stock) that are entitled to vote generally in the election of Directors.

“Outstanding Stock” means, as of the applicable measurement date, together, the sum of (i) the outstanding shares of Common Stock and any Other Capital Stock and (ii) the Conversion Shares issuable upon the conversion of the aggregate amount Convertible Notes then outstanding (calculated assuming all Conversion Shares then issuable pursuant to the Convertible Notes are outstanding).

“Parties” has the meaning assigned in the recitals.

“Person” means any individual, corporation, partnership, limited liability company, limited liability partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or other entity.

“Pro Rata Portion” has the meaning assigned in Section 3.8(a).

“Preemptive Right” has the meaning assigned in Section 3.8(a).

“Registration Rights Agreement” has the meaning assigned in the recitals.

“Requisite Investors” shall mean each Investor that Beneficially Owns Investor Shares representing at least twenty percent (20%) of the Outstanding Stock.

“ROFR Acceptance Notice” has the meaning assigned in Section 3.2(a)(ii).

“ROFR Investor” has the meaning assigned in Section 3.2(a)(i).

“ROFR Notes” has the meaning assigned in Section 3.2(a)(i).

“ROFR Notice” has the meaning assigned in Section 3.2(a)(i).

“ROFR Period” has the meaning assigned in Section 3.2(a)(ii).

“SEC” means the United States Securities and Exchange Commission or any successor entity thereto.

“Self-Regulatory Organization” means each national securities exchange in the United States of America or other commission, board, agency or body that is charged with the supervision or regulation of brokers, dealers, securities underwriting or trading, stock exchanges, commodities exchanges, insurance companies or agents, investment companies or investment advisers, or to the jurisdiction of which any Party or any of their respective Subsidiaries is otherwise subject.

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“Subsidiary” means, with respect to any Person, a corporation or other Person of which more than fifty percent (50%) of the voting power of the outstanding voting Equity Interests or more than fifty percent (50%) of the outstanding economic Equity Interest is held, directly or indirectly, by such Person.

“Tail Period” has the meaning assigned in Section 4.1.

“Termination Notice” has the meaning assigned in Section 5.1(a)(ii).

“Third Party” means any Person other than the Company, its Subsidiaries and the Investors and each of such Person’s respective members, directors, officers and Affiliates.

“Third Party Consents” means all consents or waivers or notices to any party (other than a Governmental Authority) to any Contract to which any of the Parties hereto is a party or by which any of their respective assets or properties are bound.

“Trading Day” means any day on which the Common Stock is traded on NASDAQ, or, if NASDAQ is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded.

“Transactions” has the meaning assigned in the preamble.

“Transfer” means the transfer of ownership by sale, exchange, assignment, pledge, encumbrance, lien, gift, donation, grant or other conveyance of any kind, whether voluntary or involuntary, including conveyances by operation of Law or legal process (and hereby expressly includes, with respect to an Investor, any voluntary or involuntary appointment of a receiver, trustee, liquidator, custodian or other similar official for such Investor or all or any part of such Investor’s property under any bankruptcy Law).  For the avoidance of doubt, the Parties hereto acknowledge and agree that any Transfer of the Equity Interests of any Investor or any Affiliate of such Investor that controls such Investor will be deemed a Transfer of the Investor Shares held by such Investor under this Agreement if, following such Transfer such Investor is no longer controlled, directly or indirectly, by the Person or Persons that control, directly or indirectly, such Investor on the date hereof or by an Affiliate or Affiliates thereof; provided, however, that a Transfer of limited partnership interests in an investment fund that controls, directly or indirectly, such Investor shall not be deemed a Transfer of such Investor’s Shares hereunder so long as the manager, advisor or general partner (or Person acting in a similar capacity) that controls such investment fund on the date hereof or an Affiliate thereof continues to control such investment fund following such Transfer.

“Transferring Investor” has the meaning assigned in Section 3.2(b).

“Transferring Noteholder” has the meaning assigned in Section 3.2(a).

Section 1.3                                      Construction.  Unless the context of this Agreement clearly requires otherwise: (i) references to the plural include the singular and vice versa; (ii) references to one gender include all genders; (iii) whenever the words “include,” “includes” or “including” are used in this Agreement they will be deemed to be followed by the phrase “without limitation;” (iv) the words “hereof,” “herein,” “hereby,” “hereunder” and similar terms in this Agreement

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refer to this Agreement as a whole and not to any particular provision of this Agreement; (v) when a reference is made in this Agreement to a Section, Schedule, Exhibit or Annex, such reference shall be to a Section, Schedule, Exhibit or Annex of this Agreement unless otherwise indicated; (vi) all references in this Agreement to “$” are intended to refer to U.S. dollars; (vii) unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive; and (viii) any reference to Law shall include any amendment thereof or any successor thereto and any rules and regulations promulgated thereunder.  The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 1.4                                      Disclaimer of “Group” Status.  Each Investor hereby expressly disclaims Beneficial Ownership of any Equity Interests in the Company held by GECEII and its Affiliates.  This Agreement shall not constitute a written or oral agreement by either Investor or any Affiliate of such Investor to act together with GECEII or any of its Affiliates for the purpose of acquiring, holding, voting or disposing of any Equity Interests in the Company.

Article II
REPRESENTATIONS AND WARRANTIES

Section 2.1                                      Representations and Warranties of the Company.  The Company represents and warrants to each Investor as of the date hereof that:

(a)                                  The Company is duly incorporated, validly existing and in good standing under the Laws of Delaware with all requisite power and authority required to conduct its business as presently conducted.

(b)                                 The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  The execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder have been duly authorized by all requisite corporate action of the Company.  No other action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement.

(c)                                  This Agreement has been duly executed and delivered by the Company and, assuming this Agreement has been duly authorized, executed and delivered by each of the Investors, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that the enforceability thereof may be limited by: (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws from time to time in effect affecting generally the enforcement of creditors’ rights and remedies and (ii) general principles of equity, regardless of whether enforcement is sought in equity or at Law.

(d)                                 Other than any filings required by the Exchange Act (which the Company shall file with the SEC when and as the same is due), the execution and delivery of this Agreement and the performance by the Company of its obligations under this Agreement: (i) does not violate any provision of the Constituent Documents of the Company; and (ii)(A) does not conflict with or violate any applicable Law of any Governmental Authority having

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jurisdiction over the Company or any part of the properties or assets of the Company, (B) does not require the Consent of any Person under, violate, result in the termination or acceleration of or of any right under, give rise to or modify any right or obligation under (whether or not in combination with any other event or circumstance), or conflict with, breach or constitute a default under (in each case with or without notice, the passage of time or both), any Contract to which the Company is a party or by which any of its properties or assets is bound, (C) does not result in the creation or imposition of any Lien on any part of the properties or assets of the Company, (D) does not violate any Order binding on the Company or any part of its properties or assets, and (E) does not otherwise require any Governmental Approvals or any Third Party Consents.

Section 2.2                                      Representations and Warranties of the Investors.  Each Investor represents and warrants to the Company on behalf of itself and not jointly that as of the date hereof:

(a)                                  Such Investor is duly formed, validly existing and in good standing under the Laws of Delaware with all requisite power and authority required to conduct its business as presently conducted.

(b)                                 Such Investor has all requisite limited liability power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  The execution and delivery by such Investor of this Agreement and the performance by such Investor of its obligations hereunder have been duly authorized by all requisite limited liability company action of such Investor.  No other action on the part of such Investor or its members is necessary to authorize the execution, delivery and performance by such Investor of this Agreement.

(c)                                  This Agreement has been duly executed and delivered by such Investor and, assuming this Agreement has been duly authorized, executed and delivered by the Company, constitutes the legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms, except to the extent that the enforceability thereof may be limited by: (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws from time to time in effect affecting generally the enforcement of creditors’ rights and remedies; and (ii) general principles of equity regardless of whether enforcement is sought in equity or at Law.

(d)                                 Other than the filings required by Section 13 of the Exchange Act (which such Investor shall file with the SEC when and as the same is due), the execution and delivery of this Agreement by such Investor and the performance by such Investor of its obligations under this Agreement: (i) does not violate any provision of the Constituent Documents of such Investor; and (ii)(A) does not conflict with or violate any applicable Law of any Governmental Authority having jurisdiction over the Investor or any part of the properties or assets of the Investor, (B) does not require the Consent of any Person under, violate, result in the termination or acceleration of or of any right under, give rise to or modify any right or obligation under (whether or not in combination with any other event or circumstance), or conflict with, breach or constitute a default under (in each case with or without notice, the passage of time or both), any Contract to which such Investor is a party or by which any of its properties or assets is bound, (C) does not result in the creation or imposition of any Lien on any part of the properties or assets of such Investor, (D) does not violate any Order binding on such Investor or any part of its

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properties or assets, and (E) does not otherwise require any Governmental Approvals or any Third Party Consents.

Article III
BOARD OF DIRECTORS

Section 3.1                                      Board of Directors.

(a)                                  Size of the Board.  The Board shall consist of eleven (11) Directors.  Each Investor agrees to take, or cause to be taken, all other Necessary Action, to ensure that (x) the number of Directors constituting the Board shall be set and remain at eleven (11) Directors and (y) each directorship shall be subject to reelection at each annual meeting of the Company’s Stockholders (i.e., the Board will not be “classified” or “staggered”).

(b)                                 Board Composition.  Subject to Section 3.1(d) and Section 3.1(k) below, (1) the Board shall nominate or cause to be nominated, and shall recommend for election, individuals to serve as Directors in accordance with the designations in this Section 3.1(b) and (2) each Investor agrees to take, or cause to be taken, all Necessary Action, to ensure that at each annual or special meeting of stockholders at which an election of Directors is held or pursuant to any written consent of the stockholders, in each case that includes as a matter to be acted upon by the stockholders the election of directors (including, without limitation, the filling of a vacancy existing on the Board), such persons shall be elected to the Board:

(i)                                     three (3) Directors designated by DFR Holdings (initially such Directors shall be Andrew Intrater, Jason Epstein and Paul Lipari);

(ii)                                  three (3) Directors designated by CIFC Parent (initially such Directors shall be Michael R. Eisenson, Samuel P. Bartlett and Tim R. Palmer);

(iii)                               the Company’s then serving Chief Executive Officer, who shall initially be Peter Gleysteen (the “CEO Director”);

(iv)                              three (3) Independent Directors designated by the Nominating Committee; provided, that the initial Independent Directors shall be Frederick Arnold, Robert B. Machinist and Frank C. Puleo; and

(v)                                 one (1) Director designated by the Nominating Committee.

(c)                                  Removal; Vacancy.

(i)                                     Except as provided in Section 3.1(d) or as required by applicable Law, no Director designated pursuant to Section 3.1(b) above may be removed from office unless (A) in the case of a Director designated by DFR Holdings pursuant to Section 3.1(b)(i), such removal is directed or approved by DFR Holdings, (B) in the case of a Director designated by CIFC Parent pursuant to Section 3.1(b)(ii), such removal is directed or approved by CIFC Parent, (C) in the case of a Director designated pursuant to Section 3.1(b)(iv) or Section 3.1(b)(v), such removal is directed or approved by the Nominating Committee, (D) in the case of the CEO Director, pursuant to Section 3.1(c)(iii).  Each Investor shall vote its Investor Shares

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and take, or shall cause to be taken, all other Necessary Action to effect any removal contemplated by this Section 3.1(c), subject, in the case of a removal pursuant to clause (C) of this Section 3.1(c)(i), to the prior approval of the Nominating Committee.

(ii)                                  Except as provided in Section 3.1(d), (A) upon the death, disability, retirement, resignation or other removal of a Director designated by DFR Holdings pursuant to Section 3.1(b)(i) above, the Board shall appoint as a Director to fill the vacancy so created an individual designated by DFR Holdings, (B) upon the death, disability, retirement, resignation or other removal of a Director designated by CIFC Parent pursuant to Section 3.1(b)(ii) above, the Board shall appoint as a Director to fill the vacancy so created an individual designated by CIFC Parent, and (C) upon the death, disability, retirement, resignation or other removal of a Director designated by the Nominating Committee pursuant to Section 3.1(b)(iv) or Section 3.1(b)(v), the Board shall appoint as a Director to fill the vacancy so created an individual designated by the Nominating Committee.

(iii)                               If for any reason the CEO Director shall cease to serve as the Chief Executive Officer of the Company, the Company shall seek to obtain the immediate resignation of the CEO Director as a Director of the Company contemporaneously with such CEO Director’s termination of service to the Company as its Chief Executive Officer.  In the event such resignation is not effective within ten (10) days of such termination of service, upon the written request of any Investor, the Company shall call a special meeting of stockholders or seek the written consents of stockholders, in each case to approve or consent to the removal of the CEO Director (to the extent permitted by Law and the Company’s Constituent Documents).  In connection with any such meeting or written consent, each of the Investors shall vote their respective Investor Shares (A) to remove the former Chief Executive Officer from the Board if such individual has not previously resigned as a Director (to the extent permitted by Law and the Company’s Constituent Documents) and (B) to elect such person’s replacement as Chief Executive Officer of the Company (if any) as the new CEO Director.  Any employment agreement between the Company and the Chief Executive Officer of the Company shall contain a requirement that the Chief Executive Officer of the Company resign as the CEO Director contemporaneous with termination of his service as the Chief Executive Officer of the Company.  Notwithstanding anything to the contrary in the foregoing, an individual who formerly served as the CEO Director and/or Chief Executive Officer of the Company may be nominated, designated, and/or elected as a Director of the Company (other than the CEO Director) in accordance with Section 3.1(b) above.

(d)                                 Loss of Investor’s Right to Designate Director.

(i)                                     If the Investor Shares Beneficially Owned by any Investor represent less than twenty-five percent (25%) but at least fifteen percent (15%) of the Outstanding Stock, the number of Directors that such Investor shall be entitled to designate pursuant to Section 3.1(b)(i) or Section 3.1(b)(ii) (as applicable) shall be reduced to two (2).  If the Investor Shares Beneficially Owned by any Investor represent less than fifteen percent (15%) but at least five percent (5%) of the Outstanding Stock, the number of Directors that such Investor shall be entitled to designate pursuant to Section 3.1(b)(i) or Section 3.1(b)(ii) (as applicable) shall be reduced to one (1).  For the avoidance of doubt, (A) if any Investor ceases to Beneficially Own Investor Shares representing at least five percent (5%) of the Outstanding

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Stock, such Investor shall not be entitled to designate any Director pursuant to Section 3.1(b)(i) or Section 3.1(b)(ii) and (B) except as provided in Section 3.1(d)(iii) below, once any Investor loses its right to designate any Director pursuant to this Section 3.1(d)(i), such Investor shall not be entitled to regain its right to designate such Director, even if such Investor subsequently Beneficially Owns a number of Investor Shares in excess of the applicable threshold.

(ii)                                  To the extent that an Investor ceases to have the right to designate a Director pursuant to Section 3.1(d)(i), if requested by a majority of the Directors then serving on the Board (other than any Director designated by such Investor), such Investor shall promptly take all Necessary Action to cause the resignation of that number of Investor-designated Directors as is required to cause the remaining number of Investor-designated Directors to conform to Section 3.1(d)(i); provided, that such Investor shall not be required to cause any Investor-designated Director(s) to resign in accordance with this Section 3.1(d)(ii) as a result of a dilution of the Investor Shares (other than dilution resulting from the issuance of New Shares) unless and until the Company complies with procedures in Section 3.1(d)(iii) below.  Promptly following any such resignation in accordance with this Section 3.1(d)(ii), (A) if immediately following such resignation the number of Directors serving on the Board is eight (8) or more, the Investors shall take, or cause to be taken, all Necessary Action to reduce the size of the Board by the number of Directors who have so resigned, and (B) if immediately following such resignation the number of Directors serving on the Board is less than eight (8), if and only if requested by a majority of the Independent Directors then serving on the Board, the Investors shall take, or cause to be taken, all Necessary Action to reduce the size of the Board by the number of Directors who have so resigned.

(iii)                               Notwithstanding anything in Section 3.1(d)(i) or Section 3.1(d)(ii) to the contrary, if the Investor Shares Beneficially Owned by any Investor represent a percentage of Outstanding Stock that is less than the applicable minimum percentage specified in Section 3.1(d)(i) as a result of dilution of the Investor Shares, other than dilution resulting from the issuance of New Shares, the Company shall deliver a written notice to the Investors of such dilution event (the “Dilution Notice”).  If (A) within twenty (20) days following receipt of the Dilution Notice, such Investor gives the Company a written notice of its intention to acquire, directly or indirectly through its Affiliates, an amount of Common Stock, Other Capital Stock or, in the case of the DFR Holdings Holders, Convertible Notes, such that immediately following such acquisition such Investor’s Investor Shares represent a percentage of Outstanding Stock equal to the applicable minimum percentage of Outstanding Stock specified in Section 3.1(d)(i), as applicable (a “Cure Purchase”) within ninety (90) days of the Company’s receipt of the Dilution Notice (the “Cure Period”) and (B) the Cure Purchase is consummated during the Cure Period, then such Investor shall not be required to cause any Director(s) designated by such Investor to resign in accordance with Section 3.1(d)(ii).

(e)                                  Eligible Investor Shares.  For the purpose of determining the number of Directors each Investor shall be entitled to designate for nomination pursuant to this Section 3.1 at a stockholder meeting, the Investor Shares Beneficially Owned by such Investor shall be calculated as of the close of business on the last Trading Day of the month immediately prior to the date on which the Nominating Committee designates the Independent Director nominees for election at the relevant stockholder meeting.

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(f)                                    Company Solicitation.  The Company shall cause each individual designated in accordance with Section 3.1(b) to be included in the Board’s “slate” of nominees for the applicable meeting of stockholders and shall use commercially reasonable best efforts to solicit from its stockholders eligible to vote for the election of Directors proxies (i) in favor of the election of such individuals and (ii) against removal of each such individual (to the extent such individual is serving as a Director).

(g)                                 Compensation and Benefits.  The compensation and benefits of all Directors shall be determined with the approval of a majority of the Board and a majority of Independent Directors.

(h)                                 Indemnification.  Notwithstanding anything to the contrary in Section 3.1(g), the Company shall to the maximum extent permitted under applicable Law, indemnify and provide for the advancement of expenses to each Director designated by the Investors, from and against any and all losses which may be imposed on, incurred by, or asserted against such Director in any way relating to or arising out of, or alleged to relate to or arise out of, the Director’s service in that capacity pursuant to the Company’s Constituent Documents and an indemnification agreement in the form heretofore provided to the Investors.

(i)                                     Insurance.  The Directors designated by the Investors shall be covered by the directors’ and officers’ liability insurance and fiduciary liability insurance carried by the Company in an amount reasonably acceptable to the Investors.

(j)                                     No Liability for Election of Recommended Directors.  No Investor, nor any Affiliate of any Investor, shall have any liability as a result of designating an individual for election as a Director for any act or omission by such designated individual in his or her capacity as a Director of the Company, nor shall any Investor have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

(k)                                  Designating Directors.  Any Person designated as a Director pursuant to Section 3.1(b) by DFR Holdings, CIFC Parent or the Nominating Committee shall be subject to satisfaction of the requirements of applicable Law and corporate governance policies adopted by the Board.

Section 3.2                                      Restrictions on Transfer.

(a)                                  In the event that any Investor entertains a bona fide offer to purchase all or any portion of the Convertible Notes held by such Investor (a “Note Offer”) from any Third Party (a “Buyer”), such Investor (a “Transferring Noteholder”) may Transfer such Convertible Notes only pursuant to and in accordance with the following provisions of this Section 3.2(a).

(i)                                     The Transferring Noteholder shall cause the Note Offer and all of the terms thereof to be reduced to writing and shall promptly notify the other Investor (the “ROFR Investor”) of such Transferring Noteholder’s desire to effect the Note Offer and otherwise comply with the provisions of this Section 3.2(a) (such notice, the “ROFR Notice”).  The Transferring Noteholder’s ROFR Notice shall constitute an irrevocable offer to sell all but not less than all of the Convertible Notes that are the subject of the Note Offer (the “ROFR Notes”) to the ROFR Investor at a purchase price equal to the price contemplated by, and on the

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same terms and conditions of, the Note Offer.  The ROFR Notice shall be accompanied by a true copy of the Note Offer (which shall identify the Buyer and all relevant information in connection therewith).

(ii)                                  At any time within fifteen (15) days after receipt by the ROFR Investor of the ROFR Notice (the “ROFR Period”), the ROFR Investor (or any of its Affiliates) may elect to accept the offer to purchase with respect to all but not less than all of the ROFR Notes and shall give written notice of such election (the “ROFR Acceptance Notice”) to the Transferring Noteholder within the ROFR Period.  The ROFR Acceptance Notice shall constitute a valid, legally binding and enforceable agreement for the sale and purchase of the ROFR Notes.

(iii)                               In the event that the ROFR Investor does not elect (together with its Affiliates) to purchase all of the ROFR Notes pursuant to Section 3.2(a)(ii), during the sixty (60)-day period following the expiration of the ROFR Period the Transferring Noteholder may sell all of the ROFR Notes to the Buyer on the terms and conditions set forth in the Note Offer; provided, that, as a condition to the consummation of such Transfer, the Buyer executes and delivers to the Company and each Investor (other than the Investor effecting such Transfer) an agreement assuming the obligations of an Investor set forth in this Agreement in form and substance reasonably satisfactory to the Company and each such Investor.  If the Transferring Noteholder does not consummate the Transfer of the ROFR Notes to the Buyer in accordance with this Section 3.2(a)(iii) within such sixty (60)-day period, then the Note Offer shall be deemed to lapse and any Transfer pursuant to such Note Offer shall be in violation of the provisions of this Section 3.2(a) unless the Transferring Noteholder sends a new ROFR Notice and once again complies with the provisions of this Section 3.2(a) with respect to such Note Offer.

(b)                                 In the event that any Investor proposes to Transfer, in one or more transactions, all or any portion of such Investor’s Investor Shares (excluding the Convertible Notes), such Investor (the “Transferring Investor”) shall first offer such Investor Shares (the “Offered Shares”) to the other Investor (the “Offeree Investor”) in accordance with this Section 3.2(b); provided, that in no event shall a Transferring Investor be required to offer the Offered Shares to the Offeree Investor if such Offered Shares (together with all other Investor Shares Transferred by such Investor in the preceding twelve (12)-month period) constitute less than the lesser of (x) 4.99% of the Outstanding Stock and (y) ten percent (10%) of the Investor Shares held by such Investor immediately prior to any such Transfer.

(i)                                     The Transferring Investor shall provide written notice to the other Investor of such Transferring Investor’s desire to Transfer the Offered Shares, specifying in reasonable detail the terms and conditions as to such Transfer (including, without limitation, the number of Offered Shares and the purchase price therefor) (such notice, the “Offer Notice”).  The Offer Notice shall constitute an irrevocable offer to sell all but not less than all of the Offered Shares to the other Investor on the terms and conditions set forth in the Offer Notice.

(ii)                                  At any time within thirty (30) days after receipt by the Offeree Investor of the Offer Notice (the “Option Period”), the Offeree Investor (or any of its Affiliates) may elect to accept the offer to purchase with respect to all but not less than all of the Offered

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Shares and shall give written notice of such election (the “Acceptance Notice”) to the Transferring Investor within the Option Period.  The Acceptance Notice shall constitute a valid, legally binding and enforceable agreement for the sale and purchase of the Offered Shares.

(iii)                               In the event that the Offeree Investor does not elect (together with its Affiliates) to purchase all of the Offered Shares pursuant to Section 3.2(b)(ii), during the one hundred twenty (120)-day period following the expiration of the Option Period the Transferring Investor may sell all or any portion of the Offered Shares to one or more Third Parties at a price not less than ninety-five percent (95%) of the price specified in the Offer Notice and otherwise on the terms and conditions set forth in the Offer Notice; provided, that, if following such Transfer (and any related or contemporaneous acquisition of Beneficial Ownership by such Third Party of any shares of Common Stock, Other Capital Stock or Convertible Notes), any such Third Party will Beneficially Own five percent (5%) or more of the Outstanding Stock, such Third Party shall (A) be reasonably acceptable to the Offeree Investor and (B) comply with Section 3.2(c) below.  If the Transferring Investor does not consummate the Transfer of any of the Offered Shares in accordance with this Section 3.2(b)(iii) within such one hundred twenty (120)-day period, then the Transferring Investor may not Transfer such Offered Shares unless it sends a new Offer Notice and once again complies with the provisions of this Section 3.2(b) with respect to such Offered Shares.

(c)                                  No Investor shall Transfer any Investor Shares to any Third Party unless (i) upon consummation of such Transfer and any related or contemporaneous acquisition of Beneficial Ownership by such Third Party of any shares of Common Stock, Other Capital Stock or Convertible Notes, such Third Party Beneficially Owns less than five percent (5%) of the Outstanding Stock or (ii) as a condition to the consummation of such Transfer, such Third Party executes and delivers to the Company and each Investor (other than the Investor effecting such Transfer) an agreement assuming the obligations of an Investor set forth in this Agreement in form and substance reasonably satisfactory to the Company and each such Investor; provided, that, it is agreed and acknowledged that the rights of each Investor set forth in Section 3.1 of this Agreement are personal to such Investor and no Investor shall Transfer, delegate or assign, whether in connection with any sale of any Investor Shares or otherwise, any right of such Investor under Section 3.1 of this Agreement to another Investor or to any Third Party.  Except as set forth in the preceding sentence, all other rights of each Investor set forth in this Agreement may be Transferred to the Third Party to which the Investor Shares are being Transferred.

(d)                                 Notwithstanding anything herein to the contrary the restrictions on transfer in this Section 3.2 shall not apply to any Transfer by an Investor to its Affiliates; provided, that such Affiliate executes and delivers to the Company and each Investor (other than the Investor effecting such Transfer) an agreement assuming the obligations of an Investor set forth in this Agreement in form and substance reasonably satisfactory to the Company and each such Investor.

(e)                                  Any purported Transfer, delegation or assignment not in conformity with this Section 3.2 shall be null and void ab initio.

Section 3.3                                      Majority Voting Provision.  Except as otherwise agreed to in writing by the Requisite Investors or as required by Law, the Company shall (and each Investor shall take,

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or cause to be taken, all other Necessary Action, to) ensure that each directorship shall be elected by a plurality of the votes cast.

Section 3.4                                      Controlled Company Exemption.

(a)                                  Each Investor shall take all Necessary Action for the Company to be treated as a “controlled company” as defined by Rule 5615(c) of the NASDAQ Marketplace Rules and make all necessary filings and disclosures associated with such status; provided, that nothing in this Section 3.4 shall be deemed to prohibit any Transfer of Shares effected in compliance with Section 3.2.  If, at any time, the Company ceases to qualify as a “controlled company” under NASDAQ Marketplace Rules, the Investors shall take, or cause to be taken, all Necessary Action to cause a sufficient number of their designees (including Directors designated pursuant to Section 3.1(b)(iv)) to qualify as Independent Directors to ensure that the Board complies with applicable NASDAQ Marketplace Rules regarding the independence of the Board within the time periods specified under Rule 5615(c)(3) of the NASDAQ Marketplace Rules.

(b)                                 For so long as the Company qualifies as a “controlled company” as defined by Rule 5615(c) of the NASDAQ Marketplace Rules, the Company will elect to be a “controlled company” for purposes of such applicable listing standards, and will disclose in its annual meeting proxy statement that it is a “controlled company” and the basis for that determination.

Section 3.5                                      Covenants.

(a)                                  The Company shall not, and shall not permit any Subsidiary of the Company to, without first having provided written notice of such proposed action to each Investor and having obtained the approval of a majority of the Independent Directors (whether at a meeting of the Board or any committee thereof, or in writing), enter into or commit to enter into any Contract, arrangement or understanding between (x) the Company and its direct or indirect Subsidiaries, on the one hand, and (y) any Investor, any Affiliate of an Investor or any related person within the meaning of Item 404 of Regulation S-K promulgated under the Exchange Act, on the other hand, in each case, other than (i) transactions that do not constitute a transaction with a related person within the meaning of Item 404 of Regulation S-K promulgated under the Exchange Act (treating each Investor and each of its Affiliates as a related person for such purposes) and (ii) this Agreement, the Registration Rights Agreement, the Convertible Notes and the Management Agreements, and the transactions contemplated by each of the foregoing Contracts (each as in effect on the date hereof, without giving effect to any amendment or modification thereto, or waiver thereunder, unless such amendment, modification or waiver was approved by a majority of the Independent Directors then serving on the Board pursuant to this Section 3.5(a));

(b)                                 During the period beginning on the date of this Agreement and ending on the earlier of (X) April 13, 2014 and (Y) the date on which the Investors, collectively, Beneficially Own Investor Shares representing less than thirty-five percent (35%) of the Outstanding Stock, the Company shall not, and shall not permit any Subsidiary of the Company to, without first having provided written notice of such proposed action to each Investor and having obtained the prior written consent of the Requisite Investors:

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(i)                                     (A) acquire or dispose of any corporation, entity, division or other business concern having a value in excess of $10,000,000 in a single transaction or series of related transactions, whether by acquisition or disposition of assets or capital stock, merger, consolidation or otherwise, and whether in consideration of the payment of cash, the issuance of capital stock or otherwise or (B) dissolve, liquidate or engage in any recapitalization or reorganization of the Company or any of its material Subsidiaries or the filing for bankruptcy by the Company or any of its Subsidiaries;

(ii)                                  replace Peter Gleysteen, or any successor thereto, as the Chief Executive Officer of the Company or maintain the Company’s headquarters outside of New York, New York;

(iii)                               issue any New Shares or issue any Equity Interests in a registration under the Securities Act, whether or not in an underwritten public offering, other than (X) registrations pursuant to the Registration Rights Agreement or (Y) the issuance of Equity Interests as consideration in the acquisition of any Person, whether by acquisition of assets or capital stock, merger, consolidation or otherwise, representing immediately following the issuance thereof less than five percent (5%) of the Outstanding Stock; or

(iv)                              incur, assume or guarantee any indebtedness for borrowed money (including pursuant to debt securities issued in registered public offering), except for (A) indebtedness incurred in the ordinary course of business not in excess of $20,000,000 in the aggregate and (B) repurchase obligations pursuant to the Company’s investments in residential mortgage-backed securities, provided, that such repurchase obligations do not exceed $275,000,000 or such other amount as is established by the Board from time to time.

(c)                                  CMA Requirements:

(i)                                     CIFC Parent hereby represents and warrants that, on the date hereof, CIFC Parent holds, directly or indirectly, beneficial ownership (within the meaning of the applicable CMA Requirement) of a sufficient number of Equity Interests or other securities of each CIFC CLO Issuer necessary to satisfy the minimum ownership requirements for CIFC and its Affiliates under the CMA Requirement relating to such CIFC CLO Issuer.

(ii)                                  Unless the Company elects, in its sole discretion, to obtain the prior written consent of the applicable CIFC CLO Issuer and such consent is actually obtained, CIFC Parent covenants that:

(A)                              CIFC Parent shall not Transfer any Equity Interest or other security of such CIFC CLO Issuer to any Person other than the Company or one of its Subsidiaries unless, following such Transfer, CIFC Parent continues to hold, directly or indirectly, beneficial ownership (within the meaning of the applicable CMA Requirement) of a sufficient number of Equity Interests or other securities of such CIFC CLO Issuer necessary to satisfy the minimum ownership requirements for CIFC and its Affiliates under the CMA Requirement relating to such CIFC CLO Issuer;

(B)                                CIFC Parent shall use commercially reasonable efforts and take all other Necessary Action to remain, and not take any action that would cause it to

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no longer be, an “affiliate” of CIFC (as such term is used in the applicable CIFC CLO Management Agreement and CMA Requirement);

(C)                                CIFC Parent shall have, appoint, elect and cause to be appointed and elected, and take all other Necessary Action to action and elect, the Chief Executive Officer of the Company shall be the Chief Executive Officer of CIFC Parent; and

(D)                               (1) each Director designated by CIFC Parent pursuant to Section 3.1(b)(ii) shall also be a member of the board of directors or equivalent governing body of CIFC Parent and (2) the Chief Executive Officer and the board of directors or equivalent governing body of CIFC Parent shall, collectively, have the power to manage the business and affairs of CIFC Parent.

(iii)                               Notwithstanding anything to the contrary in Section 5.1, the covenants set forth in this Section 3.5(c) shall only terminate as to a CIFC CLO Issuer and the related CIFC CLO Management Agreement upon the earliest of (w) the Transfer of Equity Interests or other securities of such CIFC CLO Issuer to the Company or one of its Subsidiaries necessary to satisfy the CMA Requirement of the applicable CIFC CLO Issuer, (x) such time as CIFC ceases to be the “Collateral Manager” under such CIFC CLO Management Agreement, other than as a result of a breach of this Section 3.5(c), (y) the termination of such CIFC CLO Management Agreement, other than as a result of a breach of this Section 3.5(c) and (z) the amendment of such CIFC CLO Management Agreement to remove the applicable CMA Requirement.

(iv)                              In the event that the Company or any of its Subsidiaries, in the Company’s sole discretion, seeks the consent of the same Persons as are required to amend the applicable CMA Requirement to any amendment of any CIFC CLO Management Agreement, the Company shall use reasonable good faith efforts to obtain the consent of such Persons to remove the applicable CMA Requirement of such CIFC CLO Management Agreement.

(v)                                 The calculation of any loss or damages incurred by the Company upon, attributable to or resulting from any breach by CIFC Parent of its obligations under this Section 3.5(c) or any event, occurrence or circumstance resulting in the statement in Section 3.5(c)(ii)(D) ceasing to be true and correct in any respect shall include the loss of management fees resulting from the removal of the Company and its Subsidiaries as the manager under each CIFC CLO Management Agreement.  CIFC Parent hereby agrees and acknowledges that it shall be deemed a breach of CIFC Parent’s covenant set forth in Section 3.5(c)(ii)(D) if the statements set forth therein cease to be true and correct in any respect.

(vi)                              Notwithstanding anything to the contrary in Section 5.1 and Section 5.12, the provisions of this Section 3.5(c) may not be terminated, amended or modified unless such termination, amendment or modification is approved by not less than a majority of the Independent Directors then serving on the Board and DFR Holdings, for so long as it remains party to this Agreement.

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Section 3.6                                      Committee Membership.

(a)                                  The Board shall establish and maintain:

(i)                                     a compensation committee, which shall include at least one (1) Independent Director;

(ii)                                  a Nominating Committee which shall be comprised of three (3) Directors, including (A) one (1) Director designated by DFR Holdings so long as DFR Holdings has the right to designate at least two (2) Directors to the Board pursuant to Section 3.1, (B) one (1) director designated by CIFC Parent so long as CIFC Parent has the right to designate at least two (2) Directors to the Board pursuant to Section 3.1, and (C) the remainder of the Directors shall be Independent Directors designated to the Nominating Committee by approval of a majority of the Board; and

(iii)                               to the extent required by applicable Law, an audit committee, which shall have at least three (3) members and be comprised entirely of Independent Directors who meet the independence requirements for audit committee members promulgated by NASDAQ and the SEC (including Rule 5605(c)(2) of the NASDAQ Marketplace Rules and Rule 10A-3(b)(1) under the Exchange Act).  The Nominating Committee shall take, or cause to be taken, all Necessary Action to cause a sufficient number of the Independent Directors designated pursuant to Section 3.1(b)(iv) to meet the independence requirements for audit committee members promulgated by NASDAQ and the SEC (including Rule 5605(c)(2) of the NASDAQ Marketplace Rules and Rule 10A-3(b)(1) under the Exchange Act).

(b)                                 The Board shall not establish or maintain any other committees without the prior written consent of the Requisite Investors.  Without limitation of the foregoing, the strategic committee of the Board shall be dissolved on or prior to the date hereof and shall not be re-formed without the prior written consent of the Requisite Investors.

Section 3.7                                      Board Observers.  In addition to the rights of the Investors in Section 3.1, each Investor (for so long as the Investor Shares held by such Investor represent at least fifteen percent (15%) of the Outstanding Stock) shall be entitled to designate one observer to attend (but not vote) at all meetings of the Board and each committee of the Board; provided, that notwithstanding anything herein to the contrary, the Board or such committee may exclude any such observer from access to any materials or meeting or portion thereof if (a) the Board or such committee (as applicable) determines in good faith that upon advice of counsel, such exclusion is reasonably necessary to preserve the attorney-client privilege or (b) such observer has not entered into a confidentiality agreement in form and substance reasonably satisfactory to the Company.

Section 3.8                                      Preemptive Rights.

(a)                                  Subject to Section 3.9, for so long as any Investor Beneficially Owns Investor Shares representing at least five percent (5%) of the Denominator Shares, such Investor shall have, the right to purchase, in accordance with the procedures set forth herein, its pro rata portion, calculated based on the number of Investor Shares held by such Investor as a percentage of the Denominator Shares prior to issuance of the New Shares (such Investor’s “Pro Rata

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Portion”) of any New Shares that the Company may, from time to time, propose to sell and issue (hereinafter referred to as the “Preemptive Right”).

(b)                                 In the event that the Company proposes to issue and sell New Shares, the Company shall notify each of the Investors in writing with respect to the proposed New Shares to be issued (the “New Shares Notice”).  Each New Shares Notice shall set forth: (i) the number of New Shares proposed to be issued by the Company and the purchase price therefor; (ii) each Investor’s Pro Rata Portion of such New Shares; and (iii) any other material term (including, if known, the expected date of consummation of the purchase and sale of the New Shares).

(c)                                  Each Investor (together with its Affiliates) shall be entitled to exercise its right to purchase New Shares by delivering an irrevocable written notice to the Company within fifteen (15) days from the date of receipt of any such New Shares Notice specifying the number of New Shares to be subscribed, which in any event can be no greater than such Investor’s Pro Rata Portion of such New Shares at the price and on the terms and conditions specified in the New Shares Notice.

(d)                                 If the Investors (together with their Affiliates) do not elect within the applicable notice period described above to exercise their Preemptive Rights with respect to any of the New Shares proposed to be sold by the Company, the Company shall have ninety (90) days after expiration of such notice period to sell such unsubscribed New Shares proposed to be sold by the Company, at a price and on terms no more favorable to the purchaser than those set forth in the New Shares Notice.  If the Company does not consummate the sale of the unsubscribed New Shares in accordance with the terms of the New Shares Notice within such ninety (90)-day period, then the Company may not issue or sell such New Shares unless it sends a new New Shares Notice and once again complies with the provisions of this Section 3.8 with respect to such New Shares.

(e)                                  Each Investor (together with its Affiliates) shall take up and pay for any New Shares that such Investor (together with its Affiliates) has elected to purchase pursuant to the Preemptive Right upon closing of the issuance of the New Shares, and shall have no right to acquire such New Shares if the issuance thereof shall not be consummated.

Section 3.9                                      Standstill.

(a)                                  Except as set forth in this Section 3.9(a), no Investor shall acquire Beneficial Ownership of shares of Common Stock or Other Capital Stock, or any security which is convertible into Common Stock or Other Capital Stock, except:

(i)                                     if (A) such acquisition is pursuant to a tender offer or exchange offer for outstanding shares of Common Stock, or a merger pursuant to a merger agreement with the Company, made by the Investor or of any Affiliate thereof (the “Bidder”) and in each case is either (1) approved by not less than a majority of the Independent Directors or (2) initiated by an Investor in response to a tender offer or exchange offer by a Third Party (such tender offer or exchange offer, an “Approved Offer,” and such merger, an “Approved Merger”), and (B) in such Approved Offer, not less than a majority of the Subject Shares (as defined below) are tendered into such Approved Offer and not withdrawn prior to the final expiration of such Approved

23

Offer, or in such Approved Merger, not less than a majority of the Subject Shares that are affirmatively voted (in person or by proxy) on the related merger proposal (and not withdrawn) are voted for (i.e., in favor) of such proposal;

(ii)                                  acquisitions of Conversion Shares upon conversion of the Convertible Notes;

(iii)                               acquisitions of Common Stock issued (including pursuant to exercise of stock options granted) to any Director designated by such Investor in respect of such Director’s service on the Board;

(iv)                              acquisitions of Common Stock pursuant to any stock split, stock dividend or the like effected by the Company;

(v)                                 acquisitions that would not result in (A) such Investor Beneficially Owning a percentage of the then Outstanding Stock that is greater than such Investor’s Cap Percentage or (B) all Investors Beneficially Owning a percentage of the then Outstanding Stock that is greater than the Aggregate Cap Percentage;

(vi)                              acquisitions pursuant to such Investor’s right of first refusal under Section 3.2(a) or right of first offer under Section 3.2(b); and

(vii)                           acquisitions approved by a majority of the Independent Directors then serving on the Board (including pursuant to any merger, acquisition or other transaction that is approved by a majority of the Independent Directors then serving on the Board).

As used in this Section 3.9(a), “Subject Shares” means the then outstanding shares of Common Stock and Other Capital Stock not owned by the Bidder.

(b)                                 All of the restrictions set forth in this Section 3.9 shall terminate in respect of an Investor upon the earlier to occur of:

(i)                                     the entry by the Company into a definitive agreement with any Person (including the other Investor in accordance with the terms of this Agreement) providing for: (x) a recapitalization, merger, share exchange, business combination or similar extraordinary transaction as a result of which the Persons that Beneficially Own the voting securities of the Company (immediately prior to the consummation of such transaction) would cease to (immediately after consummation of such transaction) Beneficially Own voting securities entitling them to vote a majority or more of the Outstanding Stock in the elections of directors of the Company at any annual or special meeting (or, if the Company is not the surviving or resulting entity, the equivalent governing body of such surviving or resulting entity); (y) a sale of all or substantially all of the assets the Company (determined on a consolidated basis), in one transaction or series of related transactions; or (z) the acquisition (by purchase, merger or otherwise) by any Person (including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act) of Beneficial Ownership of voting securities of the Company entitling that Person to vote a majority of the Outstanding Stock (the transactions described in clauses (x), (y) and (z) of this subsection being each hereinafter referred to as a “Transaction Agreement”); and

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(ii)                                  such date as the Investor Shares Beneficially Owned by such Investor represent less than five percent (5%) of the Outstanding Stock (after giving effect to any Cure Purchase hereunder).

(c)                                  Each Investor agrees that such Investor shall, as a condition precedent to any Transfer by such Investor to a Third Party of Investor Shares representing fifteen percent (15%) or more of the Outstanding Stock, require that such Third Party enter into a written agreement with the Company providing that such Third Party will agree to be bound by the terms of this Section 3.9.  Any purported sale or transfer by the Investor without compliance of the obligation in the preceding sentence shall be null and void ab initio.  For the avoidance of doubt, the requirements of this Section 3.9(c) shall apply to any Person acquiring Investor Shares representing fifteen percent (15%) or more of the Outstanding Stock even if following such Transfer such selling Investor would own Investor Shares representing less than five percent (5%) of the Outstanding Stock.

(d)                                 Notwithstanding anything to the contrary in Section 5.1 and Section 5.12, the provisions of this Section 3.9 may not be terminated, amended or modified unless such termination, amendment or modification is approved by a majority of the Independent Directors then serving on the Board.

Article IV
NON SOLICITATION

Section 4.1                                      Non Solicitation.

(a)                                  Without the consent of the Board, for so long as any Investor holds Investor Shares representing at least five percent (5%) of the Outstanding Stock and for twelve (12) months thereafter (the “Tail Period”), such Investor and its Affiliates shall not, directly or indirectly:

(i)                                     solicit for employment or any similar arrangement or hire any employee of the Company or any of its Affiliates; provided, however, that this Section 4.1 shall not prohibit the hiring of a person (A) whose employment has been terminated by the Company without any solicitation or encouragement by such Investor or any of its Affiliates more than six (6) months prior to the date of the solicitation or hiring of such person by such Investor or any of its Affiliates or (B) who responds to general solicitations of employment through advertisements or other means not targeted specifically to such employees; or

(ii)                                  solicit, or attempt to solicit or induce, on behalf of any Person other than the Company or any of its Subsidiaries, any person or entity that is (or was during the one (1) year period prior to any solicitation by such Investor or its Affiliates) a Company Investor or Company Client or an investment advisor or collateral manager to any Company Investor or Company Client to (A) terminate, reduce or otherwise adversely modify its relationship with the Company or any of its Subsidiaries, or (B) to otherwise use the investment management services provided by a Person other than the Company or any of its Subsidiaries.

(b)                                 After the Merger Agreement Closing and so long as an Investor or any of its Affiliates owns (other than in a fiduciary capacity or subject to a similar duty or standard of

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care) any Equity Interests or debt securities issued by any, as applicable, Company CDO Issuer, CIFC CLO Issuer or CypressTree CLO Issuer and the Company or its Affiliates (or its successor if such successor is Affiliated with the Company) is the manager under the applicable Company CDO Management Agreement, CIFC CLO Management Agreement or CypressTree CLO Management Agreement, respectively, such Investor agrees (and agrees to cause its Affiliates) (i) not to vote such Equity Interests or debt securities in favor of the redemption of any securities issued by such Company CDO Issuer, CIFC CLO Issuer or CypressTree CLO Issuer under any indenture among the Company CDO Issuer Documents, CIFC CDO Issuer Documents or CypressTree CLO Issuer Documents, respectively, and (ii) not to vote in favor of removal of the Company or any of its Affiliates as the manager under such Company CDO Management Agreement, CIFC CLO Management Agreement or CypressTree CLO Management Agreement.

Article V
MISCELLANEOUS

Section 5.1                                      Termination of Agreement.

(a)                                  This Agreement shall continue in effect until:

(i)                                     Terminated by written agreement of the Company and the Requisite Investors; or

(ii)                                  Terminated by the Company with fifteen (15) days’ prior written notice to the applicable Investor (the “Termination Notice”) upon such time as the Investor Shares Beneficially Owned by such Investor represent less than five percent (5%) of the Outstanding Stock; provided, however, that this Section 5.1(a)(ii) shall apply only if, prior to delivery by the Company of the Termination Notice to such Investor, the Company has delivered to such Investor a Dilution Notice in accordance with Section 3.1(d)(iii) hereof (mutatis mutandis) and such Investor has not, within the respective time periods specified in Section 3.1(d)(iii) (mutatis mutandis), given the Company written notice of their intention to effect a Cure Purchase and consummated such Cure Purchase.

(b)                                 The obligations of each Investor pursuant to Section 4.1 shall survive the termination of this Agreement as to such Investor until the expiration of the Tail Period.  The obligations of CIFC Parent pursuant to Section 3.5(c) shall survive the termination of this Agreement as to CIFC Parent until the expiration of such obligations in accordance with Section 3.5(c)(iii).

Section 5.2                                      Expenses.  Except as otherwise expressly set forth herein, each party hereto shall pay its own costs and expenses (including all legal, accounting, broker, finder and investment banker fees) relating to this Agreement, the negotiations leading up to this Agreement and the transactions contemplated hereby.

Section 5.3                                      Notices.  All notices, demands and other communications pertaining to this Agreement (“Notices”) shall be in writing and addressed as follows:

If to the Company:

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CIFC Corp.

250 Park Avenue, 4th Floor

New York, NY 10177

Attention:  Robert C. Milton III

Email: rmilton@cifc.com

with copies to:

Goodwin Procter  LLP

53 State Street

Boston, MA 02109

Attention:  John Mutkoski; Amber Dolman
Facsimile:  617-523-1231
E-mail:  jmutkoski@goodwinprocter.com; adolman@goodwinprocter.com

If to DFR Holdings:

DFR Holdings, LLC

c/o Columbus Nova

900 Third Avenue, 19th Floor

New York, NY 10022

Attention: Paul Lipari

Facsimile: (212) 308-6623

with copies to:

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022

Attention:       James C. Gorton, Esq.

Facsimile:      (212) 751-4864

If to CIFC Parent:

CIFC Parent Holdings LLC

c/o Charlesbank Capital Partners, LLC

200 Clarendon Street, 54th Floor

Boston, MA 02116

Attention:  Tim R. Palmer

Facsimile:  617-619-5402

E-mail:  tpalmer@charlesbank.com

with copies to:

Goodwin Procter LLP

135 Commonwealth Drive

Menlo Park, CA  94025

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Attention:  Kevin M. Dennis, Esq.
Facsimile:  (650) 853-1038
E-mail:  kdennis@goodwinprocter.com

Notices shall be deemed given (a) on the first (1st) business day after being sent, prepaid, by nationally recognized overnight courier that issues a receipt or other confirmation of delivery, (b) upon machine generated acknowledgement of receipt after transmittal by facsimile if so acknowledged to have been received before 5:00 p.m. on a business day at the location of receipt and otherwise on the next following business day or (c) when sent, if sent by electronic mail before 5:00 p.m. on a business day at the location of receipt and otherwise the next following business day.  Any party may change the address to which Notices under this Agreement are to be sent to it by giving written notice of a change of address in the manner provided in this Agreement for giving Notice.

Section 5.4                                      Governing Law.  EXCEPT TO THE EXTENT THAT THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO THE ELECTION OR REMOVAL OF DIRECTORS ARE APPLICABLE, THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CHOICE OF LAW RULES THAT WOULD APPLY THE LAWS OF ANY OTHER JURISDICTION.

Section 5.5                                      Consent to Jurisdiction.  Each party to this Agreement, by its execution hereof, (a) hereby irrevocably consents and agrees that any action, suit or proceeding arising in connection with any disagreement, dispute, controversy or claim, in whole or in part, arising out of, related to, based upon or in connection with this Agreement or the subject matter hereof shall be brought only in the courts of the State Courts of the State of New York, New York County or the United States District Court located in the State of New York, New York County, (b) hereby waives to the extent not prohibited by applicable Law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court and (c) hereby agrees not to commence any such action other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action to any court other than one of the above-named courts whether on the grounds of forum non conveniens or otherwise. Each party hereby (i) consents to service of process in any such action in any manner permitted by New York law, (ii) agrees that service of process made in accordance with clause (i) or made by registered or certified mail, return receipt requested, at its address specified pursuant to Section 5.3, shall constitute good and valid service of process in any such action, and (iii) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such action any claim that service of process made in accordance with clause (i) or (ii) does not constitute good and valid service of process.

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Section 5.6                                      Specific Performance.  The parties to this Agreement each acknowledge that each party would not have an adequate remedy at law for money damages in the event that any of the covenants hereunder have not been performed in accordance with their terms, and therefore agree that each other party hereto shall be entitled to specific enforcement of the terms hereof and any other equitable remedy to which such Party may be entitled.  Each of the Parties hereby waives (i) any defenses in any action for specific performance, including the defense that a remedy at law would be adequate and (ii) any requirement under any Law to post a bond or other security as a prerequisite to obtaining equitable relief.

Section 5.7                                      Waiver of Jury Trial.  The parties each hereby waive trial by jury in any judicial proceeding involving, directly or indirectly, any matters (whether sounding in tort, contract or otherwise) in any way arising out of, related to or connected with this Agreement or the transactions contemplated hereby.

Section 5.8                                      Binding Effect; Persons Benefiting; Assignment.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.  Nothing in this Agreement is intended or shall be construed to confer upon any Person other than the parties hereto and their respective successors and permitted assigns any right, remedy or claim under or by reason of this Agreement or any part hereof.  Without the prior written consent of the other party hereto, this Agreement may not be assigned by either party hereto and any purported assignment made without such consent shall be null and void.

Section 5.9                                      Counterparts.  This Agreement may be executed in counterparts (including by facsimile or other electronic transmission), each of which shall be deemed an original and each of which shall constitute one and the same instrument.

Section 5.10                                Entire Agreement.  This Agreement, including the Schedules, Exhibits, Annexes, certificates and lists referred to herein, any documents executed by the Parties simultaneously herewith or pursuant thereto constitute the entire understanding and agreement of the Parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, written or oral, between the Parties with respect to such subject matter (including without limitation, the Original Agreement).  Each of the Company and DFR Holdings hereby agrees, approves and consents, by its signature hereto, that the Original Agreement be, and hereby is, amended and restated in its entirety to read as set forth herein.

Section 5.11                                Severability.  If any provision of this Agreement, or the application thereof to any Person or circumstance, is invalid or unenforceable in any jurisdiction, (a) a substitute and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable in such jurisdiction, the intent and purpose of their invalid or unenforceable provision; and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability of such provision affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 5.12                                Amendments and Waivers.  This Agreement may not be amended, altered or modified except by written instrument executed by each Investor and the Company and approved by a majority of the Independent Directors then serving on the Board (whether at a

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meeting of the Board or any committee thereof, or in writing); provided, however, that this Agreement may be amended without the consent of an Investor if the Investor Shares Beneficially Owned by such Investor represent less than five percent (5%) of the Outstanding Stock (after giving effect to any Cure Purchase hereunder), except that Section 3.5(c) and Section 4.1 may not be so amended in a manner that adversely affects such Investor without such Investor’s consent.  The failure by any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision.  No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance. Any waiver made by any party hereto in connection with this Agreement shall not be valid unless agreed to in writing by such party.

Section 5.13                                Delays or Omissions.  No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement shall impair any such right, power, or remedy of such party, nor shall it be construed to be a waiver of or acquiescence to any breach or default, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default.  All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

Section 5.14                                Mutual Drafting; Interpretation.  Each party hereto has participated in the drafting of this Agreement, which each such party acknowledges is the result of extensive negotiations between the parties.  If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision.

[Remainder of Page Left Blank]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

COMPANY:

CIFC CORP.

By:
Name:
Title:

DFR HOLDINGS:

DFR HOLDINGS, LLC

By:
Name:
Title:

CIFC PARENT:

CIFC PARENT HOLDINGS LLC

By:
Name:
Title:

Signature Page to Second Amended and Restated Stockholders Agreement

EXHIBIT E to the Asset Purchase Agreement

THE SECURITIES OF THE ISSUER REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE STATE SECURITIES LAWS OF ANY STATE.  WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER, EXCEPT PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

No. of Shares of Common Stock or Preferred Stock, as applicable: 2,000,000	Warrant No. A-1

WARRANT
to Purchase
Common Stock or Preferred Stock of
CIFC Corp.

THIS IS TO CERTIFY THAT, for value received, GE Capital Equity Investments, Inc., a Delaware corporation (“GECEI,” and, together with any successor or registered assign that is GECC or any Person whose Equity Interests in the Issuer must be aggregated with those of GECC for purposes of the BHC Act, the “Initial Holder”), is entitled to purchase in whole or in part from time to time from CIFC Corp., a Delaware corporation (together with any successor thereto, the “Issuer”), at any time during the Exercise Period, the number of Warrant Shares (subject to adjustment as provided herein) shown above at a purchase price of $6.375 per Warrant Share (subject to adjustment as provided herein) (the “Exercise Price”).  Certain capitalized terms used in this Warrant are defined in Section 1.02.

This warrant to Purchase Common Stock or Preferred Stock (this “Warrant,” and collectively with any other Warrants to Purchase Common Stock or Preferred Stock issued upon any transfer of all or a portion of this Warrant, the “Warrants”) has been issued pursuant to the Purchase Agreement.

As further set forth herein: (a) Common Stock shall be issuable in connection with any exercise of this Warrant by any Other Holder; and (b) only Preferred Stock shall be issuable in connection with any other exercise of this Warrant.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Warrant, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.                                Certain Definitions.

1.01               Reserved.

1.02               Other Definitions.  As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.02 or in other provisions of this Warrant in the singular shall have the same meanings when used in the plural and vice versa):

“Action” means any judicial, legislative, administrative or arbitral actions, suits, investigations, audits, claims or other proceedings by or before a Governmental Authority.

“Affiliate” means, with respect to any Person, any other Person, directly or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; provided, that for purposes of this Warrant, (a) the Issuer and its Subsidiaries, on the one hand, shall not be deemed to be Affiliates of the Initial Holder, on the other hand, and (b) the Major Stockholders, on the one hand, shall not be deemed to be Affiliates of the Initial Holder or the Company, on the other hand.  The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise.

“BHC Act” means the Bank Holding Company Act of 1956, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time, and any other applicable Federal banking law, regulation or policy.

“Board” means, as of any date, the Board of Directors of the Issuer in office on that date.

“Business Day” means a day other than Saturday, Sunday or any other day on which banks located in New York, New York are authorized or obligated by Law to close.  If a payment date is not a Business Day, payment may be made at such place on the next succeeding day that is a Business Day, and no interest on the amount of such payment shall accrue for the intervening period.

“Certificate of Designation” means the form of Certificate of Designation of Series A Convertible Non-Voting Preferred Stock attached hereto as Annex A.

“CIFC Parent” means CIFC Parent Holdings LLC, a Delaware limited liability company.

“Closing Price” with respect to any securities on any day means (a) the closing sale price as of 4:00 p.m. Eastern Time on such day or any earlier final closing on such day or, if no such sale takes place on such day, the average of the reported high and low bid prices on such day, in each case on NASDAQ, or the New York Stock Exchange, as applicable, or, if such security is not listed or admitted to trading on such national market or exchange, on the national stock exchange or SEC-recognized trading market in the United States on which such security is quoted or listed or admitted to trading, or, (b) if such securities are not quoted or listed or admitted to trading on any national stock exchange or SEC-recognized trading market in the United States, the average of the high and low bid prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated or a similar generally accepted reporting service in the United States, or, if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board for that purpose, or (c) if the information in (a) and (b) is not available, a price determined in good faith by the Board, whose determination shall be conclusive and described in a resolution of the Board.

“Common Stock” means the Common Stock, $0.001 par value per share, of the Issuer.

“Common Stock Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, (a) the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board or by statute, contract or otherwise), or (b) if different from (a), the date on which the Common Stock trades “ex” the applicable dividend or distribution.

“Constituent Documents” means, with respect to any Person that is a corporation, its articles or certificate of incorporation (for the avoidance of doubt, including any certificates of designation with respect to capital stock of such Person), corporate charter or memorandum and articles of association, as the case may be, and bylaws, with respect to any Person that is a partnership, its certificate of partnership and partnership agreement, with respect to any Person that is a limited liability company, its certificate of formation and limited liability company or operating agreement, with respect to any Person that is a trust or other entity, its declaration or agreement of trust or other constituent document, and with respect to any other Person, its comparable organizational documents, in each case, as amended or restated.

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“DFR Holdings” means DFR Holdings LLC, a Delaware limited liability company.

“Disposition Event” means (a) any merger or consolidation of the Issuer, or any sale of the outstanding Shares or other transaction or series of related transactions (i) as a result of which, in each such case, the holders of the Shares before such merger, consolidation or transfer(s), together with their Affiliates, cease to hold, directly or indirectly, a majority of the Shares or a majority of the outstanding voting securities of any successor to the Issuer immediately following such merger, consolidation or transfer(s), and (ii) in which, in each such case, the holders of the Shares before such merger, consolidation or transfer(s) receive cash (and no other form of consideration) in consideration for their Shares; or (b) a Liquidation Event.

“Dispute” has the meaning assigned to such term in Section 14.12(a).

“Equity Interest” means any type of equity ownership in an entity, including partnership interests in a general partnership or limited partnership, membership interests in a limited liability company, stock or similar security (and any option, warrant, right or security, including debt securities, convertible, exchangeable or exercisable thereto or therefor) in a corporation or the comparable instruments for any other entity or any other interest entitling the holder thereof to participate in the profits of such entity, the proceeds or the disposition of such entity or any portion thereof or to vote for the governing body of such entity.

“Escalation Notice” has the meaning assigned to such term in Section 14.12(b).

“Exercise Notice” has the meaning assigned to such term in Section 2.01.

“Exercise Period” means any time after the Original Issuance Date but prior to the Expiration Date.

“Exercise Price” has the meaning assigned to such term in the first paragraph of this Warrant.

“Expiration Date” means [    ], 2014.  [Second anniversary of issuance]

“GECC” means General Electric Capital Corporation, a Delaware corporation and the indirect parent company of GECEI and GECDA.

“GECDA” means GE Capital Debt Advisors LLC, a Delaware limited liability company.

“GECEI” has the meaning assigned to such term in the first paragraph of this Warrant.

“Governmental Authority” means any foreign, federal, state or local governmental, judicial, legislative, regulatory or administrative agency, commission or authority, and any court, tribunal or arbitrator(s) of competent jurisdiction, including Self-Regulatory Organizations.

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“Holder” or “Holders” means the registered holder or holders of this Warrant or the registered holder or holders of certificates issued after the Original Issuance Date (in addition to or in lieu of this Warrant) that represent this Warrant.

“include” and “including” shall be construed as if followed by the phrase “, without being limited to,”.

“Initial Holder” has the meaning assigned to such term in the first paragraph of this Warrant.

“Investment Agreement” means the Investment Agreement, dated as of the Original Issuance Date, by and between the Issuer and GECEI, as the same may be modified and supplemented and in effect from time to time.

“Issuer” has the meaning assigned to such term in the first paragraph of this Warrant.

“Law” means any statute, code, Order, law, ordinance, rule, regulation or other requirement of any Governmental Authority (including, for the sake of clarity, common law).

“Lien” means any lien, pledge, encumbrance, mortgage, deed of trust, security interest, equity, claim, lease, license, charge, option, adverse right, right of first or last negotiation, offer or refusal, easement or transfer restriction of any kind or nature whatsoever, whether arising by agreement, operation of Law or otherwise.

“Liquidation Event” means the voluntary or involuntary liquidation, dissolution or winding up of the Issuer.

“Major Stockholders” means, together, DFR Holdings, CIFC Parent, and any Person that is both a Stockholder and an Affiliate of either of the foregoing entities and any successors thereto (each, a “Major Stockholder”).

“net issue exercise” means issuance of a number of Warrant Shares equal to (i) the number of Shares for which the Warrant could then be exercised, multiplied by (ii) the difference between the value of one share of Common Stock in the Disposition Event minus the Exercise Price, then divided by (iii) the value of one share of Common Stock in the Disposition Event.

“New York Court” has the meaning assigned to such term in Section 14.13(a).

“Order” means any judgment, order, injunction, stipulation, decree, writ, doctrine, ruling, assessment or arbitration award or similar order of any Governmental Authority.

“Original Issuance Date” means [     ], 2012.

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“Other Holder” means any Holder other than the Initial Holder.  For the avoidance of doubt, such term excludes any successor or registered assign of GECEI whose Equity Interests in the Issuer must be aggregated with those of GECC for purposes of the BHC Act.

“Permitted Buyer” means any Person that is permitted under applicable Law and any other international, federal, state, local, county or municipal governing regulations, ordinances, rules, orders, compliance protocols, or statutes to own the Warrant Shares being purchased from a Holder following exercise of the Warrant.

“Person” means any individual, corporation, partnership, limited liability company, limited liability partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or other entity.

“Preferred Stock” means the Series A Convertible Non-Voting Preferred Stock, par value $0.001 per share, of the Issuer, each share of which shall have the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Designation.  Such designations, powers, preferences and rights shall include that the Preferred Stock shall be mandatorily exchanged for Common Stock on a share-for-share basis if transferred to any Other Holder.

“Purchase Agreement” means the Asset Purchase Agreement, dated as of July     , 2012, by and among the Issuer, GECDA, and GECC, as the same may be amended, modified, supplemented or restated from time to time.

“Redeemable Capital Stock” has the meaning assigned to such term in Section 4.07.

“Redemption Event” has the meaning assigned to such term in Section 4.08.

“Registration Rights Agreement” means the Second Amended and Restated Registration Rights Agreement, dated as of the Original Issuance Date, by and among the Issuer, GECEI, DFR Holdings, and CIFC Parent, as the same may be modified and supplemented and in effect from time to time.

“SEC” means the United States Securities and Exchange Commission or any successor entity thereto.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Self-Regulatory Organization” means each national securities exchange in the United States of America or other commission, board, agency or body that is charged with the supervision or regulation of brokers, dealers, securities underwriting or trading, stock exchanges, commodities exchanges, insurance companies or agents, investment companies or investment advisers, or to the jurisdiction of which any Party or any of their respective Subsidiaries is otherwise subject.

“Shares” means, collectively (but without duplication), (a) shares of Common Stock, (b) shares of Preferred Stock, or (c) shares of other classes or series of capital stock of the Issuer that may exist from time to time.

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“Stockholders” means the holders of Shares from time to time and “Stockholder” means any one of them.

“Subsidiary” means, with respect to any Person, a corporation or other Person of which more than fifty percent (50%) of the voting power of the outstanding voting Equity Interests or more than fifty percent (50%) of the outstanding economic Equity Interest is held, directly or indirectly, by such Person.

“Voting Shares” means any outstanding Shares, including the Common Stock, that, as of the applicable determination date, are entitled to vote on matters submitted to a vote at a meeting of Stockholders.

“Warrant” and “Warrants” have the respective meanings set forth in the second paragraph of this Warrant.

“Warrant Shares” means, collectively (but without duplication), (a) the Shares issuable upon exercise of this Warrant in accordance with its terms, (b) any securities into which or for which such Shares shall have been converted or exchanged pursuant to any recapitalization, reorganization or merger of the Issuer, and (c) any securities issued with respect to the foregoing pursuant to a dividend, distribution or split.

SECTION 2.                                Exercise of Warrant.

2.01                           Mechanics of Exercise.  Subject to all of the terms and conditions hereof, during the Exercise Period, a Holder may exercise this Warrant, on one or more occasions, on any Business Day (or any other day on which a Disposition Event occurs), in whole or in part, by delivering to the Issuer, at its office maintained for such purpose pursuant to Section 14.01 hereof, (a) a written notice of the Holder’s election to exercise this Warrant substantially in the form attached hereto as Annex B, which notice shall specify the number of Warrant Shares to be purchased (the “Exercise Notice”), (b) a check or checks payable to the Issuer (or by any other reasonable acceptable form of immediately available funds including by wire transfer) in an aggregate amount equal to the aggregate Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised, (c) this Warrant, and (d) to the extent the Holder is an Affiliate of GECEI and not a party to the Investment Agreement, a “statement of adhesion” pursuant to which such Affiliate confirms its agreement to be subject to and bound by all of the provisions set forth in the Investment Agreement that are applicable to Investor Holders (as defined in the Investment Agreement).

2.02                           Automatic Exercise.  If at any time during the Exercise Period, the Issuer effects a Disposition Event, then this Warrant shall automatically (without any act on the part of the Holder) be exercised pursuant to this Section 2.02, effective immediately prior to the consummation of such Disposition Event on a net issue exercise basis to the extent such net issue exercise would result in the issuance of Warrant Shares; provided, that if such net issue exercise would not result in the issuance of Warrant Shares upon the consummation of such Disposition Event, this Warrant shall thereafter be cancelled and be of no further force and effect; provided, further, that in the case of a Disposition Event structured as a merger or consolidation of the Issuer, the Warrant shall be redeemed or cancelled in exchange for a payment of the applicable cash payable to holders of the number of Shares for which the Warrant could then be exercised minus the aggregate Exercise Price; provided, further, that in the case of a Disposition Event structured as a sale of Voting Shares, the Issuer shall use commercially reasonable efforts to make such provisions as are necessary to ensure that the Holder will be given the option of selling the Warrant.  If this Warrant is automatically exercised pursuant to this Section 2.02, the Issuer shall notify the Holder of the automatic exercise as soon as reasonably practicable, and the Holder shall surrender the Warrant to the Issuer in accordance with the terms hereof.

2.03                           Certificates.  Upon receipt of an Exercise Notice, the Issuer shall, as promptly as practicable and in any event within twenty (20) Business Days thereafter, execute or cause to be executed and

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deliver or cause to be delivered to the Holder a stock certificate or certificates representing the aggregate number of Warrant Shares and other securities issuable upon such exercise.  The stock certificate or certificates for Warrant Shares or other securities so delivered shall be in such denominations as may be specified in the Exercise Notice (subject always to Section 12.02 hereto) and shall be registered in the name of the Holder or, subject to Section 14.03 hereof, such other name or names as shall be designated in such Exercise Notice.  Except as prohibited by applicable Law, such stock certificate or certificates shall be deemed to have been issued and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares, including, to the extent permitted by Law, the right to vote such shares (with respect to Voting Shares) or to consent or to receive notice as a stockholder, as of the date on which the Issuer receives the last of the Exercise Notice, payment of the Exercise Price and this Warrant as aforesaid, and all taxes required to be paid by the Holder prior to the issuance of such shares pursuant to Section 9 hereof, if any, have been paid.  If this Warrant shall have been exercised only in part, the Issuer shall, at the time of delivery of the certificate or certificates representing Warrant Shares and other securities, execute and deliver to the Holder a new warrant certificate evidencing the rights of the Holder to purchase the unpurchased Warrant Shares provided for in this Warrant, which new warrant certificate shall in all other respects be identical with this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant and the same returned to the Holder.  The Issuer agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for Warrant Shares.

2.04                           Representations and Warranties.  All Warrant Shares shall, upon payment therefor in accordance with Section 2.01, be duly and validly issued, fully paid and nonassessable and free and clear of any Liens, other than (a) those Liens created by the Holder thereof, (b) restrictions under United States federal and state securities laws, and (c) with respect to the Initial Holder, any restrictions under the Investment Agreement.

2.05                           Fractional Shares.  The Issuer shall not be required to issue a fractional Warrant Share upon exercise of this Warrant.  As to any fraction of a share that a Holder would otherwise be entitled to purchase upon such exercise, the Holders shall be entitled to a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Closing Price per share of Common Stock on the Business Day immediately preceding the date of exercise, which cash adjustment may be paid by netting it from the aggregate Exercise Price payable upon such exercise of this Warrant or by payment from the Issuer.

2.06                           Regulatory Matters.  Except in the case of a net issuance pursuant to Section 2.02, exercise of the Warrant is subject to the condition that the Holder (or such other Person or Persons named in the Exercise Notice) is permitted to own the Warrant Shares under applicable Law.

SECTION 3.                                Transfer, Division and Combination.  Subject to Section 14.03 hereof, transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Issuer to be maintained for such purpose, upon surrender of this Warrant at the office of the Issuer maintained for such purpose pursuant to Section 14.01 hereof, together with a written assignment of this Warrant, substantially in the form of Annex C hereto, duly executed by the Holder or its agent or attorney and payment of funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Issuer shall, subject to Section 14.03 hereof and the immediately following sentence, (a) execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, (b) issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned and (c) promptly cancel this Warrant.  This Warrant, if properly transferred in compliance with this Section 3 and Section 14.03 hereof, may be exercised by a transferee, if permitted by the terms hereof, for the purchase of Warrant Shares without having a new Warrant or Warrants issued.  Notwithstanding any provision herein to the contrary, the Issuer shall not be required to register the transfer of Warrants or Warrant Shares in the name of any Person who acquired this Warrant (or part hereof) or any Warrant Shares otherwise than in compliance with all applicable restrictions in this Warrant.  The Issuer shall maintain at its aforesaid office books for the registration and transfer of the Warrants.

SECTION 4.                                Adjustments to Exercise Price and Number of Warrant Shares Issuable Upon Warrant Exercise.  The Exercise Price and the number of Warrant Shares issuable upon exercise hereof shall be subject to adjustment from time to time as set forth in this Section 4. Notwithstanding anything in this Section 4 to the contrary, in no event shall the Exercise Price be reduced below the par value of a Warrant Share.

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4.01         Dividend or Distribution of Common Stock.  If the Issuer shall hereafter pay a dividend or make a distribution to all holders of the outstanding shares of Common Stock in shares of Common Stock, the Exercise Price in effect at the opening of business on the date following the Common Stock Record Date shall be reduced by multiplying such Exercise Price by a fraction, (a) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Common Stock Record Date and (b) the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the Common Stock Record Date.  If any dividend or distribution of the type described in this Section 4.01 is declared but not so paid or made, the Exercise Price shall again be adjusted to the Exercise Price which would then be in effect if such dividend or distribution had not been declared.

4.02         Stock Splits and Reverse Stock Splits.  If the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Exercise Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, if the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Exercise Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

4.03         Other In-Kind Distributions.  If the Issuer shall, by dividend or otherwise, distribute to all holders of its shares of Common Stock any class of capital stock of the Issuer (other than any dividends or distributions to which Section 4.01 applies) or evidences of its indebtedness, cash, securities or other assets (excluding any capital stock, evidences of indebtedness, cash or assets distributed upon a merger or consolidation to which Section 5.01 applies), then, in each such case, the Issuer shall make proper provision so that a Holder who exercises this Warrant (or any portion thereof) after the applicable Common Stock Record Date (including any automatic exercise pursuant to Section 2.02 hereunder) shall be entitled to receive upon such exercise or purchase or automatic exercise, in addition to the Warrant Shares issuable upon such exercise, the amount and kind of such distribution that such Holder would have been entitled to receive if such Holder had, immediately prior to such Common Stock Record Date, exercised this Warrant.

4.04         Deferral.  In any case in which this Section 4 provides that an adjustment shall become effective immediately after a Common Stock Record Date for an event, the Issuer may defer until the occurrence of such event issuing to the Holder of any Warrant exercised after such Common Stock Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment.

4.05         Treasury Shares.  For purposes of this Section 4, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Issuer or by any of its Subsidiaries. The Issuer shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Issuer or by any of its Subsidiaries.

4.06         Adjustment of Warrant Shares Issuable.  Upon each adjustment of the Exercise Price as a result of the operation of this Section 4, this Warrant shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of Warrant Shares obtained by multiplying the number of shares covered by this Warrant immediately prior to this adjustment by the Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

4.07         Redeemable Capital Stock.  In the event that a Holder would be entitled to receive upon exercise hereof any Redeemable Capital Stock (as defined below) and the Issuer redeems, exchanges or otherwise acquires all of the outstanding shares or other units of such Redeemable Capital Stock (such event being a “Redemption Event”), then, from and after the effective date of such Redemption Event, the Holder shall be entitled to receive upon exercise, in lieu of shares or units of such Redeemable Capital Stock, the kind and amount of shares of stock and other securities and property receivable upon the Redemption Event by a holder of the number of shares

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or units of such Redeemable Capital Stock for which this Warrant could have been exercised immediately prior to the effective date of such Redemption Event (assuming, to the extent applicable, that such holder failed to exercise any rights of election with respect thereto and received per share or unit of such Redeemable Capital Stock the kind and amount of stock and other securities and property received per share or unit by a plurality of the non-electing shares or units of such Redeemable Capital Stock), and (from and after the effective date of such Redemption Event) the Holder shall have no other purchase rights under this Warrant with respect to such Redeemable Capital Stock. For purposes of this Section 4.07, “Redeemable Capital Stock” means a class or series of capital stock of the Issuer that provides by its terms a right in favor of the Issuer to call, redeem, exchange or otherwise acquire all of the outstanding shares or units of such class or series.

SECTION 5.               Consolidation, Merger, Share Exchange, etc.; Reclassification or Recapitalization.

5.01         Consolidation, Merger, Share Exchange, etc.  In case a consolidation, merger or share exchange of the Issuer shall be effected with another Person on or after the Original Issuance Date, then, as a condition of such consolidation, merger or share exchange, lawful and adequate provision shall be made whereby the Holder(s) shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified herein and in lieu of each Warrant Share immediately theretofore purchasable and receivable upon the exercise of the Warrant, such shares of stock or other Equity Interests, securities, cash or other property that would have been received upon such consolidation, merger or share exchange by the holder of a share of Common Stock immediately prior to such event.  The Issuer shall not effect any such consolidation, merger or share exchange unless, prior to or simultaneously with the consummation thereof, the successor Person (if other than the Issuer) resulting from such consolidation, merger or share exchange, shall assume, by written instrument, the obligation to deliver to the Holder(s) such shares of stock, securities, cash or other property as, in accordance with the foregoing provisions, such Holder(s) may be entitled to purchase upon the exercise of the Warrant.  The above provisions of this Section 5.01 shall similarly apply to successive consolidations, mergers or share exchanges.

5.02         Reclassification or Recapitalization.  If the Warrant Shares issuable upon exercise of this Warrant are changed into the same or a different number of shares of any class or classes or series of stock of the Issuer or other securities or property of the Issuer, whether by reorganization, recapitalization, reclassification or otherwise (other than a subdivision or combination of Shares or stock dividend provided for in Section 4 or a consolidation, merger or share exchange provided for in Section 5.01), then from and after each such event, subject to Section 12.02, the Holder(s) shall have the right to exercise the Warrant for the amount and kind of shares of stock and other securities and property receivable upon such reorganization, recapitalization, reclassification or other change by a holder of the number of Warrant Shares for which this Warrant would have been exercisable immediately prior to such reorganization, recapitalization, reclassification or change, subject to further adjustment as provided herein.

SECTION 6.               Notice to Holder.

6.01         Notice of Events Under Sections 4 or 5.  Whenever the number of Warrant Shares issuable upon exercise hereof or the Exercise Price shall be adjusted pursuant to Section 4 or otherwise changed pursuant to Section 5 hereof, the Issuer shall forthwith obtain a certificate signed by an officer or the controller of the Issuer, setting forth, in reasonable detail, the event requiring the adjustment or change and the method by which such adjustment or change was calculated and specifying the adjusted Exercise Price and total number of Warrant Shares (or other securities) issuable upon exercise of the Warrant, as adjusted or changed.  Upon request of any Holder, the Issuer shall promptly, and in any case within ten (10) days after the making of such request, cause a signed copy of such certificate to be delivered to such Holder in accordance with Section 14.02 hereof.  The Issuer shall keep at its office or agency, maintained for the purposes set forth in Section 14.01 hereof, copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Holder or any prospective Permitted Buyer of a Warrant designated by a Holder.  Failure to deliver any notice pursuant to this Section shall not affect the legality or validity of any adjustment or change that was to be the subject of such notice.

6.02         Notice of Certain Corporate Actions.  In case the Issuer shall propose to (a) pay any dividend to the holders of its Shares or to make any other distribution to the holders of its Shares (other than stock dividends of Shares), (b) offer to the holders of its Shares rights to subscribe for or to purchase any Shares or shares

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of stock of any class or any other securities or options, warrants or other rights to purchase any securities, (c) effect any reclassification of its Shares (other than a reclassification involving only the subdivision, or combination, of outstanding Shares), (d) effect any capital reorganization, (e) effect a Liquidation Event (or if the Board approves any Liquidation Event), (f) effect any registration of Shares under the Securities Act (whether for the account of the Issuer or for the account of any of its stockholders), (g) effect any Disposition Event (other than a Liquidation Event), or (h) take any action referred to in Sections 4 or 5, then, in each such case, the Issuer shall give to each Holder, in accordance with Section 14.02 hereof, a notice of such proposed action, to the extent, and at substantially the same time and provide substantially the same information as, provided to the holders of Common Stock in connection therewith.

SECTION 7.               Reservation and Authorization of Warrant Shares.

7.01         Reservation of Warrant Shares.  The Issuer shall at all times reserve and keep available for issue upon the exercise or conversion of the Warrants such number of its authorized but unissued (a) shares of Common Stock and (b) shares of Preferred Stock, in each case, as will be sufficient to permit the exercise in full of all outstanding Warrants pursuant to the terms of this Warrant, including Section 12.02 and any adjustment to the number of Warrant Shares issuable hereunder pursuant to Section 4.07 of this Warrant, and for the exchange of shares of Preferred Stock for shares of Common Stock, and, from time to time, will take all steps necessary to amend its Constituent Documents or pass resolutions to provide sufficient reserves of Warrant Shares.

7.02         Corporate Authorization of Adjustments.  Before or concurrently with taking any action that would result in an adjustment to the Exercise Price, the Issuer shall take any corporate action that is necessary in order that the Issuer may validly and legally issue fully paid and nonassessable shares of Common Stock or Preferred Stock free and clear of any Liens, other than (a) those Liens created by the Holder thereof, (b) restrictions under United States federal and state securities laws, and (c) with respect to the Initial Holder, any restrictions under the Investment Agreement, upon the exercise of all of the Warrants immediately after the taking of such action.

SECTION 8.               Reserved.

SECTION 9.               Expenses, Transfer Taxes and Other Charges.  The Issuer shall pay any and all expenses, transfer taxes and other charges, including all costs associated with the preparation, issue and delivery of stock or warrant certificates, that are incurred in respect of the issuance or delivery of shares of Common Stock or Preferred Stock, as applicable, upon exercise of this Warrant pursuant to Section 2 and Section 12.02 hereof, or in connection with any division or combination of Warrants pursuant to Sections 3, 4 or 5 hereof.  The Issuer shall not, however, be required to pay any tax which may be payable in respect of (a) the income, franchise or capital gain of any Holder, (b) any transfer involved in the issue and delivery of Warrant Shares in a name other than that in which this Warrant is registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Issuer the amount of any such tax, or has established, to the satisfaction of the Issuer, that such tax has been paid or (c) any transfer of the Warrant, and no transfer shall be made unless and until the Person requesting such transfer has been paid to the Issuer the amount of any such tax, or has established, to the satisfaction of the Issuer, that such tax has been paid.

SECTION 10.             No Impairment.  The Issuer will not, by amendment of its Constituent Documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder(s) of this Warrant against impairment.  Without limiting the generality of the foregoing, the Issuer (i) will not increase the par value of any Shares receivable on the exercise of this Warrant above the amount payable therefor on such exercise, and (ii) will take all such action as may be necessary or appropriate in order that the Issuer may validly and legally issue fully paid and non-assessable Shares on the exercise of this Warrant.

SECTION 11.             Registration Rights.  Following exercise of this Warrant, the Holder(s) will have certain rights relating to the registration of the shares of Common Stock issued upon exercise hereof at the times and in the manner specified in the Registration Rights Agreement.

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SECTION 12.             No Voting Rights.

12.01       No Holder by virtue of this Warrant shall be entitled to any voting or other rights as a stockholder of the Issuer or to be deemed the holder of Common Stock, nor shall anything contained herein be construed to confer upon any Holder any of the rights of a stockholder of the Issuer or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance or reclassification of shares, change of par value or change of shares to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings or to receive subscription rights, except to the extent otherwise provided in this Warrant and this Section 12.

12.02       Notwithstanding anything to the contrary in this Warrant or in any Exercise Notice delivered under Section 2.01, the Warrant Shares issuable upon exercise of this Warrant in accordance with Section 2.01 shall be as follows:

(a)               Common Stock shall be issuable in connection with any exercise of this Warrant by any Other Holder;

(b)               Except as set forth in Section 12.02(a), only Preferred Stock shall be issuable in connection with any other exercise of this Warrant.

SECTION 13.             Reserved.

SECTION 14.             Miscellaneous.

14.01       Office of Issuer.  So long as any of the Warrants remain outstanding, the Issuer shall maintain an office in the continental United States of America where the Warrants may be presented for exercise, transfer, division or combination as in this Warrant provided.  Such office shall be at 250 Park Avenue, 4th Floor, New York, NY 10177, unless and until the Issuer shall designate and maintain some other office for such purposes and give notice thereof to all Holders.

14.02       Notices Generally.  Any notices and other communications pursuant to the provisions hereof shall be sent in accordance with Section 9.2 of the Purchase Agreement.

14.03       Transferability.  The Initial Holder may transfer this Warrant at any time, in whole or in part, without the consent of the Issuer, (a) to any Affiliate of GECC, or (b) to any Person that is not an Affiliate of GECC; provided that any transfer under this Section 14.03(b) is made in compliance with the Securities Act and Section 3.

14.04       Amendments and Waivers.  Any term of this Warrant may be amended and the observance of any terms of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Issuer and the Holders at the time thereof.

14.05       Headings.  The headings contained in this Warrant are for reference purposes only and shall not affect in any way the meaning or interpretation of this Warrant.

14.06       Severability.  If any provision of this Warrant, or the application thereof to any person or circumstance, is invalid or unenforceable in any jurisdiction: (a) a substitute and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable in such jurisdiction, the intent and purpose of their invalid or unenforceable provision; and (b) the remainder of this Warrant and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability of such provision affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

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14.07       Governing Law; Waiver of Jury Trial.  THIS WARRANT (AND ANY CLAIMS OR DISPUTES ARISING OUT OF OR RELATED HERETO OR TO THE TRANSACTIONS CONTEMPLATED HEREBY OR TO THE INDUCEMENT OF ANY PARTY TO ENTER HEREIN, WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE AND WHETHER PREDICATED ON COMMON LAW, STATUTE OR OTHERWISE) SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CHOICE OF LAW RULES THAT WOULD APPLY THE LAWS OF ANY OTHER JURISDICTION. THE PARTIES HERETO EACH HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTERS (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

14.08       Limitation of Liability.  No provision hereof, in the absence of affirmative action by the Holder to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Exercise Price or as a stockholder of the Issuer, whether such liability is asserted by the Issuer, by any creditor of the Issuer or any other Person.

14.09       Replacement.  On receipt of evidence reasonably satisfactory to the Issuer of the loss, theft, destruction, or mutilation of this Warrant and, in the case of loss, theft, or destruction, on delivery of any indemnity agreement or bond reasonably satisfactory in form and amount to the Issuer or, in the case of mutilation, on surrender and cancellation of this Warrant, the Issuer at its expense will execute and deliver, in lieu of this Warrant, a new Warrant of like tenor.

14.10       Binding Effect.  This Warrant shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.  Nothing in this Warrant is intended or shall be construed to confer upon any person other than the parties hereto.

14.11       Remedies.  In the event of a breach of this Warrant, the Holder shall be entitled to injunctive relief and specific performance of its rights under this Warrant, in addition to all of its rights granted by Law, including recovery of damages.  The Issuer agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach of this Warrant by the Issuer and hereby waives any defense in any action for injunctive relief or specific performance that a remedy at Law would be adequate.

14.12       Dispute Resolution.

(a)               Except with respect to any request for equitable relief (including interim relief), any dispute, controversy or claim arising out of or relating to the transactions contemplated by this Warrant, or the validity, interpretation, breach or termination of this Warrant, including claims seeking redress or asserting rights under any Law (a “Dispute”), shall be resolved in accordance with the procedures set forth in this Section 14.12.  Until completion of such procedures, no party may take any action to force a resolution of a Dispute by any judicial or similar process, except to the limited extent necessary to (i) avoid expiration of a claim that might eventually be permitted by this Warrant or (ii) obtain equitable relief; provided, that the rights reserved in clause (i) of Section 14.12(a) may be exercised within three (3) months prior to the expiration of the applicable claim.

(b)               Any party hereto seeking resolution of a Dispute shall first serve on the other a notice (an “Escalation Notice”) specifying the details of the relevant Dispute and requiring that such Dispute be referred to the parties’ representatives set out in Schedule 5.2(b) of the Investment Agreement.  In the event that such parties’ representatives are unable to resolve such disagreement within fifteen (15) Business Days following the Escalation Notice, either party hereto may submit the Dispute for resolution by mediation pursuant to the International Institute for Conflict Prevention & Resolution Mediation Procedure as then in effect.  Mediation will continue for at least thirty (30) days from the date such mediation was commenced, unless the mediator chooses to withdraw sooner.

(c)               All offers of compromise or settlement among the parties in connection with the attempted resolution of any Dispute shall be deemed to have been delivered in furtherance of a Dispute settlement and shall be exempt from discovery and production and shall not be admissible in evidence (whether as an admission or otherwise) in any proceeding for the resolution of the Dispute.

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(d)               For the avoidance of doubt, the parties hereto agree that either of them may seek interim measures including injunctive relief in relation to the provisions of this Warrant or the parties’ performance of it from any New York Court.

14.13       Jurisdiction.

(a)               Each of the parties hereto agrees that if any Dispute is not resolved pursuant to the procedures set forth in Section 14.12, such Dispute shall be resolved only in the State Courts of the State of New York, New York County or the United States District Court located in the State of New York, New York County (the “New York Courts,” and each, a “New York Court”).  In that context, and without limiting the generality of the foregoing, each of the parties hereto by this Warrant irrevocably and unconditionally:

(b)               submits for itself and its property in any Action relating to this Warrant or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the New York Courts, and agrees that all claims in respect of any such Action shall be heard and determined in the New York Courts;

(c)               consents that any such Action may and shall be brought in the New York Courts and waives any objection that it may now or hereafter have to the venue or jurisdiction of any such Action in the New York Courts or that such Action was brought in an inconvenient court and agrees not to plead or claim the same;

(d)               agrees that service of process in any such Action may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address as provided in Section 14.02; and

(e)               agrees that nothing in this Agreement shall affect the right to effect service of process in any other manner permitted by the Laws of the State of New York.

14.14       Counterparts.  This Warrant may be executed in counterparts (including by facsimile or other electronic transmission), each of which shall be deemed an original and each of which shall constitute one and the same instrument.

[Signature page follows]

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IN WITNESS WHEREOF, the Issuer has duly executed this Warrant.

Dated: 2012

CIFC Corp.

By:
Name:
Title:

GE Capital Equity Investments, Inc.

By:
Name:
Title:

Signature Page to Warrant

ANNEX A
to
Warrant

CIFC CORP.

CERTIFICATE OF DESIGNATION OF
SERIES A CONVERTIBLE NON-VOTING PREFERRED STOCK

The undersigned, Robert C. Milton, III, the Secretary of CIFC Corp., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify that the following resolutions were duly adopted by the Board of Directors of the Corporation (the “Board of Directors”) on [•] [•], 2012 pursuant to Section 151(g) of the Delaware General Corporation Law (“DGCL”) and in accordance with the provisions of its Certificate of Incorporation, as amended, restated or otherwise modified through the date hereof (the “Certificate of Incorporation”):

WHEREAS, the Board of Directors may issue shares of the Corporation’s preferred stock, par value $0.001 per share (the “Preferred Stock”), from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board of Directors);

WHEREAS, the Board of Directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock, including without limitation authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing; and

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of Preferred Stock and the number of shares constituting such series.

NOW, THEREFORE, BE IT RESOLVED:

Section 1.                                            Designation, Amount and Par Value.  A series of Preferred Stock, designated the “Series A Convertible Non-Voting Preferred Stock” (“Series A Preferred Stock”), is hereby established.  The number of shares of Series A Preferred Stock that the Corporation has the authority to issue is 2,000,000.  Each such share shall have a par value of $0.001.  The Corporation shall not issue any shares of Series A Preferred Stock, except pursuant to (and in accordance with the terms of) the Warrant to Purchase Common Stock or Preferred Stock issued by the Corporation to GE Capital Equity Investments, Inc. on or about [            ], 2012 (the “Warrant”).

Section 2.                                            Rank.  The Series A Preferred Stock shall in all respects, including with respect to dividend rights and rights upon liquidation, dissolution or the winding up of the Corporation, rank on parity with all classes or series of shares of common stock, par value $0.001 per share, of the Corporation (“Common Stock”).

Section 3.                                            Dividends.  Dividends and other distributions (including, without limitation, (x) any grant or distribution of rights to subscribe for or purchase shares of capital stock or securities or indebtedness convertible into capital stock of the Corporation or (y) any redemption effected pro rata among all holders of Common Stock), payable in cash, securities or other property, shall be payable on Series A Preferred Stock equally, ratably and on a parity with such dividends and other distributions payable on Common Stock, as and when such dividends and other distributions are declared by the Board of Directors, as though Common Stock and Series A Preferred Stock were one and the same class; provided, that if (a) the dividends consist of Common Stock, the Corporation shall make available to each holder of Series A Preferred Stock dividends consisting of Series A Preferred Stock and (b) the dividends consist of voting securities of the Corporation other than Common Stock, the Corporation shall make available to each holder of Series A Preferred Stock dividends consisting of non-voting securities of the Corporation that are otherwise identical to such voting securities and that are convertible or exchangeable for such voting securities on the substantially similar terms as the Series A Preferred Stock is convertible into Common Stock; and provided, further, that unless the corresponding dividend or other distribution on the Series A Preferred Stock described in this Section 3 is declared, paid or set aside for payment concurrently with the dividend or other distribution on the Common Stock, the Corporation shall not declare, pay or set aside for payment any dividend or distribution on the Common Stock (including, without limitation, (x) any grant or distribution of rights to subscribe for or purchase shares of capital stock or securities or indebtedness convertible into capital stock of the Corporation or (y) any redemption effected pro rata among all holders of Common Stock).  Without limiting the generality of the foregoing, if the outstanding shares of Common Stock are split or subdivided into a greater number of shares of Common Stock, the Corporation shall declare a corresponding split or subdivision on the Series A Preferred Stock.  If the outstanding shares of Common Stock are combined into a smaller number of shares of Common Stock, the Company shall combine the Series A Preferred Stock accordingly.

Section 4.                                            Voting Rights.  The holders of Series A Preferred Stock shall not have the right to vote for the election of directors or for any other purpose, except as set forth in this Section 4.  With respect to all matters the holders of Series A Preferred Stock are entitled to vote on, each holder of Series A Preferred Stock shall be entitled to one vote per share.  With respect to any vote set forth in this Section 4, each share of Series A Preferred Stock shall entitle the holder thereof to cast that number of votes as is equal to the number of votes that such holder would be entitled to cast had such shares of Series A Preferred Stock converted into shares of Common Stock pursuant to Section 5 on the record date for determining the stockholders of the Corporation eligible to vote on any such matters.

4.1                                 So long as any shares of the Series A Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of Series A Preferred Stock, approve any amendment, alteration or repeal (including, without limitation, by way of merger, consolidation, operation of law, or otherwise) of any provision of this Certificate of Designation or the Certificate of Incorporation that would (i) increase or decrease the par value per share of Series A Preferred Stock or (ii) alter or change the powers, preferences or special rights of the shares of Series A Preferred Stock so as to affect them adversely; or

4.2                                 Except as provided in Section 4.3 below, so long as any shares of the Series A Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock, increase or decrease the aggregate number of authorized shares of Series A Preferred Stock.

4.3                                 Notwithstanding anything in 242(b)(2) of the DGCL or Section 4.2 to the contrary, (a) in the event that the number of shares of Series A Preferred issuable pursuant to the Warrant exceeds the number of shares of Series A Preferred Stock that are then authorized but not outstanding, the Corporation shall by resolution adopted in accordance with Section 151(g) of the DGCL increase the number of authorized shares of Series A Preferred Stock to a number equal to the total number of shares of Series A Preferred Stock then outstanding plus the total number of shares of Series A Preferred Stock then issuable upon exercise of the Warrant (a “Mandatory Increase”) and (b) the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock shall not be required to effect such Mandatory Increase.

Section 5.                                            Conversion.

5.1                                 Shares of Series A Preferred Stock shall not be convertible into shares of Common Stock, except upon any transfer of any shares of Series A Preferred Stock to any Person that is a Non-GE Holder.  Each share of Series A Preferred Stock transferred to any Non-GE Holder shall automatically convert, upon such transfer and without any further action on the part of any holder or the Corporation, into one share of Common Stock (a “Mandatory Conversion”).  For purposes of this Section 5, “Non-GE Holder” means any Person that is not (x) General Electric Capital Corporation (“GECC”) or (y) any Person whose equity interests in the Corporation must be aggregated with those of GECC for purposes of the Bank Holding Company Act of 1956, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time, and any other applicable Federal banking law, regulation or policy.

5.2                                 Concurrently with, and as a condition to, any transfer of any shares of Series A Preferred Stock to any Non-GE Holder (each such transfer, a “Qualified Transfer”), the transferor and transferee of any shares of Series A Preferred Stock in such Qualified Transfer shall provide the Corporation a written notice of such Qualified Transfer (a “Notice of Conversion”).  Such Notice of Conversion shall include: (a) a representation of such transferor that the transfer of such shares of Series A Preferred Stock is a Qualified Transfer; (b) the name in which shares of Common Stock to be issued upon such Mandatory Conversion should be registered; and (c) the manner in which certificates of Series A Preferred Stock held by such holder are to be surrendered for issuance of certificates representing shares of Common Stock.  No later than twenty (20) business days following delivery of the Notice of Conversion, with respect to any shares of Series A Preferred Stock as to which a Mandatory Conversion shall have occurred, the Corporation shall issue and deliver certificates representing shares of Common Stock to the holder thereof or such holder’s designee upon presentation and surrender of the certificate evidencing such Series A Preferred Stock to the Corporation and, if required, furnishing appropriate endorsements and transfer documents and the payment of all transfer and similar taxes, and, in the event that such conversion is with respect to some, but not all, of the shares of Series A Preferred Stock represented by the certificate surrendered, the Corporation shall issue and deliver a certificate or certificates representing the number of shares of Series A Preferred Stock that were not converted to Common Stock.

5.3                                 Shares of Series A Preferred Stock converted pursuant this Section 5 will resume the status of authorized and unissued preferred stock, undesignated as to series and available for future issuance, provided, that any shares of Series A Preferred Stock so converted shall not be reissued as shares of Series A Preferred Stock.  All shares of Common Stock delivered upon conversion of Series A Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable.

5.4                                 The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of effecting conversions pursuant to this Section 5, the full number of shares of Common Stock from time to time issuable upon the conversion of all shares of Series A Preferred Stock then outstanding and entitled to convert and shall take all such action and obtain all such permits or orders as may be necessary to enable the Corporation lawfully to issue such shares upon any such conversion.

Section 6.                                            Liquidation Rights.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Series A Preferred Stock shall be entitled to share equally, ratably and on a parity with the holders of Common Stock, as though Common Stock and Series A Preferred Stock were one and the same class.

Section 7.                                            Redemption Rights.  Except as provided in Section 3, the Series A Preferred Stock shall not be redeemable.

Section 8.                                            Legend.  Each certificate for shares of Series A Preferred Stock shall bear a legend that substantially describes the terms of a Mandatory Conversion set forth in Section 5.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be duly executed in its name and on its behalf on this      day of                           , 2012.

CIFC CORP.

By:
	Name:	Robert C. Milton, III
	Title:	Secretary

Signature Page to Certificate of Designations

ANNEX B
to
Warrant

FORM OF EXERCISE

(To be executed by the registered holder hereof)

The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of [                              ] shares of [Common Stock][Preferred Stock] of CIFC Corp., and herewith makes payment therefor, all on the terms and conditions specified in this Warrant, and, subject to Section 12.02 of the Warrant, requests that (i) certificates and/or other instruments covering such shares of [Common Stock][Preferred Stock] be issued in accordance with the instructions given below and (ii) if such shares of [Common Stock][Preferred Stock] shall not include all of the Warrant Shares to which the Holder is entitled under this Warrant, that a new Warrant of like tenor and date for the unpurchased balance of Warrant Shares issuable hereunder be delivered to the undersigned.

Dated:

(Signature of Registered Holder)

Instructions for issuance and
registration of shares of [Common Stock][Preferred Stock]:

Name of Registered Holder
(please print)

Social Security or other Identifying
Number:

Please deliver certificate to the following address:

Street

City, State and Zip Code

ANNEX C
to
Warrant

FORM OF ASSIGNMENT

(To be executed by the registered holder hereof)

FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the assignee named below all the rights of the undersigned under this Warrant with respect to the number of Warrant Shares covered thereby set forth hereinbelow:

Name of Assignee	Address	Number of Warrant Shares

Dated:

Signature of Registered Holder

Name of Registered Holder
(Please Print)

Witness: